                                                                   EXHIBIT 4.3

                                 LOAN AGREEMENT


                                 by and between


                           CATELLUS FINANCE 1, L.L.C.,
                      a Delaware limited liability company



                                       and



                   PRUDENTIAL MORTGAGE CAPITAL COMPANY, INC.,
                             a Delaware corporation


                          Dated as of October 26, 1998

                                TABLE OF CONTENTS

                                                                           Page

ARTICLE I             DEFINITIONS............................................1


         1.1      Defined Terms..............................................1


         1.2      Exhibits and Schedules Incorporated........................7


ARTICLE II            LOAN...................................................7


         2.1      Loan.......................................................7


         2.2      Interest Rate; Payment of Interest.........................7


         2.3      Loan Documents.............................................7


         2.4      Closing Date...............................................7


         2.5      Anticipated Repayment Date.................................7


         2.6      Maturity Date..............................................7


         2.7      Full Repayment and Reconveyance............................7


         2.8      Limitation on Borrower's Liability.........................7


         2.9      Prepayment.................................................8


         2.10     Defeasance.................................................8


         2.11     Assignment and Assumption of Interest in Borrower;
                  Transfer of Properties.....................................8


         2.12     Substitution of Properties.................................9


         2.13     Build to Suit Properties..................................13


         2.14     Letters of Credit - Leasing...............................14


         2.15     Expansion Rights..........................................15


         2.16     GATX-Woodridge Property...................................17


ARTICLE III           CONDITIONS OF LENDER'S OBLIGATION TO FUND LOAN........19


         3.1      Conditions Precedent......................................19


                  (a)      Representations and Warranties True at Closing...19

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                                TABLE OF CONTENTS
                                   (continued)
                                                                          Page

                  (b)      No Default or Event of Default...................19


                  (c)      Performance......................................19


                  (d)      Loan Documents...................................19


                  (e)      Zoning Compliance; Certificates of Compliance....19


                  (f)      Hazardous Materials..............................19


                  (g)      Property Inspection and Report...................20


                  (h)      Earthquake Report................................20


                  (i)      Title Insurance..................................20


                  (j)      Survey...........................................20


                  (k)      UCC-3 Certificate; Litigation and Bankruptcy
                           Searches.........................................21


                  (l)      Documents........................................21


                  (m)      Insurance........................................21


                  (n)      Appraisal........................................21


                  (o)      Consents.........................................21


                  (p)      Financial Statements.............................21


                  (q)      Payment of Fees and Expenses.....................21


                  (r)      Leases...........................................21


                  (s)      Management Agreements............................22


                  (t)      Cash Management Agreement........................22


                  (u)      Reserve Accounts.................................22


                  (v)      Enforceability Opinions of Borrower's Counsel....22


                  (w)      Bankruptcy Nonconsolidation Opinion..............23


                  (x)      No Material Adverse Change.......................23


                  (y)      [Intentionally Deleted]..........................23

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                                TABLE OF CONTENTS
                                   (continued)
                                                                          Page

                  (z)      Funding of Deposits..............................24


ARTICLE IV            INSURANCE.............................................24


         4.1      Insurance.................................................24


ARTICLE V             REPRESENTATIONS AND WARRANTIES........................27


         5.1      Warranties of Borrower....................................27


                  (a)      Organization and Existence.......................27


                  (b)      Authorization....................................28


                  (c)      Valid Execution and Delivery.....................28


                  (d)      Enforceability...................................28


                  (e)      No Defenses......................................28


                  (f)      Defense of Usury.................................28


                  (g)      No Conflict/Violation of Law.....................28


                  (h)      Compliance with Applicable Laws and Regulations..28


                  (i)      Consents Obtained................................29


                  (j)      No Litigation....................................29


                  (k)      Title............................................29


                  (l)      Permitted Exceptions.............................30


                  (m)      First Lien.......................................30


                  (n)      ERISA............................................30


                  (o)      Contingent Liabilities...........................30


                  (p)      No Other Obligations.............................30

                  (q)      Fraudulent Conveyance............................30


                  (r)      Investment Company Act...........................31


                  (s)      Access/Utilities.................................31

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                                TABLE OF CONTENTS
                                   (continued)
                                                                          Page

                  (t)      Taxes Paid.......................................31


                  (u)      Single Tax Lot...................................31


                  (v)      Special Assessments..............................31


                  (w)      Flood Zone.......................................31


                  (x)      Seismic Exposure.................................31


                  (y)      Misstatements of Fact............................32


                  (z)      Condition of Improvements........................32


                  (aa)     No Insolvency or Judgment........................32


                  (bb)     No Condemnation..................................32


                  (cc)     No Labor or Materialmen Claims...................32


                  (dd)     No Purchase Options..............................32


                  (ee)     Leases...........................................33


                  (ff)     Appraisal........................................33


                  (gg)     Boundary Lines...................................33


                  (hh)     Survey...........................................34


                  (ii)     Forfeiture.......................................34


                  (jj)     No Broker........................................34


                  (kk)     Conviction of Criminal Acts......................34


                  (ll)     Security Agreement...............................34


                  (mm)     Homestead........................................34


ARTICLE VI            ENVIRONMENTAL LAWS AND HAZARDOUS SUBSTANCES...........34


         6.1      Representations and Warranties............................34


         6.2      Notice of Violations Under Environmental Laws.............36


         6.3      Transportation of Hazardous Substances....................36

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                                TABLE OF CONTENTS
                                   (continued)
                                                                          Page

         6.4      Compliance with Environmental Laws........................36


         6.5      Notice to Lender..........................................36

         6.6      Indemnification...........................................37


         6.7      Hazardous Substances Audit................................38


         6.8      Maintenance Program.......................................38


         6.9      Existing Remediation and Monitoring Programs..............39


ARTICLE VII           ADDITIONAL REPRESENTATIONS AND WARRANTIES AND
                      COVENANTS OF BORROWER.................................39


         7.1      Expenses..................................................39


         7.2      Compliance with Loan Documents............................39


         7.3 Representations, Warranties and Covenants with Respect to Indebtedness, Operations and Fundamental Changes
                  of Borrower; Maintenance of Separate Existence............39


         7.4      Payment of Taxes..........................................42


         7.5      Litigation................................................42


         7.6      Indemnification of Lender.................................42


         7.7      Change in Position........................................43


         7.9      Further Assurances........................................43


         7.10     Assignment................................................43


         7.11     Management Agreements.....................................43


ARTICLE VIII          REPORTING COVENANTS...................................44


         8.1      Financial Statements and Books and Records................44


         8.2      Representations and Warranties............................45


ARTICLE IX            CASH MANAGEMENT AGREEMENT; RESERVE AND IMPOUND
                      ACCOUNTS..............................................45


         9.1      Cash Management Agreement.................................45

                                TABLE OF CONTENTS
                                   (continued)
                                                                          Page

         9.2      Tax and Insurance Impound Account.........................45


         9.3      Repair and Remediation Reserve............................46


         9.4      Replacement Reserve; Tenant Improvements and Leasing
                  Commissions Reserve.......................................48


         9.5      Environmental Reserve.....................................50


         9.6      Prepaid Rent Reserve......................................51


         9.7      Interest Payable by Lender................................51


         9.8      Pledge of Security Interest in Impound and Reserve
                  Accounts..................................................51


ARTICLE X             DEFAULTS AND REMEDIES.................................53


         10.1     Events of Default.........................................53


         10.2     Acceleration Upon Event of Default; Remedies..............55


         10.3     Further Remedies..........................................55


         10.4     Repayment of Funds Advanced...............................55


         10.5     Rights Cumulative, No Waiver..............................55


ARTICLE XI            MISCELLANEOUS PROVISIONS..............................56


         11.1     No Third Parties Benefited................................56


         11.2     Notices...................................................56

         11.3     Payment of Costs; Reimbursement to Lender.................56


         11.4     Relationship of Parties...................................57


         11.5     Delay Outside Lender's Control............................58


         11.6     Attorneys' Fees...........................................58


         11.7     Loan Sales and Securitization; Disclosure of Information..58


         11.8     Certain Rights of Lender..................................59


         11.9     Waiver; Discontinuance of Proceedings.....................59


         11.10    Application of the Proceeds of the Note...................59

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                                TABLE OF CONTENTS
                                   (continued)
                                                                          Page

         11.11    Tax Service...............................................60


         11.12    Severability..............................................60


         11.13    Heirs, Successors and Assigns.............................60


         11.14    Time......................................................60


         11.15    Headings..................................................60


         11.16    Governing Law.............................................60


         11.17    Consent to Jurisdiction...................................61


         11.18    Integration: Interpretation...............................61


         11.19    Joint and Several Liability...............................61


         11.20    Counterparts..............................................61


         11.21    Advertising...............................................61


         11.22    Maximum Interest..........................................61


         11.23    WAIVER OF RIGHT TO TRIAL BY JURY..........................62


EXHIBIT A - LIST OF PROPERTIES..............................................A-1


EXHIBIT B - FORM OF PROMISSORY NOTE.........................................B-1


EXHIBIT C - DOCUMENTS C-1


EXHIBIT D - FORM OF CERTIFICATION...........................................D-1


EXHIBIT E - FORM OF TENANT ESTOPPEL.........................................E-1


EXHIBIT F - FORM OF SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT...........F-1


EXHIBIT G  Legal Description of GATX-Woodridge Property.....................G-1


SCHEDULE 1  FAIR MARKET VALUES, NOI AND ALLOCATED LOAN AMOUNTS..............S1-1


SCHEDULE 2  MAJOR TENANTS/LEASES............................................S2-1


SCHEDULE 3  Reserve Calculations for Cash Management Periods................S3-1

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                                TABLE OF CONTENTS
                                   (continued)
                                                                          Page

Schedule 4 Deferred Maintenance.............................................S4-1


SCHEDULE 5.1(w)  Flood Zones...........................................S5.1(w)-1


SCHEDULE 5.1(ee)(ii)  Lease Defaults..............................S5.1(ee)(ii)-1


SCHEDULE 5.1(ee)(iii)  Rent Paid More than 30 Days in Advance....S5.1(ee)(iii)-1


SCHEDULE 5.1(ee)(v)  Tenants Not in Occupancy.................. ...S5.1(ee)(v)-1


SCHEDULE 5.1(ee)(ix)  Tenant Affiliated Leases.....................S5.(ee)(ix)-1

                                                                     EXHIBIT 4.3

                               LOAN AGREEMENT

         THIS LOAN AGREEMENT (this "Agreement") is executed as of October 26, 1998, by and between CATELLUS FINANCE 1, L.L.C., a Delaware limited liability company ("Borrower") and PRUDENTIAL MORTGAGE CAPITAL COMPANY, INC., a Delaware corporation ("Lender").

                                  RECITALS

         A. Borrower is the owner in fee simple of certain real properties (collectively, the "Land") and all present and future improvements thereon (but with respect to certain ground leased properties, Borrower's interest to the improvements may be limited to a conditional future interest) (collectively, the "Improvements") more particularly described in Exhibit A hereto (the Land and the Improvements are collectively referred to as the "Properties").


         B. Borrower has applied to Lender for a loan to be made to Borrower and to be secured by the Properties and Lender is willing to make the loan to Borrower upon the terms and conditions hereinafter set forth and in full reliance upon the representations, warranties and covenants made by Borrower in this Agreement.


         NOW, THEREFORE, Borrower and Lender in consideration of the mutual covenants hereinafter set forth and intending to be legally bound hereby agree as follows:

                                  ARTICLE I

                                 DEFINITIONS

         1.1 Defined Terms. The following capitalized terms generally used in this Agreement shall have the meanings defined or referenced below. Certain other capitalized terms used only in specific Sections of this Agreement are defined in such Sections.

         "Agreement" means this Loan Agreement as hereafter amended, supplemented, replaced, modified or amended and restated from time to time.

         "Allocated Loan Amount" means the principal amount of the Loan allocated by Lender as Lender shall determine as to each individual Property included within the Property Pool and as set forth on Schedule 1 attached hereto, as revised from time to time to reflect any Properties added pursuant to a Substitution.

         "Anticipated Repayment Date" means the date set forth in Section 2.5 of this Agreement.

         "Bankruptcy Code" means the Bankruptcy Reform Act of 1978 (11 USC ss. 101-1330) as hereinafter amended or recodified.

         "Borrower" means Catellus Finance 1, L.L.C., a Delaware limited liability company.

         "Business Day" shall mean any day other than a Saturday, Sunday, legal holiday or other day on which commercial banks in California or New York are authorized or required by law to close. All references in this Agreement to a "day" or a "date" shall be to a calendar day unless specifically referenced as a Business Day.

         "Cash Management Agreement" means that certain Cash Management Agreement of even date herewith executed by and among Borrower, Lender, and Manager.

         "Closing Date" means the date Lender releases or authorizes the escrow to release the Loan proceeds to Borrower.

         "Collateral" means all of the personal property collateral as described in the Mortgages.

         "Construction Letters of Credit" has the meaning given to such term in
Section 2.13 of this Agreement.

         "DCR" means Duff & Phelps Credit Rating Co.

         "Default" means an event or circumstance which with the passage of time or the giving of notice or both, would constitute an Event of Default.

         "Default Interest Rate" has the meaning given to such term in Section
1.07 of the Note.

         "Defeasance Period" has the meaning given to such term in Section 1.03 of the Note.

         "DSCR" means the ratio of the Underwritten Net Cash Flow to annual debt service on the Loan, as determined by the Lender.

         "Environmental Indemnity Agreement" means that certain Hazardous Substances Indemnity Agreement of even date herewith executed by Borrower and Guarantor, for the benefit of Lender.

         "Environmental Laws" has the meaning given to such term in Section 6.1 of this Agreement.

         "Environmental Reports" has the meaning given to such terms in Section
6.1 of this Agreement.

         "Event of Default" has the meaning given to such term in Section 10.1 of this Agreement.

         "Extended Term Rate" has the meaning given to such term in Section 4.03(b) of the Note.

         "FMV" means the appraised value of a Property, from time to time, as determined by a current third-party MAI appraisal reasonably satisfactory to Lender. Such MAI appraisal must be dated no more than six (6) months prior to the applicable FMV determination date and must be prepared by Cushman & Wakefield or other nationally recognized appraisal company.

         "Governmental Authority" means any domestic or foreign national, state or local government, any political subdivision thereof, any department, agency, authority or bureau of any of the foregoing, or any other entity lawfully exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including the Federal Deposit Insurance Corporation, the Federal Reserve Board, the Comptroller of the Currency, any central bank or any comparable authority.


         "Governmental Rule" means any law, rule, regulation, ordinance, order, code interpretation, judgment, decree, directive, guidelines, policy or similar form of decision of any Governmental Authority.


         "Gross Income" means all income actually received pursuant to any Lease, except security deposits, rents paid more than thirty (30) days in advance and not ratably allocable to the period under measurement, interest income and refunds.


         "Ground Leased Properties" means Properties owned in fee simple by Borrower and leased by Borrower to a tenant pursuant to a ground lease as more particularly identified on Exhibit A attached hereto.


         "Guarantor" means Catellus Development Corporation, a Delaware corporation.


         "Hazardous Substances" has the meaning given to such term in Section
6.1 of this Agreement.


         "Impound Account" has the meaning given to such term in Section 9.2 of this Agreement.


         "Improvements" means all the improvements as described in the Mortgages.


         "Indemnity and Guaranty Agreement" means that certain Indemnity and Guaranty Agreement dated of even date herewith executed by Guarantor in favor of Lender.


         "Independent Director" has the meaning given to such term in Section 7.3(x) of this Agreement.


         "Initial Term Interest Rate" has the meaning given to such term in
Section 4.03(c) of the Note.


         "Leases" has the meaning given to such term in Section 3.1(r) of this Agreement.


         "Lender" means Prudential Mortgage Capital Company, Inc., a Delaware corporation, its successors and/or assigns, including, but not limited to, a trustee for certificateholders in connection with a Securitization, which trustee would thereupon be a "Lender" for purposes of this Agreement.


         "Lender's Office" means (a) initially, Lender's office located at 100 Mulberry Street, Gateway Center Four, 9th Floor, Newark, New Jersey 07102-4069,
Attention: Shane Tucker, SVP, and (b) subsequently, such other office designated as such in writing by Lender to Borrower.

         "Loan" means the principal sum that Lender agrees to lend and Borrower agrees to borrow pursuant to the terms and conditions of this Agreement and the Loan Documents, which amount is THREE HUNDRED SEVENTY-THREE MILLION AND 00/100THS DOLLARS ($373,000,000.00), and as evidenced by the Note.


         "Loan Commitment" means the Loan Commitment dated August 28, 1998, executed by Lender and accepted by Borrower and Guarantor on August 28, 1998.


         "Loan Documents" means those documents, as hereafter amended, supplemented, replaced, modified or amended and restated, properly executed and in recordable form, if necessary, listed in Exhibit C as Loan Documents (and solely for purposes of Borrower's and Guarantor's representations and warranties contained herein and, as applicable, in the Other Related Documents), and any other documents evidencing or securing the Loan (excluding the Other Related Documents except as provided above).


         "Lock-out Period" has the meaning given to such term in Section 1.02(a) of the Note.


         "Management Agreements" has the meaning given to such term in Section 3.1(s) of this Agreement.


         "Manager" has the meaning given to such term in Section 3.1(s) of this Agreement.


         "Major Tenants" has the meaning given to such term in Section 3.1(r) of this Agreement.


         "Maturity Date" means November 11, 2028.


         "Minimum Coverage Ratio" has the meaning given to such term in Section
9.1 of this Agreement.


         "Monthly Payment Amount" has the meaning given to such term in Section 1.01(b) of the Note.


         "Moody's" means Moody's Investors Service, Inc.

         "Mortgages" means those Mortgages, Assignment of Leases and Rents, Security Agreement and Fixture Filing of even date herewith executed by Borrower, as mortgagor, for the benefit of Lender, as mortgagee, and those Deeds of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing of even date herewith executed by Borrower, as trustor, for the benefit of Lender, as beneficiary, encumbering the Properties, as hereafter amended, supplemented, replaced, modified or amended and restated.


         "Net Cash Flow" has the meaning given to such term in the Cash Management Agreement.


         "NOI" means, except as otherwise provided in the last paragraph of
Section 2.12 below, the annual Gross Income realized from ongoing and continuing operations for a given Property or Properties, as applicable, for the twelve
(12) month period prior to the Closing Date or such other applicable twelve (12) month period, as reasonably determined by Lender, less all necessary and ordinary operating expenses (both fixed and variable) for such twelve (12) month period, including, without limitation, utilities, administrative, cleaning, landscaping, security, repairs and maintenance, ground rent payments, management fees (computed at the higher of the actual management fees or at 3 1/2% of Gross Income), replacement reserves, real estate and other taxes, assessments and insurance, but excluding any deduction for federal, state and other income taxes, debt service expenses (except for assessment bonds), depreciation or amortization of capital expenditures, and other similar non-cash items. For purposes of determining NOI, ordinary operating expenses which have been prepaid will nonetheless be treated as a cost to be incurred. Documentation and calculation of NOI shall be certified by an officer of Borrower and shall be reasonably satisfactory to Lender.

         "Note" means that certain Promissory Note of even date herewith and in the form of Exhibit B to this Agreement, in the original principal amount of the Loan, executed by Borrower in favor of Lender, as hereafter amended, supplemented, replaced, modified or amended and restated.


         "Other Related Documents" means those documents, as hereafter amended, supplemented, replaced, modified or amended and restated, properly executed and in recordable form, if necessary, listed in Exhibit C as Other Related Documents.


         "Payment Date" has the meaning given to such term in Section 1.01(b) of the Note.


         "Permitted Exceptions" has the meaning given to such term in Section 3.1(i) of this Agreement.


         "Permitted Investments" has the meaning given to such term in the Cash Management Agreement.


         "Person" shall mean any individual, sole proprietorship, partnership, limited liability partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, entity, party or government (whether territorial, national, federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).


         "Properties" means the Properties described in Exhibit A (excluding as of the date hereof the Gillette Property and the GATX-Stockton Property as such terms are defined in Section 2.13 of this Agreement until such time as such Properties are included under the Mortgages, together with the Improvements thereon and such other real properties as may from time to time be added in the Property Pool.


         "Property" means any one of the Properties in the Property Pool from time to time.


         "Property Condition Report" has the meaning given to such term in
Section 3.1(g) of this Agreement.


         "Property Pool" shall mean all of the Properties from time to time serving as security for the Loan.

         "Prudential" means Prudential Mortgage Capital Company, Inc., a Delaware corporation, and/or any affiliated or related entity.


         "Rating Agencies" means the nationally recognized statistical rating organizations from time to time rating the securities issued in connection with the Securitization of the Loan or any portion thereof, which are expected to be Moody's and DCR. Requirements of the Rating Agencies under this Agreement shall be deemed to mean the requirements of Moody's and DCR or such other Rating Agency, as applicable.


         "Rating Confirmation," with respect to the matter in question, shall mean that as a condition thereto the Rating Agencies shall have confirmed in writing that (i) such investment, replacement or action shall not result, in and of itself, in a reduction, withdrawal or qualification of any rating then assigned to any outstanding securities (if the Securitization has occurred), or
(ii) such investment, replacement or action would not result, in and of itself, in a reduction, withdrawal or qualification of any rating for proposed securities then under consideration by the Rating Agencies (if the Securitization has not yet occurred); provided that if the Securitization has not taken (or as certified by Lender, will not take) the form of a transaction rated by the Rating Agencies, then "Rating Confirmation" shall instead mean that the matter in question shall be subject to the prior approval of the Lender, which approval shall not be unreasonably withheld or delayed unless otherwise provided.


         "Replaced Properties" has the meaning given to such term in Section
2.12 of this Agreement.


         "Replacement Reserve" has the meaning given to such term in Section 9.4(a) of this Agreement.


         "Reserves" has the meaning given to such term in Section 9.8 of this Agreement.


         "Secured Obligations" has the meaning given to such term in the Mortgages.


         "Securitization" has the meaning given to such term in Section 11.7 of this Agreement.


         "Substitute Property" has the meaning given to such term in Section
2.12 of this Agreement.


         "Substitution" has the meaning given to such term in Section 2.12 of this Agreement.


         "TI/LC Reserve" has the meaning given to such term in Section 9.4(b) of this Agreement.


         "Title Policies" has the meaning given to such term in Section 3.1(i) of this Agreement.


         "Underwritten Net Cash Flow" means aggregate NOI from the Property or the Properties less deductions for normalized capital expenditures and capital expenditures reserves (but without duplication of replacement reserves as described in the NOI definition), tenant improvement costs and leasing commissions, and any reserves established with respect thereto.

Underwritten Net Cash Flow shall be determined by Lender pursuant to its customary practices and consistently applied for "CMBS" loans similar to the Loan.

         "Yield Maintenance Charge" has the meaning given to such term in
Section 1.02(c) of the Note.


         1.2 Exhibits and Schedules Incorporated. All exhibits and schedules attached hereto, are hereby incorporated into this Agreement.


                                   ARTICLE II

                                      LOAN


         2.1 Loan. By and subject to the terms of this Agreement, Lender agrees to lend and Borrower agrees to borrow the principal sum of THREE HUNDRED SEVENTY-THREE MILLION AND 00/100THS DOLLARS ($373,000,000.00), said sum to be evidenced by the Note. The Note shall be secured by, among other things, the Mortgages and the Cash Management Agreement.


         2.2 Interest Rate; Payment of Interest. Borrower shall pay interest on the principal balance of the Loan outstanding from time to time under the Note at the rate and in accordance with the terms set forth in the Note.


         2.3 Loan Documents. Borrower shall deliver to Lender concurrently with this Agreement each of the Loan Documents, properly executed and in recordable form, as applicable.


         2.4 Closing Date. The date of this Agreement and of the other Loan Documents is for reference purposes only. The delivery and transfer to Lender of the security under the Loan Documents and of Borrower's and Lender's obligations under the Loan Documents shall be effective on the Closing Date.


         2.5 Anticipated Repayment Date. The Anticipated Repayment Date of the Loan shall be November 11, 2008.


         2.6 Maturity Date. On the Maturity Date, all outstanding principal, together with all accrued and unpaid interest and all other sums due and owing under the Note and under this Agreement and the other Loan Documents shall be repaid in full. All payments due under this Agreement at the Maturity Date shall be paid in immediately available funds.


         2.7 Full Repayment and Reconveyance. Upon receipt of all sums owing and outstanding under the Loan, Lender shall cause the Properties and the related Collateral to be released from the lien of the Mortgages and the other Loan Documents; provided, however, that Lender shall have received all escrow, closing and recording costs, the costs of preparing and delivering such reconveyance and any sums then due and payable under the Loan Documents.

         2.8 Limitation on Borrower's Liability. Borrower shall have no personal liability for the repayment of the Loan or performance under the Loan Documents except as expressly provided in Section 1.05 of the Note, which provisions are incorporated herein by reference.


         2.9 Prepayment. Borrower may not prepay the Loan in whole or in part except as otherwise expressly provided in the Note.


         2.10 Defeasance. Borrower may cause all or a portion of the Properties to be released from the lien of the Mortgages in accordance with the provisions of Section 1.03 of the Note.


         2.11 Assignment and Assumption of Interest in Borrower; Transfer of Properties. The obligations of Borrower under this Agreement and the other Loan Documents may not be assigned by Borrower or assumed by any third party. The receipt of loan payments, the cashing of such payment checks, or such similar acts by Lender shall not constitute a waiver of this prohibition. None of the Properties, nor any direct or indirect interest therein, nor in Borrower, may be transferred, except that, as long as no Default or Event of Default has occurred and is continuing, there shall be a one-time right to transfer 100% of the beneficial interest in Borrower (the "REIT Transfer") to a REIT (the "REIT Transferee"), provided that and immediately subsequent to such transfer, the REIT Transferee shall have a book value net worth of no less than $150,000,000.00 or a market value equity of no less than $150,000,000.00 as reasonably determined by Lender based on asset values established by third-party MAI appraisals of the Properties acceptable to Lender in its reasonable discretion less all existing liabilities and debts of the REIT Transferee, and Guarantor shall reaffirm (and shall not be released from) its guarantor obligations and liabilities under any guaranty or indemnity agreement executed by Guarantor in connection with the Loan and the REIT Transferee executes new guaranty and indemnity agreements substantially in the form of the Other Related Documents. In addition, the following conditions to the REIT Transfer must be satisfied: (a) Guarantor owns at least 51% of the economic interest in the REIT Transferee at the time of the REIT Transfer and the REIT Transferee is managed and controlled directly or indirectly by Guarantor and shall continue to be so owned, managed and controlled, (b) Guarantor expressly covenants in writing that so long as any part of the Loan remains outstanding it shall continue to own at least 51% of the economic interest in the REIT Transferee and shall continue to manage and directly or indirectly control the REIT Transferee, (c) at the time of the REIT Transfer, the Loan shall have a ratio of (i) aggregate NOI from the Properties for the prior twelve (12) month period (adjusted by Lender to the extent Lender reasonably determines that such aggregate NOI will not continue for the next twelve (12) months) to (ii) annual debt service on the Loan, of no less than 1.65:1.00 and Lender reasonably believes that the loan-to-value ratio of the Loan is no higher than 72.5%, and (d) the Rating Agencies are provided with an opinion of counsel acceptable to the Rating Agencies (or to Lender if the Loan has not been securitized) providing that as a result of such transfer, Borrower remains a single-purpose, bankruptcy remote entity. Borrower shall also deliver such other documents, certificates and opinions as required by the Rating Agencies or the Lender, including, but not limited to, a non-consolidation opinion acceptable to the Rating Agencies and Lender. In addition to a $100,000 (the "Base Review Fee") non-refundable processing fee for the REIT Transfer and for any transfer requiring Lender's consent or Rating Confirmation, Borrower shall pay (in addition to the Base Review Fee, where applicable) the fees and expenses relating to the review and processing of all transfers (other than incidental share transfers in Guarantor), including, but not limited to, the reasonable costs of Lender's outside legal counsel and Rating Agency fees, cost and expenses (including, without limitation, legal expenses). Whether or not the proposed transfer is approved, Lender will retain the Base Review Fee and Borrower shall remain liable for all other fees and expenses. Following such a permitted assumption of the Loan, Borrower or the approved assignee shall have no further right to assign the Loan.

Notwithstanding the foregoing, transfers of shareholder interests in Guarantor shall be permitted unless such transfer causes a "Change of Control" in which case, prior to Securitization, Lender's prior written consent shall be required (which may include consideration of the impact such transfer will have on the Rating Agencies review, analysis and concerns in connection with a Securitization) and, after the Securitization, Lender shall require a Rating Confirmation and it shall be a further pre-condition to the transfer that causes a Change in Control that Prudential (so long as Prudential holds a majority of the face value of the securities issued in connection with the Securitization) provides its prior written consent. Borrower acknowledges and agrees that Prudential's decision to approve or disapprove of any transfer shall be in Prudential's sole and absolute discretion. For purposes of this Section 2.11, a
                                                                ------------
"Change of Control" shall be deemed to occur in the event that any one or more of the following events shall occur: (a) more than 45% of the legal or beneficial voting shareholder interests in Guarantor are acquired in one transfer or over time, in related transfers to or at the direction of one or more affiliated Persons or their designees, (b) during any consecutive eighteen
(18) month period, individuals who at the beginning of such period constituted the board of directors of Guarantor (together with any new directors whose election to such board of directors or whose nomination for election was made or approved by a vote of the majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of Guarantor then in office, or
(c) the stockholders of Guarantor approve a merger or consolidation (unless Guarantor is the surviving entity) or liquidation, dissolution or the sale of substantially all of Guarantor's assets.


The failure to obtain Lender's prior written consent to any transfer where Lender's prior written consent is required hereunder shall give Lender the right, at Lender's sole option, to declare an Event of Default, to accelerate the Loan and to declare the Loan immediately due and payable.


         2.12 Substitution of Properties. From and after the date twelve (12) months after the Closing Date, Borrower from time to time (not to exceed six (6) occasions) may offer to Lender as collateral for the Loan (a "Substitution") one or more substitute properties (each, a "Substitute Property" and, collectively, "Substitute Properties"; each Substitute Property to be considered a Property for all purposes of this Agreement) as replacements for Properties ("Replaced Properties"), subject to there then being no Default or Event of Default (excepting non-monetary defaults relating solely to the Replaced Property, including, but not limited to, a breach of one or more representations or warranties, but not excepting any default relating to financial statements or their delivery or representations or warranties in respect thereof) and subject further to the satisfaction of all the conditions set forth below with respect to each Substitution and to Borrower making the representations and warranties in Section 5.1 hereof as to each Substitute Property and to Borrower satisfying the closing conditions of Section 3.1 hereof as to each Substitute Property. Any proposed Substitution shall be submitted by Borrower to Lender in writing, together with copies of all reports and other due diligence materials necessary to enable

Lender to ascertain compliance with the conditions below, at least ninety (90) days prior to the proposed date of Substitution. No Substitute Property may qualify as a Replaced Property and, after giving effect to the Substitution, no Property may share its tax parcel with any property not secured by the applicable Mortgage. No Property may be substituted if it includes property which is needed to comply with a tenant's expansion right from an adjoining Property onto such Property unless all of the Properties related to the tenant's expansion right are contemporaneously substituted.


                  (a) For each Substitution, the Substitute Property or Substitute Properties must have an aggregate NOI of not less than the greater of
(i) the aggregate NOI of the Replaced Property or Properties as of the Closing Date as set forth on Schedule 1 attached hereto, and (ii) the aggregate NOI of the Replaced Property or Replaced Properties for the immediately preceding 12 month period;


                  (b) For each Substitution, the Substitute Property or Substitute Properties must have an aggregate FMV of not less than the greater of
(i) the FMV of the Replaced Property or Replaced Properties as of the Closing Date as set forth on Schedule 1 attached hereto, and (ii) the FMV of the Replaced Property or Replaced Properties immediately prior to the Substitution;


                  (c) As evidenced by estoppel certificates reasonably acceptable to Lender and the Rating Agencies, all tenants in each Substitute Property that lease more than 20,000 s.f. (or whose rent constitute greater than thirty percent (30%) of the Gross Income for the Substitute Property) must be occupying their space, open for business and paying rent (after any free rent, credit or rent abatement periods) and not in arrears more than 30 days, and all free rent or rental grace periods shall have expired, and the tenants shall not be in bankruptcy (provided, however, the impact of any tenant not qualifying under this subparagraph (c) would be the disqualification of the income associated with that tenant for purposes of calculating NOI, or establishing FMV for the affected Substitute Property, not the elimination of the property as a potential Substitute Property);


                  (d) With respect to each Substitute Property, leases affecting at least 90% of the net rentable area must have average remaining terms of five
(5) years or more, as of the date of Substitution;


                  (e) Borrower must hold fee title to the Substitute Properties and the Substitute Properties must be free of all encumbrances, easements and other title exceptions (except those expressly permitted by Lender in its reasonable discretion);


                  (f) Borrower must continue to be a bankruptcy-remote single purpose entity and, immediately prior to each such Substitution, Borrower shall deliver bankruptcy (including, but not necessarily limited to, non-consolidation) and other legal opinions as reasonably required by Lender;


                  (g) Borrower must deliver an environmental report for each Substitute Property in form, findings and substance acceptable to Lender in its reasonable discretion and the Rating Agencies;

                  (h) Borrower must (i) deliver to Lender and the Rating Agencies an engineering report (including, but not limited to, analysis of seismic risk for any Substitute Property situated in a seismic zone, and which analysis must show that the Substitute Property does not have a probable maximum loss percentage that exceeds the probable maximum loss percentage of the Replaced Property and in no event shall such Substitute Property have a probable maximum loss of more than 15%) in form, findings and substance acceptable to Lender and the Rating Agencies in their reasonable discretion, and (ii) deposit 125% of estimated deferred maintenance cost (if any) into a reserve account with Lender where the estimated cost of such deferred maintenance exceeds $100,000 per Substitute Property;


                  (i) Each Substitute Property must comply with all title, land use, legal, environmental and insurance requirements provided in the Loan Documents, and Lender must receive title insurance, surveys, casualty insurance, and other due diligence items, all acceptable to Lender in its reasonable discretion; and with respect to the remaining Properties encumbered by the applicable Mortgage, Borrower shall provide Lender with title insurance endorsements reasonably acceptable to Lender to the effect that such release will not impair the priority of such Mortgage on the remaining Properties encumbered by the Mortgage;


                  (j) After giving effect to the Substitution, not more than sixty (60%) percent of the rentable square footage of the Property Pool would be located in Los Angeles, Riverside, San Bernardino and Orange Counties in California;


                  (k) The Rating Agencies must have confirmed in writing that such Substitution would not result in a downgrade, qualification, or withdrawal of the ratings of the securities issued pursuant to any Securitization. Except as provided in Subsection 2.12 (m) and Section 2.15 below, however, Rating Agency confirmation shall not be so required if all of the following conditions are satisfied:


                      (i) The Replaced Property's Allocated Loan Amount is not among that of the top ten (10) Properties ranked by Allocated Loan Amount as set forth on Schedule 1 attached hereto;


                      (ii) The Allocated Loan Amount of the Replaced Property is less than five percent (5%) of the then-current principal amount of the Loan immediately preceding the proposed Substitution; and


                      (iii) After giving effect to the proposed Substitution, the aggregate Allocated Loan Amount for all Substitute Properties substituted since the Closing Date is less than 15% of the original principal amount of the Loan for all Properties as of the Closing Date.


If the Substitution is to occur prior to the Securitization, the Substitution is subject to Lender's prior written consent. Borrower acknowledges and agrees that Lender's decision to approve or disapprove of any Substitution shall be in Lender's reasonable discretion, which may include consideration of the impact such Substitution will have on the Rating Agencies review, analysis and concerns in connection with a Securitization.


                  (l) The Substitute Property must be income producing and developed property and similar in quality, nature and property type to the Replaced Property ("Like for

Like") (except for the Property at 224 South Michigan Avenue, Chicago, Illinois and the Properties known as Home Depot, Pak N' Save and Kmart, all located in Emeryville, California (identified as Properties numbered 67, 69, 70 and 71, respectively, on Exhibit A attached hereto) for which Substitute Properties may be either industrial, office (except office Properties may not be substituted for retail Properties), research & development or grocery anchored retail properties);


                  (m) Notwithstanding the "Like for Like" provisions of Subsection 2.12 (l), above, up to 30% of the Allocated Loan Amounts of the Ground Leased Properties and the "credit tenant properties" (i.e., those Properties substantially leased to a tenant whose credit is rated BBB- or better by one of the Rating Agencies) may be replaced by other Substitute Properties, provided in all such Substitutions (i.e., notwithstanding any provision in the Loan Documents to the contrary), Rating Confirmation is obtained.


                  (n) Borrower shall deliver certain other closing documents as may be described in the applicable private placement memorandum or other disclosure documents and shall execute required Loan Documents (including, but not limited to, such mortgages, deeds of trust, and UCC-1 financing statements as may be necessary to encumber the Substitute Properties in a manner consistent with the other Properties in the Property Pool) and revisions thereto and to deliver other documents, opinions and certificates reasonably required by Lender;


                  (o) At the time of each Substitution request, Borrower shall pay a non-refundable Substitution servicing fee of $15,000 per building per Substitute Property;


                  (p) Upon giving effect to the Substitution, the aggregate Allocated Loan Amount of the Replaced Properties as of the Closing Date shall not exceed thirty percent (30%) of the principal amount of the Loan as of the Closing Date; and


                  (q) After giving effect to the Substitution, and unless Rating Confirmation is otherwise obtained, there shall remain in the Property Pool a minimum total of at least ninety-five (95) Properties less the number of Properties which were released pursuant to a Partial Defeasance in accordance with Section 1.03 of the Note.


                  (r) Borrower shall deliver to Lender and the Rating Agencies an opinion of counsel for Borrower or Lender, at Borrower's expense, in form and substance and delivered by counsel reasonably satisfactory to Lender and the Rating Agencies, that the Substitution will not cause the Trust (as defined in the Note) to (i) fail to qualify as a "real estate mortgage investment conduit" (a "REMIC"), within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended from time to time or any successor statute (the "Code"), or
(ii) be subject to any "prohibited transaction" tax as defined in Section 860F of the Code.


Borrower shall pay all fees, costs and expenses, including, but not limited to, legal fees, incurred by Lender and the Rating Agencies, in connection with the matters set forth in this Section 2.12.
                          ------------

For purposes of this Section 2.12, the definition of NOI as set forth in Section
                                                                         -------
1.1 above, shall be used, except that (x) the applicable twelve (12) month
---
period referred to in said definition shall be the twelve (12) month period prior to the Substitution and (y) stabilized occupancy, as reasonably determined by Lender, shall be assumed for the purposes of calculating operating expenses.


With respect to any Substitution, no more than two (2) Replaced Properties may be substituted for any one (1) Substitute Property unless Rating Confirmation is obtained. In the event that the Substitution involves one (1) Replaced Property for one (1) Substitute Property, the Substitute Property shall be assigned the Allocated Loan Amount of the Replaced Property. In the event that the Substitution involves more Replaced Properties than Substitute Properties, or more Substitute Properties than Replaced Properties, than the total Allocated Loan Amounts of the Replaced Properties shall be reallocated proportionately among the Substitute Properties based on the FMV of the Substitute Properties at the time of Substitution and as adjusted by Lender in its reasonable discretion based on DSCR of the Substitute Properties.


Notwithstanding anything in this Section 2.12, Section 2.15 or Section 2.16 to the contrary, in determining whether the conditions for a Substitution or a Release, as applicable, have been satisfied under this Section 2.12 (or under Section 3.1 to the extent incorporated herein), Section 2.15, or under Section 2.16, if at the time the Substitution or Release occurs the Loan is held by a REMIC or by an entity that qualifies for treatment as a "grantor trust" under the Code, all conditions contained herein (or under Section 3.1 to the extent incorporated herein), Section 2.15 or under Section 2.16, which provide for the exercise of discretion by the Lender (i.e., by requiring that documents or other items be "reasonably acceptable to the Lender" or "acceptable to the Lender in its reasonable discretion" or "acceptable to Lender in its sole discretion", or through use of words with similar import) shall be construed as permitting the Lender to reject a document or other item only if such document or other item fails to satisfy generally-applicable underwriting standards for securitized commercial mortgage loans, determined at the time such Substitution or Release occurs.


         2.13 Build to Suit Properties. With respect to each of the Gillette build-to-suit property in Romeoville, Illinois (identified as Property #54 on Exhibit A attached hereto and herein the "Gillette Property") and the GATX property in Stockton, California (identified as Property #52 on Exhibit A attached hereto and herein the "GATX-Stockton Property"), Borrower shall provide to Lender on the Closing Date, irrevocable, unconditional letters of credit in the amount of $16,400,000 for the Gillette Property (the "Gillette Letter of Credit") and $13,600,000 for the GATX-Stockton Property (the "GATX-Stockton Letter of Credit" and together with the Gillette Letter of Credit, the "Construction Letters of Credit"), which Construction Letters of Credit must be from an issuer, must have an account party and expiry date (which must provide that, prior to its expiration from time to time, it shall be automatically extended for another term if the Return Conditions have not yet been satisfied at such time), and in all other respects must be in form and substance, acceptable to Lender and the Rating Agencies. Without limiting the foregoing, the issuer of the Construction Letters of Credit as well as the Leasing Letters of Credit (as defined below) must be and continue to be from issuers rated at least "A" by DCR and at least "Aa2" by Moody's, or, if not rated by DCR and Moody's, correspondingly by at least two (2) Rating Agencies, or otherwise acceptable to DCR and Moody's. If there is no Event of Default, and provided the following conditions (including there being no Event of Default, the "Return Conditions") are satisfied prior to December 31, 1999 or, with respect to the Gillette Letter of Credit, prior to March 31, 2000 (the "Return Dates") in the event the tenant under the Gillette Property lease exercises its option to have the additional improvements constructed pursuant to

Section 18 of the lease on the Gillette Property, the applicable
Construction Letter of Credit shall be returned upon (a) completion of construction related to such respective property, as evidenced by a certificate of occupancy acceptable to Lender, (b) acceptance and occupancy of the respective property by the tenants thereof, (c) commencement of rent payments by the tenants (after the expiration of any free rent, credit or grace period), (d) receipt of an estoppel certificate and, if requested by Lender, a subordination, non-disturbance agreement, from the tenants thereof in form and substance reasonably acceptable to Lender, (e) Lender obtaining a valid first mortgage lien on the respective property which would be cross-defaulted and cross-collateralized with the other Properties in the Property Pool, (f) title to the respective property shall be vested in Borrower, (g) title insurance endorsements and other reasonable evidence that all streets and roads reasonably necessary for access to and full use, occupancy and operation of the respective property have been completed, have been dedicated and accepted by the appropriate municipal authority and are open and available, and (h) delivery to Lender of acceptable title insurance (which shall provide, among other things, affirmative coverage as to mechanics' liens and that such property does not share its tax parcel with any other property), survey, property insurance, legal opinions and such other certificates, opinions and documents reasonably requested by Lender, including, but not limited to, third party engineering, environmental and MAI appraisals (if not previously delivered), and payment to Lender and the Rating Agencies of all fees, costs and expenses (including, but not limited to, legal fees and expenses) incurred by Lender and the Rating Agencies in respect of the matters set forth in this Section. In the event the Return Conditions are not or will not be satisfied as to either or both of the respective properties on or prior to the respective Return Date, Borrower shall have the option to make a Substitution with respect to the applicable property in accordance with Section 2.12 above to the same extent as if the applicable property were in the Property Pool, and such Substitution shall reduce the number of remaining Substitutions available to Borrower accordingly. A Substitution exercised pursuant to this Section shall require Rating Confirmation. Borrower must exercise such option by providing written notice to Lender at least one-hundred (100) days prior to the applicable Return Date. If Borrower fails to timely exercise its Substitution option or fails to fully satisfy all of the requirements for a Substitution in accordance with Section
2.12 above after exercising its option at least ten (10) Business Days prior to the applicable Return Date, Borrower shall make a partial prepayment of the Loan in an amount equal to: (i) 125% of the Allocated Loan Amount for the applicable Properties, plus (ii) a Yield Maintenance Charge (as defined in the Note). If Borrower fails to make such prepayment prior to the applicable Return Date, Lender shall be entitled to draw on the respective Construction Letter of Credit and apply the proceeds thereof to the Loan and to the Yield Maintenance Charge. Borrower agrees that in the event the amount of a Construction Letter of Credit is insufficient to satisfy the amount due in connection with such partial prepayment as set forth in clauses (i) and (ii) above, Borrower shall immediately pay to Lender additional funds to satisfy such shortfall. If the letters of credit described in Sections 2.13 and 2.14 are not extended, Lender may draw upon them to avoid their expiration. Similarly, the letters of credit described in Sections 2.13 and 2.14 may be drawn upon in the event that the requisite issuer ratings as hereinabove set forth are not maintained and the letters of credit described in Sections 2.13 and 2.14 are not promptly replaced after written notice from Lender (with replacements acceptable to Lender and the Rating Agencies).

         2.14 Letters of Credit - Leasing . With respect to each of the Union City, California property located at 2900 Faber Street (identified as Property #5 on Exhibit A attached hereto and herein the "Union City Property") and the Tustin, California property (identified as Property #44 on Exhibit A attached hereto and herein the "Tustin Property"), Borrower shall provide to Lender on the Closing Date, irrevocable, unconditional letters of credit in the amount of $2,500,000 for the Union City Property (the "Union City Letter of Credit") and $1,100,000 for the Tustin Property (the "Tustin Letter of Credit" and together with the Union City Letter of Credit, the "Leasing Letters of Credit"), which Leasing Letters of Credit must be from an issuer, must have an account party and expiry date, and in all other respects must be in form and substance, acceptable to Lender and the Rating Agencies. Each Leasing Letter of Credit must have a term of no less than twelve (12) months, and must provide that prior to its expiration it shall be automatically extended for one or more terms of another twelve (12) months each if the Leasing Return Conditions have not yet been satisfied at such time. If there is no Event of Default, and provided the following conditions (including there being no Event of Default, the "Leasing Return Conditions") are satisfied prior to March 1, 2000 or, if Borrower, at Lender's option, is required to extend the terms of either or both Leasing Letters of Credit for an additional term of twelve (12) months, prior to March 1, 2001 (as applicable, the "Leasing Return Dates"), provided that all of the Leasing Return Conditions shall have been satisfied prior to such extended date, the applicable Leasing Letter of Credit shall be returned upon (a) the leasing to unaffiliated third parties of no less than ninety percent (90%) of the space at the respective Property, with a lease term of no less than five (5) years (taking into account termination options, if any), and at rents no less than the then prevailing market rental rate for the area in which the Property is situated, (b) acceptance and occupancy of the respective Property by the tenants thereof, (c) commencement of rent payments by the tenants (after the expiration of any free rent, credit or grace period), (d) receipt of an estoppel certificate from the tenants thereof in form and substance reasonably acceptable to Lender and the Rating Agencies, and (e) payment to Lender and the Rating Agencies of all fees, costs and expenses (including, but not limited to, legal fees and expenses) incurred by Lender and the Rating Agencies in respect of the matters set forth in this Section. In the event the Leasing Return Conditions are not or will not be satisfied as to either or both of the respective Properties on or prior to the Leasing Return Date, Borrower shall have the option to make a Substitution with respect to the applicable property subject to and in accordance with Section 2.12 above and such Substitution shall reduce the number of remaining Substitutions available to Borrower accordingly. Borrower must exercise such option by providing written notice to Lender at least one-hundred (100) days prior to the applicable Leasing Return Date. If Borrower fails to exercise its Substitution option or fails to fully satisfy all of the requirements for a Substitution in accordance with
Section 2.12 above after exercising its option at least ten (10) Business Days prior to the applicable Leasing Return Date, Borrower shall make a partial prepayment of the Loan in an amount equal to: (i) 125% of the Allocated Loan Amount for the applicable Properties, plus (ii) a Yield Maintenance Charge (as defined in the Note). If Borrower fails to make such prepayment prior to the applicable Leasing Return Date, Lender shall be entitled to draw on the respective Leasing Letter of Credit and apply the proceeds thereof to the Loan and to the Yield Maintenance Charge. Borrower agrees that in the event the amount of a Leasing Letter of Credit is insufficient to satisfy the amount due in connection with such partial prepayment as set forth in clauses (i) and (ii) above, Borrower shall immediately pay to Lender additional funds to satisfy such shortfall.

         2.15     Expansion Rights.

                  (a) If any tenant under a Lease exercises its option as presently set forth in its lease to lease additional land and/or improvements (the "Expansion Land" and the portion of each of such Properties excluding the Expansion Land is hereinafter the "Remaining Property") presently constituting a portion of any of those Properties designated on Exhibit A hereto as IL1970104 (Gillette/IL), CA0712430 (Pepsi/Ontario, CA), CA0010612 (Office Depot/Fremont, CA) and IL1970335 (GATX/IL) (collectively, the "Expansion Properties") and to have Borrower construct thereon additional improvements (such improvements being hereinafter referred to as the "Expansion Improvements", and the Expansion Land and the Expansion Improvements being hereinafter referred to as the "Expansion Premises"), Borrower shall have the right, exercised by written notice to Lender, to have the Expansion Premises considered Substitute Properties and to have Properties designated by Borrower released from the Property Pool as if such Properties were Replaced Properties (subject to the limitations, exceptions and conditions set forth below in this Section 2.15(a) and Section 2.12 above) provided (i) no Event of Default exists as of the date of the Substitution, (ii) the Expansion Improvements have been completed as evidenced by a certificate of occupancy reasonably acceptable to Lender, (iii) the Expansion Improvements have been accepted and occupied by the tenant thereof, (iv) commencement of rent payments by the tenant (after the expiration of any free rent, credit or grace period) has occurred, (v) Lender has received an estoppel certificate from the tenant thereof in form and substance reasonably acceptable to Lender, (vi) title to the Expansion Improvements shall be vested in Borrower, (vii) Borrower delivers to Lender title insurance endorsements or other evidence reasonably acceptable to Lender that all mechanics and materialmen have been paid in connection with the construction and that no mechanics' liens exist with respect to the Expansion Premises and (viii) Lender shall have received a Rating Confirmation in respect of the Substitution involving the Expansion Premises. Borrower shall have the right to exercise the option granted in this Section with respect to the Expansion Premises of one or more tenants in a single Substitution; provided, however, that all Substitutions under this Section shall reduce the number of remaining Substitutions available to Borrower accordingly. The terms and conditions for Substitution set forth in Section 2.12 hereof shall apply with respect to Substitutions applicable to Expansion Premises. Determination of NOI and FMV, and the allocation thereof as between the Expansion Premises and the balance of the Property of which the Expansion Premises are a part, shall be made by Lender exercising reasonable discretion.

                  (b) If any tenant with the option to lease Expansion Land waives its option, or the option is otherwise terminated or expires, which waiver, termination or expiration is evidenced by a tenant estoppel reasonably acceptable to Lender, Borrower shall have the right, exercised by written notice to Lender, to have the Expansion Land considered a potential Replaced Property and to have such Expansion Land designated by Borrower released from the Property Pool as if such Expansion Land was a Replaced Property (subject to the limitations, exceptions and conditions set forth below in this Section 2.15(b), 2.15(c) below and Section 2.12 above) provided (i) no Event of Default exists as of the date of the Substitution, (ii) Lender shall have received a Rating Confirmation in respect of the Substitution involving the Expansion Land, and
(iii) Section 2.12(l) shall not be applicable; however, the Substitute Properties must be income producing industrial, office/research and development or grocery anchored retail properties. Borrower shall have the right to exercise the option granted in this Section with respect to the Expansion Land of one or more tenants in a single Substitution; provided, however, that all Substitutions under this Section shall reduce the number of remaining Substitutions available to Borrower accordingly. The terms and conditions for Substitution set forth in
Section 2.12 hereof shall apply with respect to Substitutions applicable to Expansion Land. Determination of NOI, FMV and the Allocated Loan Amount, and the allocation thereof as between the Expansion Land and the balance of the Property of which the Expansion Land is a part, shall be made by Lender exercising reasonable discretion.


                  (c) The Remaining Property and/or Borrower shall be in compliance with the following as an additional condition precedent to Substitutions applicable to Expansion Land:


                      (i) The Remaining Property shall comply with all applicable zoning, land use and similar laws, rules, regulations and ordinances of all Governmental Authorities having or claiming jurisdiction thereover, and all other applicable laws, with each such determination assuming the separate ownership and operation of the Remaining Property;

                      (ii) Borrower must provide evidence reasonably acceptable to Lender that (1) all zoning and subdivision approvals of Governmental Authorities having jurisdiction as necessary to create legally identifiable tracts of real property, and separate tax and zoning lots for all real property taxes, have been granted in respect of the Remaining Property; and
(2) from and after the Substitution of the Replaced Property, no acts relating to development, further subdivision, construction or use on the Replaced Property can affect in any respect the compliance of the Remaining Property with all Governmental Rules;

                      (iii) Borrower must provide evidence reasonably satisfactory to Lender that, following any such Substitution, the Remaining Property shall have available to it all necessary utility and other services for the development, use, occupancy and operation of the Remaining Property, and adequate, free, unimpeded and unencumbered access for pedestrian and vehicular ingress and egress onto all adjacent public roads;

                      (iv) Borrower must provide Lender with an updated survey of the Remaining Property, reasonably satisfactory to Lender, prepared by a registered land surveyor for the state in which the Remaining Property is located, and certified to the Lender, its successors and assigns, and the title insurer in form reasonably acceptable to Lender, containing metes and bounds legal descriptions of the Remaining Property;

                      (v) Borrower provides Lender with an opinion of counsel reasonably satisfactory to Lender, which opinion shall be in form and substance reasonably satisfactory to Lender, or other evidence reasonably satisfactory to Lender, that the lien of the applicable Mortgage is and continues to constitute a valid lien on the Remaining Property; and

                      (vi) Borrower shall procure from the title insurer insuring the lien of the Mortgages an endorsement to Lender's title insurance policy reasonably acceptable to Lender which shall provide, inter alia, that the lien and priority of the applicable Mortgage on the Remaining Property shall be unaffected as a result of the release of the Replaced Property.

         2.16 GATX-Woodridge Property. Upon satisfaction of the following terms and conditions, Lender shall release from the Mortgages (the "Release") that certain parcel (the "Outparcel") consisting of a portion of the Property known as the GATX-Woodridge Property (identified as Property #53 on Exhibit A hereto), which Outparcel is further described on Exhibit G hereto:

                  (a) The Outparcel is not required to be included within the GATX-Woodridge Property for purposes of any Governmental Rule or necessary or appropriate to satisfy or facilitate the requirements or terms of any Lease;


                  (b) The Outparcel is simultaneously with the Release being transferred (the "Conveyance") to a third party, including, without limitation, Guarantor;


                  (c) Borrower shall have given to Lender a written request for the Release accompanied by all evidence, information and other items required by this Section, not less than sixty (60) days prior to the desired Release date;


                  (d) Each of the Outparcel and the remaining portion of the GATX-Woodridge Property (the "Remaining GATX-Woodridge Property"), including, but not limited to, all improvements thereon, and the Release and the Conveyance shall be in compliance with all applicable zoning, land use and other Governmental Rules of all Governmental Authorities, with each assuming that the result of the Conveyance is the separate ownership and operation of the Outparcel and the Remaining GATX-Woodridge Property (collectively, the "GATX Properties");


                  (e) Following the Release the Remaining GATX-Woodridge Property will retain the Allocated Loan Amount of the GATX-Woodridge Property;


                  (f) Borrower provides Lender with evidence reasonably acceptable to Lender that (i) all zoning and subdivision approvals of Governmental Authorities have been granted so that each of the GATX Properties constitute separate legal and real estate tax parcels and lots, and (ii) from and after the Release, no acts relating to development, subdivision, construction or use on the Outparcel can affect in any respect the compliance of the Remaining GATX-Woodridge Property with all applicable Governmental Rules;


                  (g) Borrower provides evidence reasonably satisfactory to Lender that, following the Release, the Remaining GATX-Woodridge Property shall have available to it all necessary utility and other services for the development, use, occupancy and operation of the Remaining GATX-Woodridge Property, and adequate, free, unimpeded and unencumbered access for pedestrian and vehicular ingress and egress onto all adjacent public roads at such locations as are reasonably necessary for the development, use, occupancy and operation of the Remaining GATX-Woodridge Property;


                  (h) Borrower provides Lender with an updated survey of the Remaining GATX-Woodridge Property reasonably satisfactory to Lender, prepared by a registered Illinois land surveyor and certified to Lender, its successors and assigns, and the title insurer in form reasonably acceptable to Lender, containing (i) only such encroachments, exceptions and state of facts as are (A) set forth in the Title Policy insuring the applicable Mortgage or (B) approved by Lender in writing in its reasonable discretion; and (ii) metes and bounds legal descriptions of each of the Outparcel and the Remaining GATX-Woodridge Property;


                  (i) Borrower shall procure from the Title Company insuring the lien of the applicable Mortgage an endorsement to Lender's title insurance policy reasonably acceptable to Lender which shall provide, inter alia, that the lien and priority of the applicable Mortgage on the

Remaining GATX-Woodridge Property shall be unaffected as a result of the Release of the Outparcel and continues to constitute a valid first lien, together with such other matters as Lender shall reasonably require;

                  (j)      No Event of Default exists under the Loan Documents;
and


                  (k) Borrower pays all of Lender's fees and expenses (including, without limitation, attorneys' fees and expenses) incurred in connection with the Release of such Outparcel.


                                   ARTICLE III

                 CONDITIONS OF LENDER'S OBLIGATION TO FUND LOAN


         3.1 Conditions Precedent. Lender's obligation to fund the Loan hereunder is subject to the fulfillment to Lender's satisfaction of each of the following conditions precedent:


             (a) Representations and Warranties True at Closing. The representations and warranties contained in Article V of this Agreement or otherwise made by or on behalf of Borrower in any of the Loan Documents or in any certificate, written statement or other writing given in connection with the Loan (including, but not limited to, all financial and operating statements), taken as a whole, shall be true and correct on and as of the Closing Date with the same effect as if made at such time.


             (b) No Default or Event of Default. There shall exist no Default or Event of Default, as defined in this Agreement.


             (c) Performance. Borrower shall have performed and complied with all agreements and conditions contained herein required to be performed and complied with by Borrower prior to or on the Closing Date.


             (d) Loan Documents. Lender shall have received all Loan
Documents, Other Related Documents, instruments, policies, and forms of evidence or other materials required or requested by Lender under the terms of this Agreement or any of the Loan Documents.


             (e) Zoning Compliance; Certificates of Compliance. Borrower shall have delivered to Lender, and Lender shall have received and approved the following items: (i) zoning compliance letters from the proper zoning authority or other evidence reasonably acceptable to Lender as to each Property's compliance with zoning or use restriction laws; and (ii) copies of a certificate of occupancy acceptable to Lender and such other evidence of completion reasonably acceptable to Lender in accordance with the applicable building laws pertaining to each Property.


             (f) Hazardous Materials. With respect to each of the Properties, Lender shall have received a Phase I environmental assessment report and such other additional reports (including, without limitation, a Phase II environmental assessment report) requested by Lender based on the findings of the Phase I environmental assessment report from a licensed engineer acceptable to Lender, all in form and substance satisfactory to Lender in its sole discretion.

                  (g) Property Inspection and Report. Lender shall have received and approved from a professional building inspector acceptable to Lender, reports (the "Property Condition Report") stating that each of the Properties is structurally sound and is in good order and repair, and setting forth recommendations of remedial repairs, capital improvements and replacements which should be undertaken.


                  (h) Earthquake Report. Lender shall have received and approved from licensed engineers acceptable to Lender, reports with respect to the Properties designated by Lender stating the maximum probable loss to such Property resulting from seismic events. The reports should include, but shall not be limited to, a soil analysis, structural analysis, and soil-structure interaction analysis, proximity to known faults and seismic history.


                  (i) Title Insurance. Borrower shall have delivered to Lender surveys acceptable to Lender and lender's A.L.T.A. extended coverage policies of title insurance with Form 1 coverage, together with such endorsements and reinsurance as required by Lender (such policies, endorsements and reinsurance being hereinafter referred to as the "Title Policies"), in the amount of the Loan and issued by First American Title Insurance Company (the "Title Company"), fully paid and in form and substance reasonably satisfactory to Lender, insuring that Borrower is the owner of the Properties in fee simple, and that the Mortgages are valid first liens on the Properties in favor of Lender, free and clear of all liens, encumbrances and exceptions to title whatsoever, other than
(i) current real property taxes not delinquent, and (ii) such exceptions to title which appear in the final Title Policies accepted by Lender in connection with the closing of the Loan (excepting therefrom all pre-printed and/or standard exceptions) or as are otherwise approved in writing by Lender (collectively, the "Permitted Exceptions"). The Title Policies shall effect full coverage against losses arising out of encroachments on boundary, setback lines or easements, against losses from existing mechanics' or materialmen's liens and subsequent mechanics' and materialmen's liens which may gain priority over the Mortgages and against such other losses with respect to which Lender may request coverage, and shall be issued without any creditors' rights exception, general survey exception, or general exception as to rights of parties in possession. The title insurance policy shall include, in addition to all coverages required by Lender after review of title matters, the following endorsements (if available in the jurisdiction of the Property) or coverages: ALTA Form 9 comprehensive endorsements; ALTA Form 3.1 zoning completed structure (with parking) endorsement; omission of creditors' rights exclusion; damage to improvements situated on easements (similar to CLTA 103.1 and 103.3); access endorsement (similar to CLTA Form 103.7); contiguity endorsement (similar to CLTA Form 116.4), Aggregation Endorsement (ALTA Form 12), First Loss Endorsement, and where appropriate; separate tax lot endorsement; survey reading, and land same as survey endorsement (similar to CLTA Form 116.1); Subdivision Map Act (CLTA 116.7); usury endorsement; variable rate loan endorsement; mechanic's lien coverage; gap coverage; tie-in coverage, a waiver of arbitration; and such other endorsements as Lender may require.


                  (j) Survey. Borrower shall have furnished to Lender four (4) copies of a survey with respect to each of the Properties (i) prepared and dated not more than two (2) months prior to the Closing Date by a registered surveyor reasonably satisfactory to Lender, (ii) certified as correct and otherwise meeting the detailed survey requirements set forth in Attachment 2 of the Loan Commitment, and (iii) sufficient to allow the Title Company to issue the Title Policy without a general survey exception.

                  (k) UCC-3 Certificate; Litigation and Bankruptcy Searches. Lender shall have received a Certificate(s) of the Secretary of State of each state in which the Properties are located responding to a UCC-3 Request(s) for Information and certifying that there is not on file with the Secretary of State's Office any effective financing statements, statements of assignments, federal or state tax liens, attachment liens or other security interests perfectible by the filing of a UCC-1 financing statement with respect to Borrower, Guarantor, the Collateral or the Properties. Lender shall also have received litigation and bankruptcy searches with respect to Borrower and Guarantor in each county in which any of the Properties are located as Lender shall require.


                  (l) Documents. Lender shall have received from Borrower, such certificates, opinions and other documents as Lender may reasonably request and as are consistent with the provisions of this Agreement and the other Loan Documents, including, but not limited to, documents evidencing the organization, existence and authority of Borrower and Guarantor, and the authority of the persons executing this Agreement and the other Loan Documents to execute the same for and on behalf of Borrower and Guarantor.


                  (m) Insurance. Borrower shall have delivered to Lender an original ACORD 27 (Evidence of Property Insurance) and an ACORD 25 (Certificate of Insurance) or other Lender approved equivalent listing all coverages and policies of insurance for the Properties as required by Article IV of this Agreement.


                  (n) Appraisal. Lender shall have received a third-party MAI appraisal of each of the Properties satisfactory to Lender in its sole discretion.


                  (o) Consents. Borrower shall have furnished to Lender evidence reasonably satisfactory to Lender establishing that Borrower has obtained or will apply for in a timely manner and in the ordinary course of business all consents, permits and approvals from any and all Governmental Authorities having jurisdiction over Borrower and/or the Properties, which are required in connection with the Properties.


                  (p) Financial Statements. Lender shall have received originally signed and dated, audited annual financial statements for Guarantor dated as of December 31, 1997 and unaudited monthly financial statements for Guarantor dated as of September 30, 1998.


                  (q) Payment of Fees and Expenses. Borrower shall have paid to Lender on or before the Closing Date all fees and the expenses required by Lender in connection with the Loan as provided in the Loan Commitment.


                  (r) Leases. Borrower shall have provided Lender with copies of all leases, concessions, licenses, occupancy agreements, and the like in effect with respect to the Properties (the "Leases"), and any amendments and lease guarantees thereto, and a schedule (certified by Borrower to be complete and correct) setting forth the income, rents, prepaid rentals, security deposits, guarantees or evidence of security or guarantee paid or given in connection therewith, expiration dates, extension options and all other information pertaining to such leases as Lender shall require. Borrower shall cause all tenants, concessionaires, licensees, occupants, and the like to provide estoppel certificates and, if required by Lender, shall obtain lease subordination/attornment agreements (which certificates and agreements shall be in form and substance acceptable to Lender in its sole discretion). Borrower and Guarantor shall have exercised (i) their best commercially reasonable efforts to cause to be provided to Lender estoppel certificates (in the form set forth as Exhibit E hereto and made a part hereof) acceptable to Lender from all tenants in respect of the Properties, and (ii) in any event, cause to be provided to Lender and the Rating Agencies estoppel certificates acceptable to Lender and the Rating Agencies in respect of the leased premises set forth on Schedule 2 attached hereto and made a part hereof (collectively, the "Major Tenants") and from tenants other than the Major Tenants which represent at least seventy percent (70%) of the rentable improved square footage (exclusive of the square footage attributable to the Major Tenants). Notwithstanding the foregoing, in connection with that certain Property located in Chicago, Illinois (identified as Property #67 on Exhibit A), Borrower shall deliver estoppels from Tenants representing not less than 50% of the net rentable space of such Property. With respect to all remaining tenants, Borrower shall furnish an estoppel for such tenants' occupancy. In addition, Borrower and Guarantor shall have exercised their best commercially reasonable efforts to cause to be provided to Lender Subordination, Non-Disturbance and Attornment Agreements in the form set forth as Exhibit F attached hereto and made a part hereof, from certain tenants as designated in writing by Lender. All present Leases and all amendments, modifications or terminations of any Leases, shall be subject to Lender's approval.


                  (s) Management Agreements. Borrower shall have provided Lender with copies of all management agreements in effect at the Properties (the "Management Agreements"), which shall be in form and substance reasonably acceptable to Lender and with managers (collectively, the "Manager") acceptable to Lender. Borrower shall cause the Manager to consent to the assignment by Borrower of the Management Agreements to Lender, and to subordinate the Management Agreements (and all payments thereunder) to the Loan Documents, pursuant to an agreement in form and substance acceptable to Lender.


                  (t) Cash Management Agreement. Borrower shall have executed and delivered the Cash Management Agreement to Lender and Borrower shall have complied with all of the requirements set forth in the Cash Management Agreement.


                  (u) Reserve Accounts. Borrower shall have established all of the impound and reserve accounts with Lender as required in Article IX.


                  (v) Enforceability Opinions of Borrower's Counsel. Borrower shall furnish Lender (or cause to be furnished at Borrower's expense) an opinion of legal counsel from attorneys admitted to practice in each and all of the respective states in which any of the Properties are located and shall also furnish an opinion from an attorney admitted to practice in the State of New York (which shall be the State governing the contractual obligations hereunder and under the Loan Documents, except as otherwise specifically provided in the Loan Documents), each of whom shall be retained by Borrower and acceptable to Lender, which opinions shall be in form and substance acceptable to Lender. Said opinions shall be dated as of the Closing Date, and shall cover, without limitation, the following matters:


                      (i) the due organization, valid legal existence and good standing of Borrower and Guarantor;

                      (ii) the due authorization, execution, delivery, validity, binding effect and enforceability of the Loan Documents, guaranties, and indemnification agreements (including, without limitation, choice of law) in accordance with their terms; (iii) that the Loan complies with applicable usury laws;


                      (iv) the existence of, or the nonexistence of, any requirement for any consent of any governmental authority in connection with the execution, delivery or performance of the Loan Documents, guaranties, and indemnification agreements;

                      (v) the fact that the Loan Documents, guaranties, and indemnification agreements and the execution thereof and the performance of the obligations thereunder do not conflict with or violate any applicable laws, agreements or restrictions;


                      (vi) that the Mortgages are in form sufficient to create a lien on the Properties in favor of the trustee thereunder for the benefit of Lender as beneficiary and the security agreement contained in each Mortgage is in form sufficient to create a lien to the Collateral in favor of Lender; and


                      (vii) such other matters incident to the Loan as Lender may request.


                  (w) Bankruptcy Nonconsolidation Opinion. Borrower shall furnish an opinion of counsel acceptable to Lender, dated as of the Closing Date, that the assets of Borrower (and its partners or members and, if applicable, any affiliated Manager) will not be substantially consolidated with the assets of any other affiliated person or entity, including, without limitation, Guarantor or any partner or member of Borrower, if any, in the event of a bankruptcy or insolvency proceeding of any such person or entity.


                  (x) No Material Adverse Change. Borrower shall have delivered to Lender written certification, dated as of the Closing Date, and Lender shall be independently satisfied, as to the following matters: (i) from and after the date of any inspection of the Properties acceptable to Lender, no portion thereof shall (1) have been damaged and not repaired to Lender's satisfaction,
(2) have been taken in condemnation or other like proceedings, or (3) have become the subject of any pending condemnation proceeding or litigation; (ii) the Properties have not been impaired and the values of the Properties have not been reduced and are free from settling and other structural defects; (iii) from and after the date of the Loan application, neither Borrower nor any general partner, member, shareholder or principal of Borrower, nor any Guarantor nor any Property, has been involved in any action or proceeding (criminal or civil) which materially and adversely affects the Properties or Borrower's (or Guarantor's, as applicable) ability to repay the Loan (in each case as determined by Lender), or any bankruptcy, reorganization, insolvency or similar proceeding; and (iv) from and after the date of the most recent financial statements for such person or entity delivered to Lender, no material adverse change has occurred with respect to Borrower, Guarantor or any other person (provided, however, if the Guarantor incurs debt unrelated to the Properties, no adverse change shall be deemed to have occurred).


                  (y)      [Intentionally Deleted].

                  (z) Funding of Deposits. All amounts required to be deposited by Borrower under the Loan Documents have been deposited and are held by or on behalf of Lender, and there are no deficiencies with respect thereto.


                                 ARTICLE IV

                                  INSURANCE


         4.1 Insurance. Borrower shall, at Borrower's expense, maintain in force and effect on each Property in the Property Pool at all times the following insurance:


             (a) Insurance against loss or damage to each Property by fire, windstorm, tornado and hail and against loss and damage by such other, further and additional risks as may be now or hereafter embraced by an "all-risk" or "special form" form of insurance policy. The amount of such insurance shall be not less than one hundred percent (100%) of the full replacement cost (insurable value) of the Improvements (as established by an MAI appraisal) situated on such Property, without reduction for depreciation, provided, however, that such insurance may be carried under blanket insurance policies approved by Lender covering the Properties and other properties with liability limits of less than the aggregate replacement cost of all Improvements as long as Lender has reasonably determined that the amount of such insurance is adequate under the circumstances. Full replacement cost, as used herein, means, with respect to each of the Improvements, the cost of replacing such Improvements without regard to deduction for depreciation, exclusive of the cost of excavations, foundations and footings below the lowest basement floor. Borrower shall also maintain insurance against loss or damage to such furniture, furnishings, fixtures, equipment and other items (whether personalty or fixtures) included in such Property and owned by Borrower from time to time, to the extent applicable, in the amount of the cost of replacing the same. The maximum deductible for any Property covered by such policy shall be $100,000.00, or as consented to by Lender, such consent not to be unreasonably withheld.


             (b) Commercial General Liability Insurance against claims for personal injury, bodily injury, death and property damage occurring on, in or about each of the Properties in amounts not less than $1,000,000.00 per occurrence and $2,000,000.00 in the aggregate plus umbrella coverage in an amount not less than $100,000,000.00. During any construction on the respective Property, Borrower's general contractor for such construction shall also provide the insurance, on a primary basis only, as required in this Subsection (b). Lender hereby retains the right to periodically review the amount of said liability insurance being maintained by Borrower and to require an increase in the amount of said liability insurance should Lender deem an increase to be reasonably prudent under then existing circumstances.


             (c) Boiler and machinery insurance is required if steam boilers or other pressure-fired vessels are in operation at the Property. Minimum liability coverage per accident must equal the replacement cost (insurable value) of the Improvements housing such boiler or pressure-fired machinery.

             (d) If the Improvements or any part thereof are situated in an area now or subsequently designated by the Federal Emergency Management Agency ("FEMA") as a special flood hazard area (Zone A or Zone V), flood insurance in an amount equal to the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement basis (or the unpaid balance of the Allocated Loan Amount for such Property if replacement cost coverage is not available for the type of building insured). The flood insurance requirement will be waived if: (A) although a portion of the land may be in the Special Flood Hazard Area, no portion of the Improvements situated on such land are in the Special Flood Hazard Area; or (B) Lender receives a letter from FEMA stating that its maps have been amended so that the Property is no longer in a Special Flood Hazard Area. In the event there occurs, from time to time, any loss on any property which is not part of the Property Pool and which loss reduces the annual aggregate coverage available for claim payments under Borrower's blanket insurance policies, Borrower agrees that it shall repurchase, from time to time, the amount of insurance necessary to provide the required coverages under this
Article IV within thirty (30) days after the occurrence of such loss.


             (e) During the period of any construction, renovation or alteration of the Improvements which exceeds the lesser of 10% of the principal amount of the Allocated Loan Amount for such Property or $500,000.00, at Lender's request, a completed value, "All Risk" Builder's Risk form, or "Course of Construction" insurance policy in non-reporting form, in an amount approved by Lender, may be required. During the period of any construction of any addition to the existing Improvements, a completed value, "All Risk" Builder's Risk form or "Course of Construction" insurance policy in non-reporting form, in an amount approved by Lender, shall be required. These requirements may be met by an endorsement to the policy described in Section 4.1(a). In the event there occurs, from time to time, any loss on any property which is not part of the Property Pool and which loss reduces the annual aggregate coverage available for claim payments under Borrower's blanket insurance policies, Borrower agrees that it shall repurchase, from time to time, the amount of insurance necessary to provide the required coverages under this Article IV within thirty (30) days after the occurrence of such loss.


             (f) When required by any applicable Governmental Authority or Governmental Rule, Worker's Compensation and Employer's Liability Insurance covering all persons subject to the workers' compensation laws of the state in which the applicable Property is located.


             (g) Rent loss insurance in amounts sufficient to compensate Borrower for all income losses incurred from insured perils during a period of not less than eighteen (18) months. The amount of coverage shall be adjusted annually to reflect any increase in the current rent levels payable during the succeeding twelve-(12) month period. In addition, Borrower shall maintain rent loss insurance of not less than $10,000,000, with no annual aggregate, to compensate Borrower for all income loss incurred from earthquake loss (whether or not Borrower maintains earthquake insurance) during a period of not less than eighteen (18) months.


             (h) Sinkhole, Mine Subsidence and/or Earthquake insurance shall be required in the amount of $50,000,000 for those Properties (including all other real property owned by Borrower and encumbered by other deeds of trust or mortgages securing the Loan) located within

California, to the extent that such coverage is available at commercially reasonable rates. The earthquake insurance policy shall have a deductible of not more than five percent (5%) or such greater amount as may be commercially reasonable under the then-existing circumstances. Lender agrees that Borrower shall not be required to carry earthquake insurance with respect to the Ground Leased Properties.

             (i) Environmental insurance, which shall not be required as of the Closing Date but if subsequently required for any of the Properties, must be from a carrier and in form and substance satisfactory to Lender and the Rating Agencies and must provide protection for preexisting, but undetected, environmental contamination, as well as for liabilities resulting from contamination that occurs during the policy term.


             (j) Such other insurance on the Property or on any replacements or substitutions thereof or additions thereto as may from time to time be required by Lender against other insurable hazards or casualties which at the time are commonly insured against in the case of property similarly situated, due regard being given to the height and type of buildings, their construction, location, use and occupancy.


                 (1) All such insurance shall (i) be with insurers fully licensed and authorized to do business in the state within which such Property is located (other than insurers providing coverage for loss as a result of earthquake in California) and who have and maintain a rating of (A) at least "A" if rated by DCR, and if not rated by DCR, then similarly rated by two nationally recognized statistical rating agencies, and (B) at least "A2" if rated by Moody's; (ii) contain the complete address of the Property (or a complete legal description); (iii) be for terms of at least one year; (iv) be subject to the reasonable approval of Lender as to insurance companies, amounts, content, forms of policies, method by which premiums are paid and expiration dates; and (v) include EXACTLY the following standard, non-contributory, mortgagee clause naming:

                 Prudential Mortgage Capital Company, Inc.,

                      its successors and assigns ATIMA

                   c/o Prudential Mortgage Loan Servicing

                               P.O. Box 10387
                         Van Nuys, California 91401,



(A) as an additional insured under all liability (primary and excess liability) insurance policies, (B) as the first mortgagee on all property insurance policies, and (C) as the lender's loss payee on all loss of rents or loss of business income insurance policies.


                  Borrower shall deliver to Lender evidence that said insurance policies have been obtained as required above and certified copies of such insurance policies and original certificates of insurance signed by an authorized agent of the applicable insurance companies evidencing such insurance satisfactory to Lender. Borrower shall renew all such insurance and deliver to Lender certificates evidencing such renewals at least twenty
(20) days before any such insurance shall expire and deliver originals or certified copies of the insurance policies within sixty (60) days of the effective date of such policies. Borrower further agrees that each such insurance policy: (i) shall provide for at least thirty (30) days' prior written notice to Lender prior to any policy reduction or cancellation for any reason;
(ii) shall contain an endorsement or agreement by the insurer that any loss shall be payable to Lender in accordance with the terms of such policy notwithstanding any act or negligence of Borrower which might otherwise result in forfeiture of such insurance; (iii) shall waive all rights of subrogation against Lender; and (iv) may be in the form of a blanket policy. The blanket policy must properly identify and fully protect the applicable Properties as if a separate policy were issued for 100% of replacement cost at the time of loss and otherwise meet all of Lender's applicable insurance requirements set forth in this Article IV. Borrower represents that it has, and covenants that it shall maintain throughout the term of the Loan, an ordinance or law coverage endorsement for any Property or Improvements which constitute a legal non-conforming use under applicable building, zoning or land use laws or ordinances, which endorsement will contain Coverage A: "Loss Due to Operation of Law" (with a minimum liability limit equal to Replacement Cost With Agreed Value Endorsement established at no less than 150% of the Allocated Loan Amount for such Property), Coverage B: "Demolition Cost" and Coverage C: "Increased Cost of Construction" coverages. The delivery to Lender of the insurance policies (if required by Lender) or the certificates of insurance as provided above shall constitute an assignment of all proceeds payable under such insurance policies relating to such Properties by Borrower to Lender as further security for the Loan and to be applied or disbursed as provided in the Mortgages. In the event of foreclosure of the applicable Mortgage, or other transfer of title to the subject Property in extinguishment in whole or in part of the Loan, all right, title and interest of Borrower in and to all proceeds payable under such policies then in force concerning the subject Property shall thereupon vest in the purchaser at such foreclosure, or in Lender or other transferee in the event of such other transfer of title. Approval of any insurance by Lender shall not be a representation of the solvency of any insurer or the sufficiency of any amount of insurance. In the event Borrower fails to provide, maintain, keep in force or deliver and furnish to Lender the policies of insurance required by this Article IV or evidence of their renewal as required herein, Lender may, but shall not be obligated to, procure such insurance and Borrower shall pay all amounts advanced by Lender therefor, together with interest thereon at the Default Interest Rate from and after the date advanced by Lender until actually repaid by Borrower, promptly upon demand by Lender. Any amounts so advanced by Lender, together with interest thereon, shall be secured by the Mortgages and by all of the other Loan Documents securing all or any part of the Loan. Lender shall not be responsible for nor incur any liability for the insolvency of the insurer or other failure of the insurer to perform, even though Lender has caused the insurance to be placed with the insurer after failure of Borrower to furnish such insurance. If Borrower shall obtain insurance for the Properties in addition to that required by Lender, Borrower agrees that it shall name Lender as an additional insured on such additional insurance and shall provide Lender with complete copies of all policies evidencing such insurance.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES


         5.1 Warranties of Borrower. Borrower, for itself and its successors and assigns, does hereby represent, warrant and covenant to and with Lender, its successors and assigns, that:


             (a) Organization and Existence. Borrower is duly organized and validly existing as a limited liability company in good standing under the laws of the State of Delaware and in all other jurisdictions in which any Property is located or in which Borrower is transacting business. Borrower has the power and authority to execute, deliver and perform the obligations imposed on it under the Loan Documents and to consummate the transactions contemplated by the Loan Documents.


             (b) Authorization. Borrower has taken all necessary actions for the authorization of the borrowing on account of the Loan, and for the execution and delivery of the Loan Documents, including, without limitation, that those members of Borrower whose approval is required by the terms of Borrower's organizational documents have duly approved the transactions contemplated by the Loan Documents and have authorized execution and delivery thereof by the respective signatories. To the best of Borrower's knowledge, no other consent by any local, state or federal agency is required in connection with the execution and delivery of the Loan Documents.


             (c) Valid Execution and Delivery. All of the Loan Documents requiring execution by Borrower have been duly and validly executed and delivered by Borrower.


             (d) Enforceability. All of the Loan Documents constitute valid, legal and binding obligations of Borrower and are fully enforceable against Borrower in accordance with their terms by Lender and its successors, transferees and assigns, subject only to bankruptcy laws, creditors' rights, and general principles of equity.


             (e) No Defenses. The Note, the Mortgages and the other Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense, nor would the operation of any of the terms of the Note, the Mortgages or any of the other Loan Documents, or the exercise of any right thereunder, render such documents unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury.


             (f) Defense of Usury. Borrower knows of no facts that would support a claim of usury to defeat or avoid its obligation to repay the principal of, interest on, and other sums or amounts due and payable under, the Loan Documents.


             (g) No Conflict/Violation of Law. The execution, delivery and performance of the Loan Documents by Borrower will not cause or constitute a default under or conflict with the organizational documents of Borrower, any Guarantor or any general partner or managing member of Borrower or any Guarantor. The execution, delivery and performance of the obligations imposed on Borrower under the Loan Documents will not cause Borrower to be in default, including after due notice or lapse of time or both, under the provisions of any agreement, judgment or order to which Borrower is a party or by which Borrower is bound.

                  (h) Compliance with Applicable Laws and Regulations. All of the Improvements and the use of the Properties by Borrower comply with, and shall remain in compliance with, all applicable statutes, rules, regulations and private covenants now or hereafter relating to the ownership, construction, use or operation of the Properties, including all applicable statutes, rules and regulations pertaining to requirements for equal opportunity, anti-discrimination, fair housing, environmental protection, zoning (including, without limitation, parking requirements) and land use, and no notices of violation or non-compliance have been issued by any Governmental Authority relating to any of the foregoing that remain outstanding. All of the Improvements comply with, and shall remain in compliance with, applicable health, fire and building codes. There is no evidence of any illegal activities relating to controlled substances on any of the Properties. All certifications, permits, licenses and approvals, including, without limitation, certificates of completion and occupancy permits required for the legal use, occupancy and operation of the Properties as currently conducted have been obtained and are in full force and effect. All of the Improvements comply with all material requirements of any applicable zoning and subdivision laws and ordinances, and no Improvements (other than the Improvements located at 210 Fallon Street, Oakland, California (identified as Property #73 on Exhibit A attached hereto), the Improvements located at 324 West Blueridge, Orange, California (identified as Property #42 on Exhibit A attached hereto), the Improvements located at 12865 Ann Street, Santa Fe Springs, California (identified as Property #77 on Exhibit A attached hereto), the Improvements located at 1200 Edinger Avenue, Tustin, California (identified as Property #44 on Exhibit A attached hereto), the Improvements located at 14352 Franklin Avenue, Tustin, California (identified as Property #45 on Exhibit A attached hereto), the Improvements located at 1311 East Valencia, Tustin, California (identified as Property #64 on Exhibit A attached hereto), the Improvements located at 1361 Valencia, Tustin, California (identified as Property #65 on Exhibit A attached hereto), the Improvements located at 15222 Del Amo, Tustin, California (identified as Property #66 on Exhibit A attached hereto), the Improvements located at 1100 Edinger St., Tustin, California (identified as Property #72 on Exhibit A attached hereto) and for which Properties Borrower has law and ordinance insurance coverage), constitute a legal nonconforming use under any of such laws and ordinances.


                  (i) Consents Obtained. All consents, approvals, authorizations, orders or filings with any court or governmental agency or body, if any, required for the execution, delivery and performance of the Loan Documents by Borrower have been obtained or made.


                  (j) No Litigation. There are no pending actions, suits or proceedings, arbitrations or governmental investigations against any of the Properties, Borrower, or Guarantor, an adverse outcome of which would materially affect Borrower's performance under the Note, the Mortgages, or the other Loan Documents.


                  (k) Title. Borrower has good, marketable and indefeasible fee simple title to all of the Land and all Improvements thereon (but subject to the terms of the leases for the Ground Leased Properties which may limit Borrower's interest to certain Improvements to a conditional future interest), subject only to the Permitted Exceptions. Except for the Permitted Exceptions, the possession of each of the Properties is peaceful and undisturbed and title thereto is not disputed or questioned to the best of Borrower's knowledge. Further, Borrower has full power and lawful authority to grant, bargain, sell, convey, assign, transfer, encumber and mortgage its interest in the Properties under the Loan Documents. Borrower will preserve its interest in and title to the Properties and will warrant and defend the same to Lender against any and all claims whatsoever and will warrant and defend the validity and priority of the lien and security interest created under the Loan Documents against the claims of all persons and parties whomsoever, subject to the Permitted Exceptions. The foregoing warranty of title shall survive the foreclosure of the applicable Mortgage and shall inure to the benefit of and be enforceable by Lender in the event Lender acquires title to such Property pursuant to any foreclosure.


                  (l) Permitted Exceptions. The Permitted Exceptions do not and will not materially and adversely affect (1) the ability of Borrower to pay in full the principal and interest on the Note in a timely manner or (2) the use of the applicable Property for the use currently being made thereof, the operation of the applicable Property as currently being operated or the value of the applicable Property other than as reflected in the appraisals of the Properties.


                  (m) First Lien. Except with respect to the Gillette Property and to the GATX-Stockton Property, upon the execution by Borrower and the recording of the Mortgages, and upon the execution and filing of UCC-1 financing statements or amendments thereto, Lender will have a valid first lien on each of the Properties and a valid first security interest in all Collateral, subject to no liens, charges or encumbrances other than the Permitted Exceptions. No Property secures any indebtedness or obligation other than as created under or pursuant to the Loan Documents and for taxes and assessments not yet delinquent.


                  (n) ERISA. Borrower has made and shall continue to make all required contributions to all employee benefit plans, if any, and Borrower has no knowledge of any material liability which has been incurred by Borrower which remains unsatisfied for any taxes or penalties with respect to any employee benefit plan or any multi-employer plan, and each such plan has been administered in compliance with its terms and the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and any other federal or state law.


                  (o) Contingent Liabilities. Borrower has no known material contingent liabilities.


                  (p) No Other Obligations. Borrower has no material financial obligation under any indenture, mortgage, loan agreement or other agreement or instrument to which Borrower is a party or by which Borrower or any of the Properties is otherwise bound, other than obligations incurred in the ordinary course of the operation of such Property and other than obligations under the Mortgages and the other Loan Documents.


                  (q) Fraudulent Conveyance. Borrower (i) has not entered into the Loan or any Loan Document with the actual intent to hinder, delay, or defraud any creditor and (ii) received fair value in exchange for its obligations under the Loan Documents. Giving effect to the Loan contemplated by the Loan Documents, the fair saleable value of the Borrower's assets exceed and will, immediately following the execution and delivery of the Loan Documents, exceed Borrower's total liabilities, including, without limitation, subordinated, unliquidated, disputed or contingent liabilities. The fair saleable value of Borrower's assets is and will, immediately following the execution and delivery of the Loan Documents, be greater than Borrower's probable liabilities, including the maximum amount of its contingent liabilities or its debts as such debts become absolute and matured. Borrower's assets do not and, immediately following the execution and delivery of the Loan Documents will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur debts and liabilities (including, without limitation, contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of Borrower).

                  (r) Investment Company Act. Borrower is not: (i) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended; (ii) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (iii) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.


                  (s) Access/Utilities. Each of the Properties has adequate rights of access to public ways and is served by adequate water, sewer, sanitary sewer and storm drain facilities. All public utilities necessary to the continued use and enjoyment of each of the Properties as presently used and enjoyed are located in the public right-of-way abutting such Property, and all such utilities are connected so as to serve such Property without passing over other property or, if such utilities must cross other property, Borrower holds easements for such utilities that are insured by the Title Policy insuring the lien of the Mortgage on the Property. Except for the Gillette Property and the GATX-Stockton Property, all streets, roads, highways, bridges and waterways necessary for access to and full use, occupancy, operation and disposition of the Land and the Improvements have been completed, have been dedicated and accepted by the appropriate municipal authority and are open and available to the land and the Improvements without further condition or cost to Borrower.


                  (t) Taxes Paid. Borrower has filed or has caused to be filed all federal, state, county and municipal tax returns required to have been filed by Borrower, and has paid, or has caused to be paid, all taxes which have become due pursuant to such returns or to any notice of assessment received by Borrower , and Borrower has no knowledge of any basis for additional assessment with respect to such taxes. Further, each of the Properties is free from delinquent water charges, sewer rents, taxes and assessments.


                  (u) Single Tax Lot. Except as disclosed in the Title Policies, each Property consists of a single lot or multiple tax lots; other than the GATX-Woodridge Property, no portion of said tax lot(s) covers property other than the applicable Property or a portion of the applicable Property and no portion of such Property lies in any other tax lot.


                  (v) Special Assessments. To Borrower's knowledge, there are no pending or, proposed special or other assessments for public improvements or otherwise affecting any of the Properties, nor, to the knowledge of Borrower, are there any contemplated improvements to any of the Properties that may result in such special or other assessments.

                  (w) Flood Zone. Except as disclosed in Schedule 5.1(w), none of the Improvements are located in a special flood hazard area as defined by the Federal Insurance Administration.


                  (x) Seismic Exposure. Each Property is either not located in Zone 3 or Zone 4 of the "Seismic Zone Map of the U.S." or all assumptions and assessments of the applicable Improvements set forth in the seismic study of such Improvements submitted to Lender are true and correct in all material respects and show a probable maximum loss (as a percentage of the current building replacement cost and based on a 50 year building life expectancy period) of less than 15%, with the exception of Properties #68, #69, #70 and #71 as identified on Exhibit A attached hereto.


                  (y) Misstatements of Fact. No statement of fact made in the Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no material fact presently known to Borrower which has not been disclosed which adversely affects, nor as far as Borrower can foresee, might adversely affect the business, operations or condition (financial or otherwise) of Borrower.


                  (z) Condition of Improvements. To the knowledge of the Borrower, and except as disclosed in the Property Condition Reports or otherwise disclosed in writing to Lender: none of the Properties has been damaged by fire, water, wind or other cause of loss which damage has not been fully restored; all of the Improvements are structurally sound, in good repair and free of defects in materials and workmanship and have been constructed and installed in substantial compliance with the plans and specifications relating thereto; and all major building systems located within the Improvements, including, without limitation, the heating and air conditioning systems and the electrical and plumbing systems, are in good working order and condition.


                  (aa) No Insolvency or Judgment. Neither Borrower, any member of Borrower, nor Guarantor is currently (i) the debtor in any completed or pending bankruptcy, reorganization or insolvency proceeding; or (ii) the subject of any judgment unsatisfied of record or docketed in any court of the state in which any of the Properties are located or in any other court located in the United States. The proposed Loan will not render Borrower or any member of Borrower insolvent. As used in this Agreement, the term "insolvent" means that the sum total of all of an entity's liabilities (whether secured or unsecured, contingent or fixed, or liquidated or unliquidated) is in excess of the value of all such entity's non-exempt assets, i.e., all of the assets of the entity that are available to satisfy claims of creditors.


                  (bb) No Condemnation. No part of any property subject to the Loan Documents has been taken in condemnation or other like proceeding to an extent which would impair the value of such Property, the Mortgages or the Loan or the usefulness of such property for the purposes contemplated by the loan application relating to the Loan, nor is any proceeding pending, or to Borrower's knowledge, threatened or contemplated for the partial or total condemnation or taking of any of the Properties.

                (cc) No Labor or Materialmen Claims. All parties furnishing labor and materials to the Properties have been paid in full with respect to all amounts currently due and payable and, except for such liens or claims insured against by the policies of title insurance to be issued in connection with the Loan, there are no mechanics', laborers' or materialmen's liens or claims outstanding for work, labor or materials affecting any of the Properties, whether prior to, equal with or subordinate to the lien of the applicable Mortgage.


                (dd) No Purchase Options. Except as set forth in the Leases, no tenant, person, party, firm, corporation or other entity has an option to purchase any of the Properties, any portion thereof or any interest therein.

                (ee) Leases.

                     (i) Borrower has delivered a true, correct and complete schedule (such schedule, together with any attached exhibits, the "Rent Roll") of all Leases affecting the Properties as of the date thereof, which accurately and completely sets forth in all material respects for each such Lease, the following: the name of the tenant, the lease expiration date, extension and renewal provisions, the base, additional and percentage rent payable, the security deposit held thereunder, the square footage, the building name, and suite location.

                     (ii) Each Lease constitutes the legal, valid and binding obligation of Borrower and, to the best of Borrower's knowledge and belief, is enforceable against the tenant thereof. To the best of Borrower's knowledge, except as disclosed in Schedule 5.1(ee)(ii), no default exists, or with the passing of time or the giving of notice or both would exist, under any Lease which would, in the aggregate, have a material adverse effect on Borrower or the Property.

                     (iii) Except as disclosed in Schedule 5.1(ee)(iii), no tenant under any Lease has, as of the date hereof, paid base rent more than thirty (30) days in advance, and the rents under such Leases have not been waived, released, or otherwise discharged or compromised.

                     (iv) Other than the Gillette Property and the GATX-Stockton Property, all work to be performed by Borrower under the Leases has been substantially performed, all contributions to be made by Borrower to the tenants thereunder have been made and all other conditions precedent to each such tenant's obligations thereunder have been satisfied.

                     (v) Except as disclosed in Schedule 5.1(ee)(v), each tenant under a Lease has entered into occupancy of the demised premises.

                     (vi) Borrower has delivered to Lender true, correct and complete copies of all leases described in the Rent Roll.

                     (vii) To the best of Borrower's knowledge and belief, each tenant is free from bankruptcy, reorganization or arrangement proceedings or a general assignment for the benefit of creditors.

                     (viii) No Lease provides any party with the right to obtain a lien upon any of the Properties superior to the lien of the Mortgages.

                       (ix)   No tenant under any Lease, except as disclosed in
Schedule 5.1(ee)(ix), is affiliated with Guarantor.


                  (ff) Appraisal. Other than the Gillette Property and the GATX-Stockton Property, all requirements and conditions of the appraisals of the Properties submitted to Lender, upon which the values of the Properties were conditioned, have been fully satisfied.


                  (gg) Boundary Lines. Except as disclosed in the Title Policies, all of the Improvements which were included in determining the appraised value of the Properties lie wholly within the boundaries and building restriction lines of the applicable Property, and no improvements on adjoining properties encroach upon such Property, and no easements or other encumbrances upon such Property encroach upon any of the Improvements, so as to affect the value or marketability of such Property except those which are insured against by title insurance.


                  (hh) Survey. Each of the surveys of the Properties delivered to Lender in connection with the Loan, has been performed by a duly licensed surveyor or registered professional engineer in the jurisdiction in which the relevant Property is situated, is certified to Lender, its successors and assigns, and the title insurance company, and is materially in accordance with the most current minimum standards for title surveys as determined by the American Land Title Association, with the signature and seal of a licensed engineer or surveyor affixed thereto, and does not fail to reflect any material matter affecting such Property or the title thereto. All curb cuts, driveways and traffic signals shown on the survey delivered to Lender are existing and have been fully approved by the appropriate governmental authority.


                  (ii) Forfeiture. There has not been and shall never be committed by Borrower nor, to Borrower's knowledge, has there been any other person in occupancy of or involved with the operation or use of any of the Properties, any act or omission affording the federal government or any state or local government the right of forfeiture as against any of the Properties or any part thereof or any monies paid in performance of Borrower's obligations under any of the Loan Documents.


                  (jj) No Broker. No financial advisors, brokers, underwriters, placement agents, agents or finders have been dealt with by Borrower in connection with the Loan.

                  (kk) Conviction of Criminal Acts. Neither Borrower nor Guarantor has ever been convicted of a crime and neither is currently the subject of any pending or, to Borrower's knowledge, threatened criminal investigation or proceeding.

                  (ll) Security Agreement. There are no security agreements or financing statements affecting any of the Properties other than (i) as disclosed in writing to Lender prior to the date hereof and (ii) the security agreements and financing statements created in favor of Lender.


                  (mm) Homestead. None of the Properties form a part of any property owned, used or claimed by Borrower as a residence or business homestead and are exempt from forced sale under the laws of the State in which any of the Properties are located. Borrower hereby disclaims and renounces each and every claim to all or any portion of any Property as a homestead. Each Property is used and occupied for commercial purposes in accordance with all applicable laws.


                                 ARTICLE VI

                 ENVIRONMENTAL LAWS AND HAZARDOUS SUBSTANCES


         6.1 Representations and Warranties. Borrower hereby represents and warrants to Lender that, as of the date hereof, and except as disclosed in the environmental assessment reports for the Properties delivered to Lender (the "Environmental Reports") (but without limiting Borrower's liability with respect thereto): (a) to the best of Borrower's knowledge, information and belief, none of Borrower nor any of the Properties nor any tenant at any of Properties nor the operations conducted thereon is in direct or indirect violation of any local, state or federal law, rule or regulation or common law duty pertaining to human health, natural resources or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. ss.9601 et seq.) as same may be amended "CERCLA"), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. ss.6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. ss.1251 et seq.), the Clean Air Act (42 U.S.C. ss.7401 et seq.), the Emergency Planning and Community-Right-to-Know Act (42 U.S.C. ss.11001 et seq.), the Endangered Species Act (16 U.S.C. ss.1531 et seq.), the Toxic Substances Control Act (15 U.S.C. ss.2601 et seq.), the Occupational Safety and Health Act (29 U.S.C. ss.651 et seq.) and the Hazardous Materials Transportation Act (49 U.S.C. ss.1801 et seq.), regulations promulgated pursuant to said laws, all as amended from time to time (collectively, the "Environmental Law" or "Environmental Laws"); (b) no hazardous, toxic or harmful substances, wastes, materials, pollutants or contaminants (including, without limitation, asbestos or asbestos-containing materials, lead based paint, polychlorinated biphenyls, petroleum or petroleum products or byproducts, flammable explosives, radioactive materials, infectious substances, radon gas or raw materials which include hazardous constituents) or any other substances or materials which are included under or regulated by Environmental Laws (collectively, "Hazardous Substances") are located on, in or under or have been handled, generated, stored, processed or disposed of on or released or discharged from any of the Properties (including underground contamination), except for those substances used and/or disposed of by Borrower or any tenant in the ordinary course of their respective businesses and in compliance with all Environmental Laws; (c) none of the Properties are subject to any private or governmental lien or judicial or administrative notice or action arising under Environmental Laws; (d) to Borrower's knowledge, information or belief, there is no pending nor threatened litigation arising under Environmental Laws affecting Borrower or any of the Properties; there are no and have been no existing or closed underground storage tanks or other underground storage receptacles for Hazardous Substances or landfills or dumps on any of the Properties; (e) Borrower has received no notice of, and to the best of Borrower's knowledge, there exists no investigation, action, proceeding or claim by any agency, authority or unit of government or by any third party which could result in any liability, penalty, sanction or judgment under any Environmental Laws with respect to any condition, use or operation of any of the Properties, nor does Borrower know of any basis for an investigation, action, proceeding or claim; (f) Borrower has received no notice of and, to the best of Borrower's knowledge, there has been no claim by any party that any use, operation or condition of any of the Properties has caused any nuisance or any other liability or adverse condition on any other property, nor does Borrower know of any basis for such an investigation, action, proceeding or claim; and (g) to the best of Borrower's knowledge, radon is not present at any of the Properties in excess or in violation of any applicable thresholds or standards or in amounts that require under applicable law disclosure to any tenant or occupant of or invitee to any of the Properties or to any governmental agency or the general public. Borrower further represents and warrants that all Environmental Reports meet the requirements of the American Society for Testing and Materials, and if any such report revealed any circumstance or condition with respect to any Property that rendered such Property in violation of any Environmental Law, then (1) the same has been remediated in all material respects, (2) sufficient funds have been escrowed for purposes of effecting such remediation or (3) Borrower is currently taking action with respect to such circumstances or conditions as have been recommended by the Environmental Report or are required by the applicable governmental regulatory authority (including implementation of an operations and maintenance plan).

         6.2 Notice of Violations Under Environmental Laws. Except as disclosed in the Environmental Reports (but without limiting Borrower's liability with respect thereto), Borrower has not received nor to the best of Borrower's knowledge, information and belief has there been issued with respect to any of the Properties, any notice, notification, demand, request for information, citation, summons, or order in any way relating to any actual, alleged or potential violation or liability arising under Environmental Laws.


         6.3 Transportation of Hazardous Substances. None of the Properties, nor to the best of Borrower's knowledge, information and belief any property to which Borrower has, in connection with the maintenance or operation of the Properties, directly or indirectly transported or arranged for the transportation of any Hazardous Substances, is listed or, to the best of Borrower's knowledge, information and belief, proposed for listing on the National Priorities List promulgated pursuant to CERCLA, on CERCLIS (as defined in CERCLA) or on any similar federal or state list of sites requiring environmental investigation or clean-up.


         6.4 Compliance with Environmental Laws. Borrower shall comply with all applicable Environmental Laws. Borrower shall keep or cause each of the Properties to be kept free from Hazardous Substances (except those substances used and/or disposed of by Borrower or any tenant in the ordinary course of their respective businesses in compliance with all Environmental Laws) and in compliance with all Environmental Laws. Borrower shall not itself, and shall not allow any tenant under any Lease to, install or use any underground storage tanks in violation of Environmental Laws, and in all Leases executed after the Closing Date, shall expressly prohibit the use, generation, handling, storage, production, processing and disposal of Hazardous Substances by all tenants in quantities or conditions that would violate or give rise to any obligation to take remedial or other action under any applicable Environmental Laws. Borrower shall enforce such prohibitions against any Tenant under any Lease. Without limiting the generality of the foregoing, Borrower shall not install in the Improvements or permit to be installed in the Improvements any asbestos or asbestos-containing material.


         6.5 Notice to Lender. Borrower shall promptly notify Lender if Borrower shall become aware of (a) the actual or potential existence of any Hazardous Substances on any of the Properties other than those occurring in the ordinary course of Borrower's or any tenant's business which do not violate Environmental Laws, (b) any direct or indirect violation of any Environmental Laws, (c) any lien, action or notice affecting any of the Properties or Borrower resulting from any violation or alleged violation of or liability or alleged liability under any Environmental Laws, (d) the institution of any investigation, inquiry or proceeding concerning Borrower or any of the Properties pursuant to any Environmental Laws or otherwise relating to Hazardous Substances affecting Borrower or any of the Properties, or (e) the discovery of any occurrence, condition or state of facts which would render any representation or warranty contained in this Article VI incorrect in any material respect if made at the time of such discovery. Immediately upon receipt of same, Borrower, shall deliver to Lender copies of any and all requests for information, complaints, citations, summonses, orders, notices, reports or other communications, documents or instruments in any way relating to any actual, alleged or potential violation or liability of any nature whatsoever arising under Environmental Laws and relating to any of the Properties or to Borrower. Borrower shall remedy or cause to be remedied in a timely manner (and in any event within the time period required by applicable Environmental Laws) any violation of Environmental Laws. Without limiting the foregoing, Borrower shall, promptly and regardless of the source of the contamination or threat to the environment or human health, at its own expense, take all actions as shall be necessary or prudent, for the clean-up of any and all portions of the affected Property or other affected property, including, without limitation, all investigative, monitoring, removal, containment and remedial actions in accordance with all applicable Environmental Laws (and in all events in a manner satisfactory to Lender) and shall further pay or cause to be paid, at no expense to Lender, all clean-up, administrative and enforcement costs of applicable governmental agencies which may be asserted against the affected Property. In the event Borrower fails to do so, Lender may, but shall not be obligated to, cause the affected Property or other affected property to be freed from Hazardous Substances in conformance with Environmental Laws and any and all costs and expenses incurred by Lender in connection therewith, together with interest thereon at the Default Interest Rate from the date incurred by Lender until actually paid by Borrower, shall be immediately paid by Borrower on demand and shall be secured by the Mortgages and by all of the other Loan Documents securing all or any part of the Loan; and Borrower hereby grants to Lender and its agents and employees access to the Properties and a license to remove any items deemed by Lender to be Hazardous Substances and to do all things Lender shall deem necessary to bring the Properties into conformance with Environmental Laws.

         6.6 Indemnification. Borrower covenants and agrees, at Borrower's sole cost and expense, to indemnify, defend (at trial and appellate levels, and with attorneys, consultants and experts acceptable to Lender), and hold Lender harmless from and against any and all liens, damages (including, without limitation, punitive or exemplary damages), losses, liabilities (including, without limitation, strict liability), obligations, settlement payments, penalties, fines, assessments, citations, directives, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses of any kind or of any nature whatsoever (including, without limitation, reasonable attorneys', consultants' and experts' fees and disbursements actually incurred in investigating, defending, settling or prosecuting any claim, litigation or proceeding) which may at any time be imposed upon, incurred by or asserted against Lender or any of the Properties, and arising directly or indirectly from or out of: (a) any violation or alleged violation of, or liability or alleged liability under, any Environmental Law with respect to Borrower or any of the Properties; (b) the presence, release or threat of release of or exposure to any Hazardous Substances on, in, under or affecting any Property or any portion of such Property and/or any surrounding areas, regardless of whether or not caused by or within the control of Borrower; (c) any transport, treatment, recycling, storage, disposal or arrangement therefor of Hazardous Substances whether on the Property, originating from the Property, or otherwise associated with Borrower or any operations conducted on the Property at any time; (iv) the failure by Borrower to comply fully with the terms and conditions of this Article VI; (v) the breach of any representation or warranty contained in this Article VI; (vi) the enforcement of this Article VI, including, without limitation, the cost of assessment, investigation, containment, removal and/or remediation of any and all Hazardous Substances from any Property or any portion of such Property or any surrounding areas, the cost of any actions taken in response to the presence, release or threat of release of any Hazardous Substances on, in, under or affecting any portion of a Property or any surrounding areas to prevent or minimize such release or threat of release so that it does not migrate or otherwise cause or threaten danger to present or future public health, safety, welfare or the environment, and costs incurred to comply with Environmental Laws in connection with any Property or any portion of such Property or any surrounding areas. The indemnity set forth in this Section 6.6 shall also include any diminution in the value of the security afforded by the Properties or any future reduction in the sales price of the Properties by reason of any matter set forth in this Article
VI. The foregoing indemnity shall specifically not include any such costs relating to Hazardous Substances which are initially placed on, in or under any of the Properties after foreclosure or other taking of title to such Properties by Lender or its successor or assigns. Lender's rights under this Section 6.6 shall survive payment in full of the Loan, taking of title to the Properties by Lender or its successors or assigns and foreclosure of the Mortgages, and shall be in addition to all other rights of Lender under the Mortgages, the Note and the other Loan Documents.

         6.7 Hazardous Substances Audit. Upon Lender's request, at any time after the occurrence of an Event of Default or at such other time as Lender has reasonable grounds to believe that Hazardous Substances are or have been released, stored or disposed of on any Property in violation of Environmental Laws, or on property contiguous with such Property, or that such Property may be in violation of the Environmental Laws, Borrower shall perform or cause to be performed, at Borrower's sole cost and expense and in scope, form and substance satisfactory to Lender, an inspection or audit of such Property prepared by a hydrogeologist or environmental engineer or other appropriate consultant approved by Lender indicating the presence or absence of Hazardous Substances on such Property, the compliance or non-compliance status of such Property and the operations conducted thereon with applicable Environmental Laws, or an inspection or audit of such Property prepared by an engineering or consulting firm approved by Lender indicating the presence or absence of friable asbestos or substances containing asbestos on such Property. If Borrower fails to provide reports of such inspection or audit within forty-five (45) days after such request, Lender may order the same, and Borrower hereby grants to Lender and its employees and agents access to such Property and an irrevocable license to undertake such inspection or audit. The cost of such inspection or audit, together with interest thereon at the Default Interest Rate from the date incurred by Lender until actually paid by Borrower, shall be immediately paid by Borrower on demand and shall be secured by the Mortgages and by all of the other Loan Documents securing all or any part of the Loan.


         6.8 Maintenance Program. Borrower covenants and agrees to maintain and adhere to all operations and maintenance programs presently in place at any of the Properties (the "Maintenance Program") with respect to asbestos containing materials ("ACM's"), consistent with "Guidelines for Controlling Asbestos-Containing Materials in Buildings" (USEPA, 1985) and other relevant guidelines, and any such Maintenance Program will continuously remain in effect until the Loan secured hereby is repaid in full. In furtherance of the foregoing, Borrower shall inspect and maintain all ACM's on a regular basis and ensure that all ACM's shall be maintained in a condition that prevents exposure of residents to ACM's at all times. Without limiting the generality of the preceding sentence, Lender may require (a) periodic notices or reports to Lender in form, substance and at such intervals as Lender may specify, (b) an amendment to such Maintenance Program to address changing circumstances, laws or other matters, (c) at Borrower's sole expense, supplemental examination of any Property by consultants specified by Lender, and
(d) variation of the Maintenance Program in response to the reports provided by any such consultants.

         6.9 Existing Remediation and Monitoring Programs. Without limiting any of Borrower's other representations, warranties or covenants in this Article VI, Borrower covenants that it shall continue to timely comply with the terms and provisions of the existing remediation and monitoring programs with respect to the Properties located at the Emeryville, California Property (identified as Properties #69, #70 and #71 on Exhibit A attached hereto) (ground water contamination); 4790 West Pico Boulevard, Los Angeles, California (identified as Property #74 on Exhibit A attached hereto) (methane gas); 1310 University Avenue, Berkeley, California (identified as Property #68 on Exhibit A attached hereto) (asbestos O&M plan); 1200 Edinger Avenue, Tustin, California (identified as Property #44 on Exhibit A attached hereto) (asbestos O&M plan); 224 South Michigan Avenue, Chicago, Illinois (identified as Property #67 on Exhibit A attached hereto) (asbestos O&M plan); and 9401 Corbin Avenue, Lot #43, Northridge, California (identified as Property #101 on Exhibit A attached hereto) (environmental remediation). Notwithstanding the terms and provisions contained in any remediation and monitoring program with respect to such Properties, as between Borrower and Lender, Borrower shall remain responsible for complying with all Environmental Laws and indemnifying Lender for any losses, claims and expenses as set forth in this Article VI. In connection with the Property located at 9401 Corbin Avenue, Lot # 43, Northridge, California, Borrower shall also establish the Environmental Reserve as set forth in Section
9.5 below.


                                 ARTICLE VII

                  ADDITIONAL REPRESENTATIONS AND WARRANTIES
                          AND COVENANTS OF BORROWER


         7.1 Expenses. Borrower shall pay on the Closing Date or within ten (10) Business Days after Lender's demand therefor, as appropriate: (a) all of Lender's fees, costs and expenses in connection with the Loan, including, without limitation, Lender's legal fees, expenses and disbursements, the costs of appraisals, environmental studies, engineering reports, title insurance, surveys, mortgage recording taxes and fees, filing and other recording fees and charges, inspection fees, credit report fees, environmental report charges, taxes, tax and insurance fees and escrow fees and all other usual and customary loan closing expenses (collectively, "Expenses"); (b) all Expenses incurred in connection with the enforcement or satisfaction by Lender of any of Borrower's obligations under this Agreement or the other Loan Documents; and (c) all Expenses incurred in the successful prosecution or defense of any action in any way related to any of the Loan Documents, including, without limitation, any action for declaratory relief; together with interest thereon until paid, at the Default Rate. Lender shall provide to Borrower copies of invoices, statements or other records documenting such amounts to the extent available to Lender.

         7.2 Compliance with Loan Documents. Borrower will duly observe and perform in all material respects the Secured Obligations.


         7.3 Representations, Warranties and Covenants with Respect to Indebtedness, Operations and Fundamental Changes of Borrower; Maintenance of Separate Existence. Borrower represents, warrants and covenants as of the date hereof and until such time as the Loan is paid in full, that Borrower:


             (a) will not, nor will any partner, limited or general, member or shareholder thereof, as applicable, amend, modify or otherwise change its partnership certificate, partnership agreement, articles of incorporation, by-laws, operating agreement, articles of organization, or other formation agreement or document, as applicable, in any material term or manner, or in a manner which adversely affects Borrower's existence as a single purpose entity;


             (b) will not liquidate or dissolve (or suffer any liquidation or dissolution), or enter into any transaction of merger or consolidation or acquire by purchase or otherwise all or substantially all the business or assets of, or any stock or other evidence of beneficial ownership of any entity;


             (c) has not and will not guarantee, pledge its assets for the benefit of, or otherwise become liable on or in connection, with any obligation of any other person or entity;


             (d) does not own and will not own any asset other than (i) the Properties, (ii) Collateral and (iii) other incidental personal property necessary for the operation of the Properties;


             (e) is not engaged and will not engage, either directly or indirectly, in any business other than the ownership, leasing, management and operation of the Properties;


             (f) will not enter into any contract or agreement with any general partner, principal, affiliate or member of Borrower, as applicable, or any affiliate of any general partner, principal or member of Borrower, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than an affiliate;


             (g) has not incurred and will not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (i) the Loan, and (ii) advances or trade payables or accrued expenses incurred in the ordinary course of business of operating the Properties; and has not incurred and will not incur any debt secured (senior, subordinate or pari passu) by the Properties;


             (h) has not made and will not make any loans or advances to any third party (including, but not limited to, any affiliate) except to tenants of the Properties for tenant improvements, repairs or furniture, fixtures and equipment (which loans shall constitute Collateral);

             (i) is solvent and is able to pay its debts from its assets as the same become due and that the Loan and the transactions contemplated by this Agreement will not cause Borrower to be insolvent;


             (j) has done or caused to be done and will do all things necessary to preserve its existence;


             (k) will conduct and operate its business in its own name and as presently conducted and operated;


             (l) will maintain financial statements, books and records and bank accounts separate from those of its affiliates, including, without limitation, its general partners or members, as applicable ;


             (m) will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including, without limitation, any affiliate, general partner or member, as applicable, or any affiliate of any general partner or member of the Borrower, as applicable);


             (n) will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;


             (o) will not seek the dissolution or winding up, in whole or in part, of the Borrower;


             (p) shall maintain its principal executive office and telephone and facsimile numbers separate from that of any affiliate and shall conspicuously identify such office and numbers as its own and shall use its own stationery, invoices and checks which reflect its address, telephone number and facsimile number, as appropriate (which, however, may be within the premises of and leased from an affiliate so long as overhead for such shared office space is allocated fairly and reasonably);


             (q) will not commingle the funds and other assets of Borrower with those of any general partner, member, affiliate, principal or any other person;


             (r) has and will maintain its assets in such a manner that it is not unreasonably costly or difficult to segregate, ascertain or identify its individual assets from those of any affiliate or any other person;


             (s) does not and will not hold itself out to be responsible for the debts or obligations of any other person;

             (t) will not do any act which would make it impossible to carry on the ordinary business of Borrower;

             (u) will not possess or assign any of the Properties or incidental personal property necessary for the operation of the Properties for other than a business or company purpose;


             (v) will not sell, encumber or otherwise dispose of all or substantially all of the Properties or incidental personal property necessary for the operation of the Properties;


             (w) will not hold title to Borrower's assets other than in Borrower's name;


             (x) will be managed by a board of directors, which board will govern the operations of the Borrower; at least two (2) of the directors shall serve as an "Independent Director," whose consent shall be required for, among other things and as expressly provided in Borrower's formation documents, any merger, consolidation, dissolution or bankruptcy of Borrower, and for any sale or transfer of all or substantially all of the assets of Borrower. "Independent Director" shall mean a person who is not, and has not within the past 5 years been (i) an officer, director, employee or 10% stockholder of, or any affiliate of, Borrower or Guarantor (other than a person who would otherwise be disqualified under this clause (i) solely as a result of serving as an independent director of another entity that is an affiliate of Borrower or Guarantor), (ii) a member of the immediate family of any such person or of any affiliate of Borrower or Guarantor or (iii) a professional retained by Borrower or Guarantor (other than such person's retention as an Independent Director of Borrower); and


             (y) will not institute proceedings to be adjudicated bankrupt or insolvent; or consent to the institution of bankruptcy or insolvency proceedings against it; or file a petition seeking, or consent to, reorganization or relief under any applicable federal or state law relating to bankruptcy; or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Borrower or a substantial part of Borrower's property; or make any assignment for the benefit of creditors; or admit in writing its inability generally, to pay its debts as they become due; or take any action in furtherance of any such action.


         7.4 Payment of Taxes. Borrower will pay, or cause to be paid pursuant to the provisions of Section 9.2 below, all taxes, assessments, or other governmental charges levied upon any of the Properties or its other assets, or in respect of its income before the same become delinquent, except that it will have the right to contest the assessment and payment of such taxes, assessments and other charges in the manner provided in the Mortgages.


         7.5 Litigation. Borrower will give Lender prompt written notice of (a) any litigation or claims of any kind which, to its knowledge, might subject Borrower to any liability which may materially and adversely affect Borrower's ability to repay the Loan, whether covered by insurance or not, and in any event any litigation in which the plaintiffs' claims exceed $500,000 and (b) all complaints and charges filed by any governmental agency materially adversely affecting any of the Properties or the Collateral, or exercising supervision or control of Borrower, or its business or assets.


         7.6 Indemnification of Lender. Borrower hereby agrees to defend, protect, indemnify and hold Lender, its directors, officers, employees, agents, successors and assigns (including, without limitation, any participants in the Loan), harmless from and against any and all losses, liabilities, fines, claims, actions, judgments, costs, expenses or damages, to the extent such losses, liabilities, fines, claims, actions, judgments, costs, expenses or damages do not arise out of Lender's willful misconduct or gross negligence (as finally determined by a court of competent jurisdiction) asserted against Lender by any person, entity or Governmental Authority arising out of or in connection with Borrower's ownership or use of any of the Properties, including, but not limited to, any liens (i.e., judgments, mechanics' and materialmen's liens, or otherwise), charges and encumbrances filed against any Property, and from any claims and demands for damages or injury, including claims for property damage, personal injury or wrongful death, arising out of or in connection with any accident or fire or other casualty on the Properties or any nuisance made or suffered thereon, including, without limitation, in any case, reasonable attorneys' fees, costs and expenses as aforesaid, whether at pretrial, trial or appellate level, and such indemnity shall survive payment in full of the Loan. Lender will be entitled to appear in any action or proceeding to defend itself against such claims, and all costs incurred by Lender in connection therewith, including reasonable attorney's fees, shall be paid by Borrower to Lender upon request. Lender shall, at its option, and subject to Borrower's reasonable prior written approval, be entitled to settle or compromise any asserted claim against it, and such settlement shall be binding upon Borrower for purposes of this indemnification. Payment thereof by Lender or the payment by Lender of any such judgment or claim successfully perfected against Lender shall bear interest at the Default Interest Rate and shall be payable within ten (10) Business Days after Lender's demand therefor. Lender shall provide copies of invoices, statements or other records documenting such amounts to the extent available to Lender.

         7.7 Change in Position. Borrower agrees immediately to inform Lender of any material adverse change in the financial condition of Borrower and/or any transfer of ownership of any material assets of Borrower or any change in the location of Borrower's principal executive office.


         7.8 Secondary Financing. Secondary financing of any type encumbering any Property or the Collateral, or any portion thereof, is prohibited without the prior written consent of Lender, which consent shall be in Lender's absolute discretion.


         7.9 Further Assurances. Borrower shall, on the request of Lender and at the expense of Borrower: (a) promptly correct any defect, error or omission which may be discovered in the contents of this Agreement or in the contents of any of the other Loan Documents; (b) promptly execute, acknowledge, deliver and record or file such further instruments (including, without limitation, further mortgages, deeds of trust, security deeds, security agreements, financing statements, continuation statements and assignments of rents or leases) and promptly do such further acts as may be necessary to carry out the purposes of this Agreement and the other Loan Documents and to subject to the liens and security interests hereof and thereof any property intended by the terms hereof and thereof to be covered hereby and thereby, including specifically, but without limitation, any renewals, additions, substitutions, replacements or appurtenances to the Properties; (c) promptly execute, acknowledge, deliver, procure and record or file any document or instrument (including specifically, without limitation, any financing statement) deemed advisable by Lender to protect, continue or perfect the liens or the security interests hereunder against the rights or interests of third persons; and (d) promptly furnish to Lender, upon Lender's request, a duly acknowledged written statement and estoppel certificate addressed to such party or parties as directed by Lender and in form and substance supplied by Lender, setting forth all amounts due under the Note, stating whether any Default or Event of Default has occurred hereunder, stating whether any offsets or defenses exist against the Loan and containing such other matters as Lender may reasonably require.

         7.10 Assignment. Without the prior written consent of Lender, Borrower shall not assign Borrower's interest under any of the Loan Documents, or in any monies due or to become due thereunder, and any assignment without such consent shall be void.

         7.11 Management Agreements. Borrower shall not modify, amend or terminate any Management Agreement without the prior written consent of Lender. In the event a Manager elects to terminate its services under the Management Agreement as may be permitted in such Management Agreement, within thirty (30) days following such termination Borrower shall enter into a new Management Agreement in form and substance reasonably acceptable to Lender and the Rating Agencies and with a manager acceptable to Lender and the Rating Agencies.


                                ARTICLE VIII

                             REPORTING COVENANTS


         8.1 Financial Statements and Books and Records. Borrower shall keep accurate books and records of account of each Property and its own financial affairs sufficient to permit the preparation of financial statements therefrom in accordance with generally accepted accounting principles, consistently applied. Borrower is and shall continue to provide Lender with reporting information which complies with the Commercial Real Estate Secondary Market and Securitization Association Standards and in electronic format and such other format as Lender may require. Lender and its duly authorized representatives shall have the right to examine, copy and audit Borrower's records and books of account at all reasonable times. The cost of such examination and audit shall be at the expense of Lender, (x) unless there exists an Event of Default or (y) at such other time as Lender has reasonable grounds to believe that Borrower's financial statements are inaccurate or incomplete and such audit discloses a material inaccuracy. Borrower agrees that it shall furnish to Lender its audited balance sheet, dated as of October 1, 1998, on or before October 28, 1998, which balance sheet Borrower presently anticipates will be, and when completed, must be, consistent with the Properties' financial information previously delivered to Lender in connection with the closing of the Loan. Prior to a Securitization of the Loan, Borrower shall furnish to Lender and the Rating Agencies, upon request from time to time, monthly operating statements and a current Rent Roll (containing all of the information set forth in Section 5.1(ee)(i), above) for each Property and, to the extent the tenant or tenants of such Property are required to report sales, monthly sales reports for each retail Property. Throughout the Loan term, Borrower shall also furnish to Lender and the Rating Agencies (a) unaudited quarterly financial statements and operating statements for the Properties together with unaudited annual financial and operating statements for the twelve (12) months ending with such quarter, collectively,
(b) quarterly current Rent Rolls (containing all of the information set forth in Section 5.1(ee)(i), above) for each Property, (c) to the extent the tenant or tenants of such Property are required to report sales, current quarterly sales reports for each retail Property, and (d) audited annual financial and operating statements for all of the Properties, collectively, prepared by a `Big Six' accounting firm or other independent certified public accountant acceptable to Lender. Such annual financial statements shall include, without limitation, (i) a balance sheet, (ii) a statement of income and expenses reflecting the actual and complete results of the operation of each Property for the prior fiscal year, and (iii) a statement of cash flow, each in reasonable detail. Such financial statements shall be prepared in accordance with generally accepted accounting principles, consistently applied. The quarterly statements must be delivered to Lender within forty-five (45) days following the respective quarter and the annual statements must be delivered to Lender within ninety (90) days of the year end. In addition, upon Lender's or the Rating Agencies' request from time to time, Borrower shall furnish or cause to be furnished current annual financial statements on the Guarantor in a form reasonably satisfactory to Lender, and on any person or entity having a direct ownership interest in the Borrower, together with such other information concerning the financial condition or operation of the Borrower and/or the Property and/or Guarantor as may be reasonably requested by Lender. If any of the aforementioned materials are not furnished to Lender within the applicable time periods or Lender is dissatisfied with the contents of any of the foregoing and has notified Borrower of its dissatisfaction, in addition to any other rights and remedies of Lender contained herein, Lender shall have the right, but not the obligation, to obtain the same by means of an audit by an independent certified public accountant selected by Lender, in which event Borrower agrees to pay, or to reimburse Lender for, any expense of such audit if such audit discloses a material inaccuracy from the materials furnished by Borrower and further agrees to provide all necessary information to said accountant and to otherwise cooperate in the making of such audit.

         8.2 Representations and Warranties. Borrower agrees that all financial statements to be delivered to Lender pursuant to this Article VIII shall: (a) be complete and correct in all material respects; (b) present fairly the financial condition of the party, including all material liabilities; and (c) be prepared in accordance with generally accepted accounting principles, consistently applied. Borrower shall be deemed to warrant and represent that, as of the date of delivery of any such financial statement, no Properties have been sold, transferred, assigned, mortgaged, pledged or encumbered since the date of such financial statement, except as disclosed by Borrower in a writing delivered to Lender. Borrower agrees that all Rent Rolls and other information to be delivered to Lender pursuant to this Article VIII shall not contain any material misrepresentation or omission of a material fact.


                                   ARTICLE IX

             CASH MANAGEMENT AGREEMENT; RESERVE AND IMPOUND ACCOUNTS


         9.1 Cash Management Agreement. Borrower and Lender shall enter into a Cash Management Agreement (the "Cash Management Agreement") which will govern the collection and distribution of revenues as generated from the Properties throughout the term of the Loan. Pursuant to the Cash Management Agreement, Borrower will establish separate accounts (the "Cash Management Accounts") with a bank (the "Clearing Bank") designated by Borrower and acceptable to Lender through which all rents and other receipts from the Properties (collectively the "Revenues") will be cleared. All cash held in accounts under the Cash Management Agreement which are under the dominion and control of the Lender or any other accounts held by or on Lender's behalf and established pursuant to the Loan Documents, shall be held in Permitted Investments. Until the earliest to occur of (1) the date ("CS Event 1") three (3) months prior to the Anticipated Repayment Date, (2) the date upon which the Lender determines that the ratio of (a) Net Cash Flow for the immediate preceding 12-month period from ongoing and continuous operations of the Properties to (b) the annual debt service on the Loan, has fallen below 1.15:1.00, as determined by Lender (the "Minimum Coverage Ratio") (and Borrower fails to post Additional Collateral as provided in the Cash Management Agreement) ("CS Event 2") or (3) an Event of Default under the Loan Documents ("CS Event 3") (each, a "Sweep Event"), the Clearing Bank will transfer all receipts daily from Lender's controlled account into Borrower's account pursuant to the provisions of the Cash Management Agreement. The period following a Cash Sweep Event shall be referred to as the "Cash Management Period".

         9.2 Tax and Insurance Impound Account. Borrower shall establish and maintain at all times throughout the term of the Loan an impound account (the "Impound Account") with Lender for payment of real estate taxes and assessments and insurance on all the Properties and as additional security for the Loan. Borrower shall, on the Closing Date, make an initial deposit in the Impound Account reasonably determined by Lender to be necessary to ensure that there will be on deposit with Lender an amount which, when added to the monthly payments subsequently required to be deposited with Lender hereunder on account of real estate taxes, assessments and insurance premiums, will result in there being on deposit with Lender in the Impound Account an amount sufficient to pay the next due installment of real estate taxes and assessments on the Properties at least one (1) month prior to the earlier of (a) the delinquent date thereof or (b) any such date by which the Borrower is required by law to pay same, and the next due annual insurance premiums with respect to the Properties at least one (1) month prior to the due date thereof. Commencing on the first monthly payment date under the Note and continuing thereafter on each monthly payment date under the Note, Borrower shall pay to Lender, concurrently with and in addition to the monthly payment due under the Note and until the Loan is fully paid and performed, deposits in an amount equal to one-twelfth (1/12) of the amount of the annual real estate taxes and assessments that will next become due and payable on the Properties, plus one-twelfth (1/12) of the amount of the annual premiums that will next become due and payable on insurance policies which Borrower is required to maintain hereunder, each as estimated and determined by Lender. So long as no Event of Default has occurred, all sums in the Impound Account shall be held by Beneficiary in the Impound Account to pay said taxes and assessments before the same become delinquent. Borrower shall be responsible for ensuring the receipt by Lender, at least thirty (30) days prior to the respective due date for payment thereof, of all bills, invoices and statements for all taxes and assessments to be paid from the Impound Account, and so long as no Event of Default has occurred, Lender shall pay the governmental authority or other party entitled thereto directly to the extent funds are available for such purpose in the Impound Account. Borrower agrees that it shall pay all said insurance premiums before the same become delinquent directly to the party entitled thereto. So long as no Event of Default has occurred, sums held in the Impound Account by Lender shall be disbursed by Lender to Borrower within ten (10) Business Days after Borrower's request to reimburse Borrower for the payment of said insurance premiums to the extent funds are available for such purpose in the Impound Account. Borrower shall with each reimbursement request (which shall not be more frequent than once in any thirty (30) day period) submit copies of receipts, statements or invoices evidencing payment of such insurance premiums acceptable to Lender. In the event Borrower fails to pay said insurance premiums before the same become delinquent, Lender shall have the right to make such payment to the party entitled thereto on Borrower's behalf with the sums held by Lender in the Impound Account. In making any payment from the Impound Account, Lender shall be entitled to rely on any bill, statement or estimate procured from the appropriate public office or insurance company or agent without any inquiry into the accuracy of such bill, statement or estimate and without any inquiry into the accuracy, validity, enforceability or contestability of any tax, assessment, valuation, sale, forfeiture, tax lien or title or claim thereof. The Impound Account shall not, unless otherwise explicitly required by applicable law, be or be deemed to be escrow or trust funds, but, at Lender's option and in Lender's discretion, may either be held in a separate account or be commingled by Lender with the general funds of Lender.

         9.3      Repair and Remediation Reserve.
                  ------------------------------

                  Prior to the execution of this Loan Agreement, Lender has caused each Property in the Property Pool to be inspected and such inspection has revealed that certain Properties (each, a "Deferred Maintenance Property" and collectively, the "Deferred Maintenance Properties") are in need of certain maintenance, repairs and/or remedial or corrective work. Contemporaneously with the execution hereof, Borrower has established with the Lender a reserve in the amount of Seven Hundred Twenty-five Thousand Six Hundred and 00/100 Dollars ($725,600.00) (the "Repair and Remediation Reserve") by depositing such amount with Lender. Borrower shall cause each of the items described in Schedule 4 attached hereto and made a part hereof (the "Deferred Maintenance") to be completed, performed, remediated and corrected to the satisfaction of Lender and as necessary to bring the Deferred Maintenance Properties into compliance with all applicable laws, ordinances, rules and regulations on or before the expiration of one hundred-eighty (180) days after the Closing Date, as such time period may be extended by Lender in its reasonable discretion. Lender shall have the right to inspect the work from time to time to insure that the work is being completed in a good and workmanlike manner.


                  So long as no Default or Event of Default has occurred and is continuing, all sums in the Repair and Remediation Reserve shall be held by Lender in the Repair and Remediation Reserve to pay the costs and expenses of completing the Deferred Maintenance. So long as no Default or Event of Default has occurred and is continuing, Lender shall, to the extent funds are available for such purpose in the Repair and Remediation Reserve, disburse to Borrower the amount paid or incurred by Borrower in completing, performing, remediating or correcting the Deferred Maintenance upon (a) the receipt by Lender of a written request from Borrower for disbursement from the Repair and Remediation Reserve and a certification by Borrower in the form annexed hereto as Exhibit D that the Deferred Maintenance has been fully completed and that all Deferred Maintenance work with respect to any Property for which funds are requested has been completed in accordance with the terms of this Loan Agreement, (b) delivery to Lender of invoices, receipts or other evidence satisfactory to Lender verifying the costs of the Deferred Maintenance to be reimbursed, (c) if applicable, delivery to Lender of any and all certifications from inspecting architects, engineers or other consultants reasonably acceptable to Lender describing the completed work, verifying the completion of the work and the value of the completed work and, if applicable, certifying that the Deferred Maintenance Properties are, as a result of such work, in compliance with all applicable laws, ordinances rules and regulations relating to the Deferred Maintenance so performed, (d) delivery to Lender of affidavits, lien waivers or other evidence reasonably satisfactory to Lender showing that all materialmen, laborers, subcontractors and any other parties who might or could claim statutory or common law liens and are furnishing or have furnished materials or labor to the Deferred Maintenance Properties have been paid all amounts due for such labor and materials furnished to the Deferred Maintenance

Properties, and (e) the receipt by Lender of an administrative fee for each disbursement request in an amount equal to all of Lender's out of pocket costs and expenses plus Lender's then customary charge for performing such service, but in no event less than $1,000.00. Lender shall not be required to make advances from the Repair and Remediation Reserve more frequently than once in any thirty (30) day period and for an amount less than $10,000. In making payment from the Repair and Remediation Reserve Lender shall be entitled to rely on the request from Borrower without any inquiry into the accuracy, validity or contestability of any such amount. The Repair and Remediation Reserve shall not, unless otherwise explicitly required by applicable law, be or be deemed to be escrow or trust funds, but, at Lender's option and in Lender's discretion, may either be held in a separate account or be commingled by Lender with the general funds of Lender.


           9.4 Replacement Reserve; Tenant Improvements and Leasing Commissions
               ----------------------------------------------------------------
Reserve.
-------

               (a) During the continuance of a Cash Management Period,
Borrower shall establish and maintain at all times during such period a replacement reserve (the "Replacement Reserve") with Lender for payment of certain costs and expenses, incurred by Borrower or which may otherwise be necessary, in connection with the repair and maintenance of the Properties, including, but not limited to, the roofs, gutters, downspouts, paving, curbs, driveways, ramps, exterior walls, exterior doors and doorways, windows, elevators and mechanical and HVAC equipment (collectively, the "Repairs"). During the continuance of a Cash Management Period, Borrower shall pay Lender, concurrently with and in addition to the monthly payment due under the Note, a deposit to the Replacement Reserve in the amount determined by the formula set forth in Schedule 3 for such reserve. Lender shall, to the extent funds are available for such purpose in the Replacement Reserve, disburse to Borrower the amount paid or incurred by Borrower in performing such Repairs within ten (10) Business Days following: (i) the receipt by Lender of a written request from Borrower for disbursement from the Replacement Reserve and a certification by Borrower in the form attached hereto as Exhibit D that the applicable item of Repair has been completed; (ii) the delivery to Lender of invoices, receipts or other evidence satisfactory to Lender, verifying the cost of performing the Repairs; (iii) for disbursement requests in excess of $150,000 in the aggregate within any thirty (30) day period as to any single Property, the delivery to Lender of affidavits, lien waivers or other evidence reasonably satisfactory to Lender showing that all materialmen, laborers, subcontractors and any other parties who might or could claim statutory or common law liens and are furnishing or have furnished material or labor to the applicable Property have been paid all amounts due for labor and materials furnished to such Property;
(iv) for disbursement requests in excess of $300,000 in the aggregate within any thirty (30) day period as to any single Property, delivery to Lender of a certification from an inspecting architect or other third party acceptable to Lender describing the completed Repairs and verifying the completion of the Repairs and the value of the completed Repairs; (v) delivery to Lender of a new certificate of occupancy for the portion of the Improvements covered by such Repairs, if said new certificate of occupancy is required by law, or a certification by Borrower that no new certificate of occupancy is required; and
(vi) the receipt by Borrower of an administration fee for each disbursement request in an amount equal to all of Lender's out of pocket costs and expenses plus Lender's then customary charge for performing such services but in no event less than $1,000. Lender shall not be required to make advances from the Replacement Reserve more frequently than once in any thirty (30) day period and for an amount less than $10,000. In making any payment from the Replacement Reserve, Lender shall be entitled to rely on such request from Borrower without any inquiry into the accuracy, validity or contestability of any such amount. During any Cash Management Period, Lender may, at Lender's expense, make or cause to be made an annual inspection at the Properties to determine the need, as determined by Lender in its reasonable judgment, for further Repairs of the Properties. In the event that such inspection reveals that further Repairs of the Properties are required, Lender shall provide Borrower with a written description of the required Repairs and Borrower shall complete such Repairs to the reasonable satisfaction of Lender within ninety
(90) days after the receipt of such description from Lender, or such later date as may be approved by Lender in its reasonable discretion. The
Replacement Reserve shall not, unless otherwise explicitly required by applicable law, be or be deemed to be escrow or trust funds, but, at Lender's option and in Lender's discretion, may either be held in a separate account or be commingled by Lender with the general funds of Lender.

                  (b) During the continuance of a Cash Management Period, Borrower shall establish and maintain at all times during such period a reserve for tenant improvements and leasing commissions (the "TI/LC Reserve") with Lender for payment of leasing commissions and tenant improvement costs and expenses incurred by Borrower in connection with re-leasing the Properties pursuant to Leases approved, or deemed approved, by Lender (collectively, the "Leasing Costs"). During the continuance of a Cash Management Period, Borrower shall pay Lender, concurrently with and in addition to the monthly payment due under the Note, a deposit to the TI/LC Reserve in the amounts determined by the formulas set forth in Schedule 3 for such reserves. Lender shall, to the extent funds are available for such purpose in the TI/LC Reserve, disburse to Borrower the amount paid or incurred by Borrower in performing such Leasing Costs within ten (10) Business Days following: (i) the receipt by Lender of a written request from Borrower for disbursement from the TI/LC Reserve and a certification by Borrower in the form annexed as Exhibit D that (1) for Leasing Costs consisting of commissions payable to brokers not affiliated with Borrower and at a rate not greater than the then-current market rate, such leasing commission has been paid by Borrower, and (2) for Leasing Costs consisting of amounts required to be expended pursuant to the relevant Lease for tenant improvement or related costs, said Leasing Costs have been incurred, (ii) the delivery to Lender of invoices, receipts or other evidence satisfactory to Lender verifying the cost of such Leasing Costs; (iii) for disbursement requests for Leasing Costs in excess of $150,000 in the aggregate within any thirty (30) day period as to any single Property, the delivery to Lender of affidavits, lien waivers or other evidence reasonably satisfactory to Lender showing that all materialmen, laborers, subcontractors and any other parties who might or could claim statutory or common law liens and are furnishing or have furnished material or labor to the property have been paid (or will be paid out of such disbursement) all amounts due for labor and materials furnished to the applicable Property; (iv) for disbursement requests for Leasing Costs in excess of $300,000 in the aggregate within any thirty (30) day period as to any single Property (other than with respect to leasing commissions), delivery to Lender of a certification from an inspecting architect or other third party acceptable to Lender describing the completed tenant improvement or other work, and verifying the completion and the value thereof; (v) for disbursement requests for Leasing Costs in excess of $300,000 in the aggregate within any thirty (30) day period as to any single Property (other than with respect to leasing commissions), evidence satisfactory to Lender that there exists sufficient funds in the TI/LC Reserve to complete the tenant improvement or other work; (vi) delivery to Lender of a new certificate of occupancy for the portion of the Improvements covered by such

Lease for the applicable Property, if said new certificate of occupancy was required by law, or a certification by Borrower that no new certificate of occupancy was required; (vii) for disbursement requests for Leasing Costs in excess of $300,000 in the aggregate within any thirty (30) day period as to any single Property (other than with respect to leasing commissions), delivery to Lender of an estoppel certificate from the tenants of the relevant premises in form and substance reasonably acceptable to Lender; and (viii) the receipt by Lender of an administrative fee for each disbursement request in an amount equal to all of Lender's out of pocket costs and expenses plus Lender's then customary charge for performing such services but in no event less than $1,000. Lender shall not be required to make advances from the TI/LC Reserve more frequently than once in any thirty (30) day period and for an amount less than $10,000. In making any payment from the TI/LC Reserve, Lender shall be entitled to rely on such request from Borrower without any inquiry into the accuracy, validity or contestability of any such amount. The TI/LC Reserve shall not, unless otherwise explicitly required by applicable law, be or be deemed to be escrow or trust funds, but, at Lender's option and in Lender's discretion, may either be held in a separate account or be commingled by Lender with the general funds of Lender.


         9.5  Environmental Reserve.


              (a) Contemporaneously with the execution hereof, Borrower has established with Lender a reserve in the amount of $300,000 (the "Environmental Reserve") by depositing such amount with Lender to fund potential remediation work as more particularly described in that certain Environmental Site Assessment dated July 24, 1998 and prepared by Dames and Moore for Lender (the "Environmental Report"; such work, the "Environmental Work"), with respect to the Property located at 9401 Corbin Avenue, Lot # 43, Northridge, California (identified as Property # 101 on Exhibit A attached hereto) to be performed and completed to the satisfaction of Lender and as recommended in the Environmental Report.


              (b) So long as no Default or Event of Default has occurred and is continuing, all sums in the Environmental Reserve shall be held by Lender in the Environmental Reserve to pay the costs and expenses of completing the Environmental Work. So long as no Default or Event of Default has occurred and is continuing, Lender shall, to the extent funds are available for such purpose in the Environmental Reserve, disburse to Borrower the amount paid or incurred by Borrower in performing and completing the Environmental Work upon (i) the receipt by Lender of a written request from Borrower for disbursement from the Environmental Reserve and a certification by Borrower in the form annexed as Exhibit D that the Environmental Work has been fully completed in accordance with the terms of this Agreement, (ii) delivery to Lender of invoices, receipts or other evidence satisfactory to Lender verifying the costs of the Environmental Work to be reimbursed, (iii) delivery to Lender of a certification from an inspecting architect, engineer or other consultant reasonably acceptable to Lender describing the completed work, verifying the completion of the work and the value of the completed work and, if applicable, certifying that such work has been performed in compliance with all applicable laws, ordinances rules and regulations relating to the Environmental Work so performed, (iv) delivery to Lender of affidavits, lien waivers or other evidence reasonably satisfactory to Lender showing that all materialmen, laborers, subcontractors and any other parties who might or could claim statutory or common law liens and are furnishing or have furnished materials or labor to the Property have been paid (or will be paid out of such disbursement) all amounts due for such labor and materials furnished to the Property, and (v) the receipt by Lender of an administrative fee in an amount equal to all of Lender's out of pocket costs and expenses plus Lender's then customary charge for performing such services but in no event less than $1,000. Lender shall not be required to make more than one (1) payment from the Environmental Reserve. In making the payment from the Environmental Reserve, Lender shall be entitled to rely on such request from Borrower without any inquiry into the accuracy, validity or contestability of any such amount. The Environmental Reserve shall not, unless otherwise explicitly required by applicable law, be or be deemed to be escrow or trust funds, but, at Lender's option and in Lender's discretion, may either be held in a separate account or be commingled by Lender with the general funds of Lender.

         9.6      Prepaid Rent Reserve
                  --------------------

                  (a) Contemporaneously with the execution hereof, Borrower has established with Lender a reserve in the amount of $187,306 (the "Prepaid Rent Reserve") by depositing with Lender an amount equal to two-thirds (2/3rds) of the amount of rent paid quarterly in advance (i.e., paid prior to the period to which such rent applies) for the Ground Leases listed on Schedule 5.1(ee)(iii) (the "Quarterly Ground Leases"). Lender shall hold the Prepaid Rent Reserve throughout the term of the Loan. Borrower shall provide to Lender a quarterly certificate as to the amount of the rent paid under the Quarterly Ground Leases more than thirty (30) days in advance, together with any other rents similarly paid (i.e., paid prior to the period to which such rent applies) more than thirty (30) days in advance under any other Leases (collectively, the "Prepaid Rents"). The amount of the Prepaid Rent Reserve shall be adjusted quarterly by Lender to reflect any increase or decrease in the amount of Prepaid Rents collected by Borrower such that the amount of the Prepaid Rent Reserve shall always equal the amount of Prepaid Rents. Borrower agrees that if at any time the Prepaid Rent Reserve is less than the Prepaid Rents, Borrower shall deposit with Lender such additional funds necessary to properly fund the Prepaid Rent Reserve. So long as no Default or Event of Default has occurred and is continuing, Lender shall disburse to Borrower any excess funds above and beyond the amount required to be in the Prepaid Rent Reserve from time to time. Lender shall not be required to make more than one (1) payment per ninety (90) day period.


                  (b) The Prepaid Rent Reserve shall not, unless otherwise explicitly required by applicable law, be or be deemed to be escrow or trust funds, but, at Lender's option and in Lender's discretion, may either be held in a separate account or be commingled by Lender with the general funds of Lender.


         9.7 Interest Payable by Lender. Lender shall cause funds in the Impound Account, the Repair and Remediation Reserve, the Replacement Reserve, the TI/LC Reserve, and the Environmental Reserve, if any, to be deposited into an interest bearing account (which shall be a Permitted Investment) of the type customarily maintained by Lender or its servicing agent for the investment of similar reserves, which account may not yield the highest interest rate then available. All accounts must be and continue to be held with a financial institution rated at least "A" by DCR and at least "Aa2" by Moody's, or if not rated by DCR and Moody's, correspondingly by at least two
(2) Rating Agencies, or otherwise acceptable to DCR and Moody's. Interest payable on such amounts shall be computed based on the daily outstanding balance in such account. Such interest shall be calculated on a simple, non-compounded interest basis based solely on contributions made to such account by Borrower. All interest earned on amounts contributed to such account shall be retained by Lender and added to the balance in the Impound Account, the Repair and Remediation Reserve, the Replacement Reserve, and the TI/LC Reserve, as applicable, and shall be disbursed for payment of the items for which other funds in such reserves are to be disbursed.

         9.8      Pledge of Security Interest in Impound and Reserve Accounts.
                  -----------------------------------------------------------

                  (a) As additional security for the Secured Obligations, Borrower hereby unconditionally and irrevocably assigns, conveys, pledges, mortgages, transfers, delivers, deposits, sets over and confirms unto Lender, and hereby grants to Lender a security interest in, (i) the Impound Account, the Repair and Remediation Reserve, the Replacement Reserve, the TI/LC Reserve, the Environmental Reserve, the Prepaid Rent Reserve, the Cash Management Accounts, and any other reserve or escrow account established, pursuant to the terms hereof or of any other Loan Documents (collectively, the "Reserves"), (ii) the accounts into which the Reserves have been deposited, (iii) all insurance of said accounts, (iv) all accounts, contract rights and general intangibles or other rights and interests pertaining thereto, (v) all sums now or hereafter therein or represented thereby, (vi) all replacements, substitutions or proceeds thereof, (vii) all instruments and documents now or hereafter evidencing the Reserves or such accounts, (viii) all powers, options, rights, privileges and immunities pertaining to the Reserves (including the right to make withdrawals therefrom), and (ix) all proceeds of the foregoing. Borrower hereby authorizes and consents to the account into which the Reserves have been or will be deposited being held in Lender's name or the name of any entity servicing the Note for Lender and hereby acknowledges and agrees, that Lender, or at Lender's election, such servicing agent, shall have exclusive control over said account. Notice of the assignment and security interest granted to Lender herein may be delivered by Lender at any time to the financial institution wherein the Reserves have been established, and Lender, or such servicing entity, shall have possession of all passbooks or other evidences of such accounts. Borrower hereby assumes all risk of loss with respect to amounts on deposit in the Reserves except to the extent such loss is caused by Lender's willful misconduct or gross negligence. Borrower hereby knowingly, voluntarily and intentionally stipulates, acknowledges and agrees that the advancement of the funds from the Reserves as set forth herein is at Borrower's direction and is not the exercise by Lender of any right of set-off or other remedy upon an Event of Default. Borrower hereby waives all right to withdraw funds from the Reserves except as provided in the Cash Management Agreement. If an Event of Default shall occur hereunder or under any other of the Loan Documents, then Lender may, without notice or demand on Borrower or Guarantor, at its option: (A) withdraw any or all of the funds (including, without limitation, interest) then remaining in the Reserves and apply the same, after deducting all costs and expenses of safekeeping, collection and delivery (including, but not limited to, reasonable attorneys' fees, costs and expenses) to the obligations of Borrower under the Loan Documents in such manner or as Lender shall deem appropriate in its sole discretion, and the excess, if any, shall be paid to Borrower, (B) exercise any and all rights and remedies of a secured party under any applicable Uniform Commercial Code, and/or (C) exercise any other remedies available at law or in equity. No such use or application of the funds contained in the Reserves shall be deemed to cure any Event of Default hereunder or under the other Loan Documents.

              (b) The Reserves are solely for the protection of Lender and entail no responsibility on Lender's part beyond the payment of the respective items for which they are held following receipt of bills, invoices or statements therefor in accordance with the terms hereof and beyond the allowing of due credit for the sums actually received. Upon assignment of the Note by Lender, any funds in the Reserves shall be turned over to the assignee and any responsibility of Lender, as assignor, with respect thereto shall terminate. If the funds in the applicable Reserve shall exceed the amount of payments actually applied by Lender for the purposes and items for which the applicable Reserve is held, such excess may be credited by Lender on subsequent payments to be made hereunder or, at the option of Lender, refunded to Borrower. If, however, the applicable Reserve shall not contain sufficient funds to pay the sums required by the dates on which such sums are required to be on deposit in such account, Borrower shall, within ten (10) days after receipt of written notice thereof, deposit with Lender the full amount of any such deficiency. If Borrower shall fail to deposit with Lender the full amount of such deficiency as provided above, Lender shall have the option, but not the obligation, to make such deposit, and all amounts so deposited by Lender, together with interest thereon at the Default Interest Rate from the date so deposited by Lender until actually paid by Borrower, shall be immediately paid by Borrower on demand and shall be secured by the Mortgages and by all of the other Loan Documents securing all or any part of the Loan. Upon full payment of the Loan in accordance with its terms or at such earlier time as Lender may elect, the balance of any or all of the Reserves then in Lender's possession shall be paid over to Borrower and no other party shall have any right or claim thereto.


              (c) By exercising any of its rights or remedies under this
Section 9.8 (including, without limitation, taking possession of the Reserves), Lender shall not be deemed to have exercised any equitable right of setoff, or foreclosed any statutory banker's lien. Accordingly, the exercise of any or all of Lender's rights and remedies under this Section 9.8 shall not in any way prejudice or affect Lender's right to initiate and complete a judicial or non-judicial foreclosure under the Mortgages. This Agreement evidences the consensual granting of a personal property security interest in the Reserves as permitted by any applicable Uniform Commercial Code as adopted and enacted by the State or States where any of the Reserves are held (the "Uniform Commercial Code").


                                    ARTICLE X

                              DEFAULTS AND REMEDIES


         10.1 Events of Default. The occurrence of any of the following events (each an "Event of Default") shall be an Event of Default hereunder and under each Loan Document:


              (a) Borrower fails to punctually perform any covenant, agreement or obligation under any Loan Document which requires payment of any money to Lender at the time or within any applicable period set forth in such Loan Document, or if no time or period is set forth in such Loan Document, then within ten (10) Business Days of the date such payment is due (except that no grace period or notic

                  (b) e period is provided for the payment of principal and interest due on any Payment Date or on the Maturity Date), or following demand if there is no due date.


                  (c) Borrower fails to perform any covenant, agreement, obligation, term or condition set forth in Section 2.11 hereof, Section 7.3 hereof, or Article IV hereof.


                  (d) Borrower fails to perform any other Secured Obligation or condition set forth in any Loan Document other than those otherwise described in this Section 10.1 and, to the extent such failure or default is susceptible of being cured, the continuance of such failure or default for thirty (30) days after written notice thereof from Lender to Borrower; provided, however, that if such default is susceptible of cure but such cure cannot be accomplished with reasonable diligence within said period of time, and if Borrower commences to cure such default promptly after receipt of notice thereof from Lender and Lender's security is not otherwise materially impaired, and thereafter prosecutes the curing of such default with reasonable diligence, such period of time shall be extended for such period of time as may be necessary to cure such default with reasonable diligence, but not to exceed an additional ninety (90) days.


                  (e) Any representation or warranty made herein, in or in connection with any application or in the Loan Commitment relating to the Loan evidenced by the Note, or in any of the other Loan Documents to Lender by Borrower, by any principal, general partner or managing member in Borrower or by any indemnitor or guarantor (including Guarantor) under any indemnity or guaranty executed in connection with the Loan is determined by Lender to have been false or misleading in any material respect with respect to any one or more Properties or otherwise with respect to the Loan at the time made.


                  (f) An Event of Default occurs under any of the other Loan Documents.


                  (g) Borrower, any general partner or member in Borrower or any indemnitor or guarantor (including Guarantor) under any indemnity or guaranty executed in connection with the Loan becomes insolvent, or makes a transfer in fraud of creditors, or makes an assignment for the benefit of creditors, or files a petition in bankruptcy, or is voluntarily adjudicated insolvent or bankrupt or admits in writing the inability to pay debts as they mature, or petitions or applies to any tribunal for, or consents to or fails to contest the appointment of, a receiver, trustee, custodian or similar officer for Borrower, for any such general partner or member of Borrower or for any such indemnitor or guarantor (including Guarantor) or for a substantial part of the assets of Borrower, of any such general partner or member of Borrower or of any such indemnitor or guarantor (including Guarantor), or commences any case, proceeding or other action under any bankruptcy, reorganization, arrangement, readjustment or debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect with respect to Borrower, any general partner or member in Borrower or any indemnitor or guarantor (including, but not limited to, Guarantor).


                  (h) A petition is filed or any case, proceeding or other action is commenced against Borrower, against any general partner or member of Borrower or against any indemnitor or guarantor (including Guarantor) under any indemnity or guaranty executed in connection with the Loan seeking to have an order for relief entered against it as debtor or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or other relief under any law relating to bankruptcy, insolvency, arrangement, reorganization, receivership or other debtor relief under any law or statute of any jurisdiction whether now or hereafter in effect, or a court of competent jurisdiction enters an order for relief against Borrower, against any general partner or member of Borrower or against any indemnitor or guarantor (including Guarantor) under any indemnity or guaranty executed in connection with the Loan, as debtor, or an order, judgment or decree is entered appointing, with or without the consent of Borrower, of any such general partner or member of Borrower or of any such indemnitor or guarantor (including Guarantor), a receiver, trustee, custodian or similar officer for Borrower, for any such general partner or member of Borrower or for any such indemnitor or guarantor (including Guarantor), or for any substantial part of any of the properties of Borrower, of any such general partner or member of Borrower or of any such indemnitor or guarantor (including Guarantor), and if any such event shall occur, such petition, case, proceeding, action, order, judgment or decree shall not be dismissed within sixty (60) days after being commenced.

               (i) Any Property or any material part thereof is taken on execution or other process of law (other than in the nature of eminent domain) in any action against Borrower.


               (j) Borrower fails to deliver the audited balance sheet as required in Section 8.1 above on or before October 28, 1998, which balance sheet must be consistent with the Properties' financial information previously delivered to Lender in connection with the closing of the Loan.


         10.2 Acceleration Upon Event of Default; Remedies. Upon the occurrence and during the continuance of any Event of Default, Lender may, at its sole option, declare all sums owing to Lender under the Note, this Agreement and the other Loan Documents immediately due and payable without any presentment, demand, protest, notice, or action of any kind whatever (each of which is hereby expressly waived by Borrower), whereupon the same shall become immediately due and payable. Upon any such acceleration, payment of such accelerated amount shall constitute a prepayment of the principal balance of the Note and any applicable prepayment premium provided for in the Note shall then be immediately due and payable.


         10.3 Further Remedies. During the continuance of any Event of Default, Lender shall have all rights, powers and remedies available under each of the Loan Documents, or accorded by law, including, without limitation, the right to resort to any or all security for any credit extended by Lender to Borrower under any of the Loan Documents and to exercise any or all of the rights of a Lender or secured party pursuant to the applicable law.


         10.4 Repayment of Funds Advanced. Any amounts expended by Lender in the exercise of its rights or remedies under this Agreement and the other Loan Documents shall (except to the degree governed by a specific provision to the contrary in this Agreement or the other Loan Documents) be due and payable from Borrower to Lender ten (10) Business Days after Lender's demand therefor, together with interest at the Applicable Interest Rate (as defined in the Note) from the date incurred by Lender and at the Default Interest Rate (x) commencing ten (10) Business Days after Lender's demand or (y) if applicable, following the maturity or acceleration of the Loan, until paid. Lender shall provide to Borrower copies of invoices, statements or other records documenting such amounts to the extent available to Lender.


         10.5 Rights Cumulative, No Waiver. All rights, powers and remedies of Lender provided in this Agreement and in the other Loan Documents may be exercised at any time by

Lender and from time to time after the occurrence and during the continuance of any such breach or default, are cumulative and not exclusive, may be pursued singularly, successively, or together at the sole discretion of Lender, and shall be in addition to any other rights, powers or remedies provided by law or equity. The failure to exercise any such right or remedy shall in no event be construed as a waiver or a release thereof. Lender's exercise of any right or remedy shall not constitute a cure of any Event of Default unless all amounts then due and payable to Lender under the Loan Documents are repaid and Borrower has cured all other Events of Default. No waiver shall be implied from any failure of Lender to take, or any delay by Lender in taking, action concerning any Event of Default or failure of condition under the Loan Documents, or from any previous waiver of any similar or unrelated Event of Default or failure of condition. Any waiver or approval under any of the Loan Documents must be in writing and shall be limited to its specific terms.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS


         11.1 No Third Parties Benefited. No person other than Lender and Borrower and their permitted successors and assigns shall have any right of action under any of the Loan Documents.


         11.2 Notices. All notices, demands and other communications under this Agreement and the other Loan Documents shall be in writing and telecopied (with a confirmation copy sent by overnight courier), mailed, messengered or sent by overnight delivery service to the appropriate party at its telecopy number or address set forth below (subject to change from time to time by written notice to all other parties to this Agreement). All such notices and communications shall be effective (a) upon receipt, when delivered by hand or overnight delivery service, or if mailed, upon the first to occur of receipt or the expiration of three (3) days after the deposit in the United States Postal Service mail, postage prepaid and addressed to the address of Borrower or Lender at the address specified; provided, however, that non-receipt of any communication as the result of any change of address of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication, and (b) upon transmission, when delivered by telecopy to the specified telecopy number (if a confirmation copy is also sent by overnight courier).


                  Lender:              Prudential Mortgage Capital Company, Inc.
                                       100 Mulberry Street


                                       Gateway Center Four, 9th Floor
                                       Newark, New Jersey  07102-4069
                                       Attn:  Shane Tucker, SVP
                                       Telecopy No.:  (973) 802-4838


                  With a copy to:      Prudential Mortgage Capital Company, Inc.
                                       21261 Burbank Boulevard
                                       Woodland Hills, California  91367-6699
                                       Attn:  Steve Mekeown
                                       Telecopy No.:  (818) 992-3790

                  Borrower:            Catellus Finance 1, L.L.C.
                                       201 Mission Street, Suite 340
                                       San Francisco, CA 94105
                                       Attn:  Stephen R. Koch
                                       Telecopy No.:  (415) 974-4502


         11.3 Payment of Costs; Reimbursement to Lender. Borrower shall pay all costs and expenses of every character reasonably incurred in connection with the closing or administration of the Loan or otherwise attributable or chargeable to Borrower as the owner of the Properties, including, without limitation, appraisal fees, recording fees, documentary, stamp, mortgage or intangible taxes, brokerage fees and commissions, title policy premiums and title search fees, uniform commercial code/tax lien/litigation search fees, escrow fees and reasonable attorneys' fees. Lender shall provide to Borrower copies of invoices, statements or other records documenting such amounts to the extent available to Lender. If Borrower defaults in any such payment, which default is not cured within any applicable grace or cure period, Lender may pay the same and Borrower shall reimburse Lender on demand for all such costs and expenses incurred or paid by Lender, together with such interest thereon at the Default Interest Rate from and after the date of Lender's making such payment until reimbursement thereof by Borrower. Any such sums disbursed by Lender, together with such interest thereon, shall be additional indebtedness of Borrower secured by the Mortgages and by all of the other Loan Documents securing all or any part of the Loan by the Note. Without limiting or waiving any other rights and remedies of Lender hereunder, if Borrower fails to perform any of its covenants or agreements contained in this Agreement or in any of the other Loan Documents and such failure is not cured within any applicable grace or cure period, or if any action or proceeding of any kind (including, but not limited to, any bankruptcy, insolvency, arrangement, reorganization or other debtor relief proceeding) is commenced which might affect Lender's interest in the Properties or Lender's right to enforce its security, then Lender may, at its option, with or without notice to Borrower, make any appearances, disburse any sums and take any actions as may be necessary or desirable to protect or enforce the security of the Mortgages or to remedy the failure of Borrower to perform its covenants and agreements (without, however, waiving any default of Borrower). Borrower agrees to pay on demand all expenses of Lender incurred with respect to the foregoing (including, but not limited to, reasonable fees and disbursements of counsel), together with interest thereon at the Default Interest Rate from and after the date on which Lender incurs such expenses until reimbursement thereof by Borrower. Any such expenses so incurred by Lender, together with interest thereon as provided above, shall be additional indebtedness of Borrower secured by the Mortgages and by all of the other Loan Documents securing all or any part of the Loan. The necessity for any such actions and of the amounts to be paid shall be determined by Lender in its reasonable discretion. This Section shall not be construed to require Lender to incur any expenses, make any appearances or take any actions.


         11.4 Relationship of Parties. The relationship of Borrower and Lender under this Agreement, and the other Loan Documents is, and shall at all times remain, solely that of borrower and lender; and Lender neither undertakes nor assumes any responsibility or duty to Borrower or to any third party with respect to any of the Properties. Notwithstanding any other provisions of this Agreement or the other Loan Documents: (a) Lender is not, and shall not be construed as, a partner, joint venturer, alter-ego, manager, controlling person or other business associate or participant of any kind of Borrower, and Lender does not intend to ever assume such status; (b) Lender does not intend to ever assume any responsibility to any person for the quality, suitability, safety or condition of any of the Properties; and (c) Lender shall not be deemed responsible for or a participant in any acts, omissions or decisions of Borrower. Lender shall not be directly or indirectly liable or responsible for any loss, claim, cause of action, liability, indebtedness, damage or injury of any kind or character to any person or property arising from any construction on, or occupancy or use of, the Properties, whether caused by or arising from: (i) any defect in any building, structure, grading, fill, landscaping or other improvements thereon or in any on-site or off-site improvement or other facility therein or thereon; (ii) any act or omission of Borrower or any of Borrower's agents, employees, independent contractors, licensees or invitees; (iii) any accident in or on the Properties or any fire, flood or other casualty or hazard thereon; (iv) the failure of Borrower, any of Borrower's licensees, employees, invitees, agents, independent contractors or other representatives to maintain any of the Properties in a safe condition; and
(v) any nuisance made or suffered on any part of any of the Properties.

         11.5 Delay Outside Lender's Control. Lender shall not be liable in any way to Borrower or any third party for Lender's failure to perform or delay in performing under the Loan Documents (and Lender may suspend or terminate all or any portion of Lender's obligations under the Loan Documents) if such failure to perform or delay in performing results directly or indirectly from, or is based upon, the action, inaction, or purported action, of any governmental or local authority, or because of war, rebellion, insurrection, strike, lock-out, boycott or blockade (whether presently in effect, announced or in the sole judgment of Lender deemed probable), or from any act of God or other cause or event beyond Lender's control.


         11.6 Attorneys' Fees. In the event legal action, suit or any proceeding is commenced between Borrower and Lender regarding their respective rights and obligations under this Agreement or any of the other Loan Documents, the prevailing party shall be entitled to recover, in addition to damages or other relief, costs and expenses, attorneys' fees and court costs. As used herein the term "prevailing party" shall mean the party which obtains the principal relief it has sought, whether by compromise settlement or judgment. If the party which shall have commenced or instituted the action, suit or proceeding shall dismiss or discontinue it without the concurrence of the other party, such other party shall be deemed the prevailing party.


         11.7 Loan Sales and Securitization; Disclosure of Information. Borrower acknowledges that Lender may include all or portions of the Loan in one or more future securitizations (collectively, the "Securitization"). Borrower shall cooperate in good faith with Lender in effecting any such Securitization and in implementing all requirements imposed by any Rating Agency involved in any Securitization including, without limitation, all changes to the Loan, including, but not limited to, any modifications to any documents evidencing or securing the Loan secured hereby; provided, however, no such modification shall amend the Initial Interest Rate or Extended Term Interest Rate payable under the Note, the Anticipated Repayment Date or the Maturity Date, the amortization schedule of the Note or any economic or other material term of the Loan. Borrower will also agree to cooperate with Lender in connection with any Securitization as required by any of the Rating Agencies or as reasonably requested by Lender, in connection with Loan Document preparation, due diligence, Lender's obtaining ratings and preliminary evaluations from all such Rating Agencies or Lender's preparation of offering materials. Borrower acknowledges that such cooperation may include, if necessary, Borrower providing, at Borrower's expense, audited financials as well as updated financial and other information on Borrower and the Properties. Reference in this Agreement to the downgrade, disqualification or withdrawal of ratings by the Rating Agencies shall be deemed to refer to the Rating Agencies which have rated or, as indicated by Lender, shall rate the Securitization securities. Lender shall be permitted to share all information provided to Lender in connection with the Loan with the investment banking firms, accounting firms, law firms, Rating Agencies and other third-party advisors involved with any such Securitization. Lender and all such third-party advisors shall be entitled to rely on any information supplied by, or on behalf of, Borrower or Guarantor. Borrower and Guarantor shall indemnify Lender and such third-parties, and any of their respective "controlling" persons (as defined under the securities laws) from any loss, claim, cost, damage or expense incurred by such parties and any of their respective "controlling" persons that arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such information or arise out of or are based upon the omission or alleged omission to state therein a material fact required or necessary in order to make the statements in such information, or in light of the circumstances under which they were made, not misleading. Borrower further acknowledges that any item submitted to Lender in connection with the Loan may be delivered to a purchaser of securities or other interest in the Loan in connection with the Securitization. All obligations of Borrower and/or Guarantor under the Loan Documents to indemnify Lender shall also run to the benefit of any purchaser of the Loan or interests therein in the secondary market who has been identified by Lender (whether or not the identity of such purchaser is known to Borrower prior to the Closing Date).

         11.8 Certain Rights of Lender. Without affecting Borrower's liability for the payment of any of the Loan, Lender may from time to time and without notice to Borrower: (a) release any person liable for the payment of the Loan;
(b) accept additional real or personal property of any kind as security or alter, substitute or release any property securing the Loan; (c) reconvey all or any part of the Properties; (d) consent in writing to the making of any subdivision map or plat thereof; (e) join in granting any easement therein; or
(f) enter into any agreement to subordinate the lien of any Loan Document.


         11.9 Waiver; Discontinuance of Proceedings. Lender may waive any single Event of Default by Borrower hereunder without waiving any other prior or subsequent Default or Event of Default. Lender may remedy any Event of Default by Borrower hereunder without waiving the default remedied. Neither the failure by Lender to exercise, nor the delay by Lender in exercising, any right, power or remedy upon any Event of Default by Borrower hereunder shall be construed as a waiver of such default or as a waiver of the right to exercise any such right, power or remedy at a later date. No single or partial exercise by Lender of any right, power or remedy hereunder shall exhaust the same or shall preclude any other or further exercise thereof, and every such right, power or remedy hereunder may be exercised at any time and from time to time. No modification or waiver of any provision hereof nor consent to any departure by Borrower therefrom shall in any event be effective unless the same shall be in writing and signed by Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose given. No notice to nor demand on Borrower in any case shall of itself entitle Borrower to any other or further notice or demand in similar or other circumstances. Acceptance by Lender of any payment in an amount less than the amount then due on any of the Loan shall be deemed an acceptance on account only and shall not in any way affect the existence of an Event of Default hereunder. In case Lender shall have proceeded to invoke any right, remedy or recourse permitted hereunder or under the other Loan Documents and shall thereafter elect to discontinue or abandon the same for any reason, Lender shall have the unqualified right to do so and, in such an event, Borrower and Lender shall be restored to their former positions with respect to the Loan, the Loan Documents, the Properties and otherwise, and the rights, remedies, recourses and powers of Lender shall continue as if the same had never been invoked.

         11.10 Application of the Proceeds of the Note. To the extent that proceeds of the Note are used to pay indebtedness secured by any outstanding lien, security interest, charge or prior encumbrance against any of the Properties, such proceeds have been advanced by Lender at Borrower's request and Lender shall be subrogated to any and all rights, security interests and liens owned by any owner or holder of such outstanding liens, security interests, charges or encumbrances, irrespective of whether said liens, security interests, charges or encumbrances are released.


         11.11 Tax Service. Lender is authorized to secure in Lender's reasonable discretion, at Borrower's expense, a tax service contract with a third party vendor which shall provide property tax payment information on the Properties satisfactory to Lender.


         11.12 Severability. If any provision or obligation under this Agreement and the other Loan Documents shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that provision shall be deemed severed from the Loan Documents and the validity, legality and enforceability of the remaining provisions or obligations shall remain in full force as though the invalid, illegal or unenforceable provision had never been a part of the Loan Documents.


         11.13 Heirs, Successors and Assigns. The terms of this Agreement and of the other Loan Documents shall bind and inure to the benefit of the heirs, successors and assigns of the parties (including, but not limited to, any purchaser of the Loan or any interests therein in connection with any Securitization or otherwise). The foregoing sentence shall not be construed to permit Borrower to assign the Loan except as otherwise permitted under this Agreement or in the other Loan Documents.


         11.14 Time. Time is of the essence of each and every term of this Agreement.


         11.15 Headings. All Article, Section or other headings appearing in this Agreement and any of the other Loan Documents are for convenience of reference only and shall be disregarded in construing this Agreement and any of the other Loan Documents.

         11.16 Governing Law. The Note, this Agreement, and each of the other Loan Documents (unless otherwise provided in such other Loan Documents) shall be governed by and construed in accordance with the laws of the State of New York without reference to conflicts of law rules. It is the intent of the parties hereto that the provisions of Section 5-1401 of the General Obligations Law of the State of New York apply to this Agreement. Accordingly, in all respects, including, without limitation, matters of construction, validity, enforceability and performance, this Agreement, the Note and the other Loan Documents and the obligations arising hereunder and thereunder shall be governed by, and construed in accordance with, the laws of the state of New York applicable to contracts made and performed in such state, and any applicable law of the United States of America, except that at all times the provisions for enforcement of the power of sale granted under the Mortgages and the creation, perfection and enforcement of the security interests created pursuant thereto and hereunder and pursuant to the other Loan Documents shall be governed by and construed according to the laws of the state where the

Property is located. Except as provided in the immediately preceding sentence, Borrower hereby unconditionally and irrevocably waives, to the fullest extent permitted by law, any claim to assert that the law of any jurisdiction other than New York governs this Agreement, the Note and the other Loan Documents.


         11.17 Consent to Jurisdiction. Borrower irrevocably submits to the jurisdiction of: (a) any state or federal court sitting in the state of New York, over any suit, action or proceeding, arising out of or relating to this Agreement, the Note or the Loan; and (b) any state court sitting in the county of the state where the applicable Property is located over any suit, action or proceeding, brought by the trustee or Lender related to the exercise of the power of sale under the applicable Mortgage or any action brought by Lender to enforce its rights with respect to the Property. Borrower irrevocably waives, to the fullest extent permitted by law, any objection that Borrower may now or hereafter have to the laying of venue of any such suit, action, or proceeding brought in any such court and any claim that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum.

         11.18 Integration: Interpretation. The Loan Documents contain or expressly incorporate by reference the entire agreement of the parties with respect to the matters contemplated therein and supersede all current or prior negotiations or agreements, written or oral. The Loan Documents shall not be modified except by written instrument executed by all parties. Any reference in any of the Loan Documents to a Property or Properties shall include all or any part of such Property or Properties. Any reference to the Loan Documents includes any amendments, renewals or extensions now or hereafter approved by Lender in writing.

         11.19 Joint and Several Liability. The liability of all persons and entities obligated in any manner under this Agreement and any of the Loan Documents shall be joint and several.

         11.20 Counterparts. This Agreement and any of the other Loan Documents (except for the Note) may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all such counterparts together shall constitute one and the same instrument.

         11.21 Advertising. Lender is authorized to state in advertising or other press releases the fact that the type and amount of financing under the Loan has been provided by Lender for Borrower on the Properties.

         11.22 Maximum Interest. The provisions of this Agreement and of all other Loan Documents between Borrower and Lender, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of demand or acceleration of the maturity of the Note or otherwise, shall the amount paid, or agreed to be paid ("Interest"), to Lender for the use, forbearance or retention of the money loaned under the Note exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, performance or fulfillment of any provision hereof or of any agreement between Borrower and Lender shall, at the time performance or fulfillment of such provision shall be due, exceed the limit for Interest prescribed by law or otherwise transcend the limit of validity prescribed by applicable law, then, ipso facto, the obligation to be performed or fulfilled shall be reduced to such limit, and if, from any circumstance whatsoever, Lender shall ever receive anything of value deemed Interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive

Interest shall be applied to the reduction of the principal balance owing under the Note in the inverse order of its maturity (whether or not then due) or, at the option of Lender, be paid over to Borrower, and not to the payment of Interest. All Interest (including any amounts or payments deemed to be Interest) paid or agreed to be paid to Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal balance of the Note so that the Interest thereon for such full period will not exceed the maximum amount permitted by applicable law. This Section will control all agreements between Borrower and Lender.


         11.23 WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THE LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION THEREOF OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THE LOAN DOCUMENTS (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR ANY COURSE OR CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), IN EACH CASE WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF ANY RIGHT THEY MIGHT OTHERWISE HAVE TO TRIAL BY JURY.

-----------                                                 -------------
Initials                                                    Initials


                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, Borrower and Lender have executed this Agreement as of the date appearing on the first page of this Agreement.

"Lender"                          "Borrower"


PRUDENTIAL MORTGAGE CAPITAL       CATELLUS FINANCE 1, L.L.C.,
COMPANY, INC.                     a Delaware limited liability company


By:_________________________      By: _____________________________

      Name:_________________             Name:_____________________

      Title:________________             Title: ___________________


Acknowledged and agreed as to
the provisions of Section 11.7
hereof.
                                  By: ______________________________

"Guarantor"                             Name: ______________________

                                        Title: _____________________



CATELLUS DEVELOPMENT CORPORATION,
a Delaware corporation

                       EXHIBIT A - LIST OF PROPERTIES





                               THE PROPERTIES


       PN#            Property                      City                 State
--------------------------------------------------------------------------------
Industrial Properties

1.     AZ0131403      2404 S. Wilson Street         Tempe                 AZ

2.     AZ0131405      2925 S. Roosevelt Street      Tempe                 AZ

3.     AZ0131407      421 W. Alameda Drive          Tempe                 AZ

4.     AZ0131406      443 W. Alameda Drive          Tempe                 AZ

5.     CA0010510      2900 Faber Street             Union City            CA

6.     CA0010511      29959-30009 Ahern Ave. "B"    Union City            CA

7.     CA0010512      29983-95 Ahern Ave. "C"       Union City            CA

8.     CA0010513      30001-27 Ahern Ave. "A"       Union City            CA

9.     CA0010523      30000 Eigenbrodt Way          Union City            CA

10.    CA0010525      6909 Las Positas Rd.          Livermore             CA

11.    CA0010526      6757 Las Positas Rd./Vaughn   Livermore             CA
                      Ave.

12.    CA0010527      6645 Las Positas Rd.          Livermore             CA

13.    CA0010538      30029 Ahern St. "D"           Union City            CA

14.    CA0010539      30039 Ahern St. "E"           Union City            CA

15.    CA0010540      30049-57 Ahern St. "F"        Union City            CA

16.    CA0010592      41300 - 41400 Boyce Rd        Fremont               CA

17.    CA0010591      6120 Stewart Ave.             Fremont               CA

18.    CA0010612      AutoMall Parkway              Fremont               CA

19.    CA0370092      20801&20821 Santa Fe Ave.     Carson                CA

20.    CA0370130      12801 Busch/9303 Greenleaf    Santa Fe Springs      CA
                      Ave.

             Year
             Built
Square Feet          Largest Tenant
-----------------------------------------------
     93,366   1986   Southern Wine & Spirits

    111,337   1986   Microage Computer Centers

    165,646   1990   Microage Computer Centers

    133,291   1988   Microage Computer Centers

    126,144   1987   Office Depot

     88,704   1987   AM-PAC Tire

     86,496   1987   Logitech, Inc

     44,909   1987   Midatlantic Bio-Medical

    116,747   1989   Saab Scania of America

    131,128   1989   Nature Kist

     76,800   1989   PND Transportation


     92,022   1989   Trans Western Polymers

     82,944   1988   Orthopedic System, Inc

    115,200   1988   California Equipment Dist.

     77,760   1988   National Retail Transport

     94,080   1996   Galgon Industries

    114,948   1996   Exhibitgroup Inc.

    376,260   1997   Office Depot
 (plus ____
   acres of
  Expansion
      Land)

    251,785   1988   H.J. Heinz

    169,638   1987   Gallagher Flooring

21.    CA0372060      4551, 4575 & 4567 Loma Vista  Vernon                CA

22.    CA0372062      4560 Loma Vista               Vernon                CA

23.    CA0372066      4900 Loma Vista Ave.          Vernon                CA

24.    CA0372067      4578 E. 49th St.              Vernon                CA

25.    CA0372068      4501-4561 E. 49th St.         Vernon                CA

26.    CA0372079      4507-4547 & 4553-4587         Vernon                CA
                      Maywood Ave.

27.    CA0372081      4592-4626 E. 48th St.,        Vernon                CA
                      4593-4625 E. 49th St., 4665
                      E. 49th Street

28.    CA0372082      4592-4626 E. 48th St.,        Vernon                CA
                      4593-4625 E. 49th St., 4665
                      E. 49th Street

29.    CA0372085      4575 - 4599 District Blvd.    Vernon                CA

30.    CA0373101      16400 Trojan Way              La Mirada             CA

31.    CA0374501      1700 & 1800 Bay Street        Los Angeles           CA

32.    CA0375303      12202 E. Slauson Ave.         Santa Fe Springs      CA

33.    CA0591019      4950 E. Hunter                Anaheim               CA

34.    CA0591020      4990 E. Hunter                Anaheim               CA

35.    CA0591024      4955 E. Landon Dr.            Anaheim               CA

36.    CA0591025      4985 E. Landon Dr.            Anaheim               CA

37.    CA0591031      4905 E. La Palma Ave.         Anaheim               CA

38.    CA0591054      5055 Landon Dr./ 5055 E.      Anaheim               CA
                      Hunter Ave.

    106,059   1986   Chan H Park

     47,000   1992   Michael Caruso & Co.

     26,923   1990   Barth and Dreyfuss of CA

     26,653   1990   Marhuna USA

     48,187   1990   Mister S.

    222,656   1988   Pepboys

     61,680   1991   Superior Cutting Service

     49,250   1991   Brambles Information Mgmt

     69,510   1996   Lucky Brand Dungarees

    220,000   1990   Mohawk Industries

     61,415   1987   Valley Fruit & Produce

    100,000   1995   Spicers Paper, Inc.

     28,185   1989   Shaxon Industries

     24,955   1989   Specification Seals Co.

     20,705   1989   Automation Products

     39,285   1989   V&M Restoration

    130,595   1992   Micro Technology

    130,466   1997   Anixter Inc.


       PN#            Property                      City                 State
--------------------------------------------------------------------------------
39.    CA0591152      222 E. Bristol Lane           Orange                CA

40.    CA0591103      2245 North Glassell Street.   Anaheim               CA

41.    CA0591251      230 W. Blueridge Ave.         Orange                CA

42.    CA0591252      324 W. Blueridge Ave.         Orange                CA

43.    CA0591434      1915 South Grand Ave.         Santa Ana             CA

44.    CA0591553      1200 Edinger St.              Tustin                CA

45.    CA0592601      14352 Franklin Ave.           Tustin                CA

46.    CA0712412      5525 Concours St.             Ontario               CA

47.    CA0712430      1051 N. Wineville Ave.        Ontario               CA

48.    CA0712434      740 Vintage Ave.              Ontario               CA

49.    CA0713526      5351 Jurupa Ave.              Ontario               CA

50.    CA0713551      5130 Santa Ana Street         Ontario               CA

51.    CA0713561      Sweet HeartCups/751 & 851     Ontario               CA
                      Vintage Ave.

52.    CA0770659-GATX 6810 S. McKinley              Stockton              CA
       Stockton

53.    IL1970335      GATX/ 2649 Internationale     Woodridge             IL
                      Pkwy

54.    IL1970104-GilleGillette                      Romeoville            IL

55.    OK1090404      7201 S. Sunnylane Rd.         Oklahoma City         OK

56.    TX1130338      3737 Grader St.               Garland               TX


            Year
             Built

Square Feet          Largest Tenant
------------------------------------------------
     35,000   1986   Commander Packaging W.

     54,177   1988   Orange County Register

    106,302   1986   BE Aerospace, Inc.

     38,793   1986   Mailing and Marketing, Inc.

     44,420   1994   Iron Mountain Records

     39,600   1966   Vacant

     65,910   1975   Pairgain Technologies

    300,136   1995   Dunlop Tire Corp.

    201,454   1996   Ameriserve Food Dist.
 (plus ____
   acres of
  Expansion
      Land)

    180,608   1997   The Kendall Co.

    405,864   1988   Preferred Public Storage

    141,150   1990   Duracell

    528,000   1998   SweetHeart Cup Co.

    500,000   1999   GATX

    240,000   1998   GATX
 (plus ____
   acres of
  Expansion
      Land)

    532,000   1999   Gillette
 (plus ____
   acres of
  Expansion
      Land)

    124,905   1996   Mackie Automotive Systems

    226,807   1997   ASD Systems

Office Properties


57.    CA0374803      9121 Oakdale Ave.             Chatsworth            CA

58.    CA0374804      9131 Oakdale Ave.             Chatsworth            CA

59.    CA0374805      9201 Oakdale Ave.             Chatsworth            CA

60.    CA0374806      9211 Oakdale Ave.             Chatsworth            CA

61.    CA0592501      4000 Westerly Pl.             Newport Beach         CA

62.    CA0591151      2301 N. Glassell, St..        Orange                CA

63.    CA0591430      1717 South Grand Ave.         Santa Ana             CA

64.    CA0591504      1311 East Valencia            Tustin                CA

65.    CA0591552      1361 Valencia                 Tustin                CA

66.    CA0591512      15222 Del Amo                 Tustin                CA

67.    IL0311251      224 South Michigan Ave.       Chicago               IL


Retail Properties

68.    CA0010251      1300 University Ave.          Berkeley              CA

69.    CA0010598      Home Depot/3838 Hollis Street Emeryville            CA

70.    CA0010601      Pak `N' Save/1199 40th Street Emeryville            CA

71.    CA0010603      Kmart/1555 40th Street        Emeryville            CA

72.    CA0591557      1100 Edinger St.              Tustin                CA


Total Improved Properties

     56,391   1988   State Farm Mutual Insurance

     43,117   1988   Synergistic Systems, Inc

     53,292   1988   St. Ives Lab

     61,536   1988   Insurance Company of N. A.

     45,574   1972   DataQuest, Inc

     40,000   1986   Control Air Conditioning

     61,193   1990   Quanterra Inc.

     69,763   1989   3M Company

     75,226   1986   Scan-Tron Corp.

     59,825   1988   Vitalcom, Inc

    369,511   1985   Sara Lee Bakery

      3,695   1990   Santa Fe Bar & Grill

    102,501   1995   Home Depot USA

     71,190   1995   Pak'N'Save

    117,000   1995   Kmart

     39,600   1968   Microcenter

------------

  8,997,269


       PN#            Property                      City                State
--------------------------------------------------------------------------------
Ground Leases

73.    CA0010173      210 Fallon Street             Oakland               CA

74.    CA0370011      4790 West Pico Boulevard      Los Angeles           CA

75.    CA0370050      1210 County Road              Pomona                CA

76.    CA0370051      240 South Arroyo Parkway      Pasadena              CA

77.    CA0370225      12865 Ann Street/9415         Santa Fe Springs      CA
                      Greenleaf Ave.

78.    CA0374801      19800-19808 Nordhoff Place,   Northridge            CA
                      Lot #1

79.    CA0374802      19840-19860 Nordhoff Place,   Northridge            CA
                      Lot #2

80.    CA0374813      20001 Prairie Street          Northridge            CA

81.    CA0374814      9301 Oakdale Avenue, Lot #15  Northridge            CA

82.    CA0374815      9401 Oakdale Avenue, Lot #16  Northridge            CA

83.    CA0374816      19900 Plummer Street, Lot #17 Northridge            CA

84.    CA0374823      19755 Nordhoff Place, Lot #26 Northridge            CA

85.    CA0374824      19737 Nordhoff Place, Lot #27 Northridge            CA

86.    CA0374825      9111 Corbin Avenue, Lot #28   Northridge            CA

87.    CA0374826      9111 Corbin Avenue, Lot #29   Northridge            CA

88.    CA0374827      9145 Corbin Avenue, Lot #30   Northridge            CA

89.    CA0374828      9145 Corbin Avenue, Lot #31   Northridge            CA

90.    CA0374829      19734-19736 Dearborn Street,  Northridge            CA
                      Lot #32

91.    CA0374830      19748 Dearborn Street, Lot    Northridge            CA
                      #33

92.    CA0374831      19748 Dearborn Street, Lot    Northridge            CA
                      #34

93.    CA0374832      19735 Dearborn Street, Lot    Northridge            CA
                      #35

94.    CA0374833      9221 Corbin Avenue, Lot #36   Northridge            CA

95.    CA0374834      9221 Corbin Avenue, Lot #37   Northridge            CA

96.    CA0374835      9255 Corbin Avenue, Lot #38   Northridge            CA


Square Feet of
  Improvements

                 Acres   Largest Tenant
------------------------------------------------
         N/A     2.1   Integrated Storage Proper

       156,104    14.7   Venture Bowl/Midtown Ct

        89,337     4.4   Miller, D.K.

         3,650     0.8   A & M Investments Co.

        68,520     3.0   GreenLeaf Associates

        44,000     2.2   Dem, Neal & Karen

        42,000     2.1   Dem, Neal & Karen

        84,458     3.2   Washington Mutual

        70,340     3.2   Commonwealth Life

        97,336     3.5   Valley Associates

        43,472     3.8   Lot 17 Associates

        14,950     0.7   W & K  Investment Co.

        35,000     1.1   W & K  Investment Co.

        13,637     0.7   Katell Properties

        13,637     0.8   Katell Properties

         4,330     1.0   Lot 30 Associates

         4,330     1.0   Lot 30 Associates

        29,200     1.1   W & K  Investment Co.

        28,350     1.3   W & K  Investment Co.

        35,400     1.3   W & K  Investment Co.

        24,350     1.1   W & K  Investment Co.

        25,972     1.1   Katell Properties

        25,972     1.1   Katell Properties

        14,491     0.4   W & K  Investment Co.


97.    CA0374836      9255 Corbin Avenue, Lot #39   Northridge            CA

98.    CA0374837      9255 Corbin Avenue, Lot #40   Northridge            CA

99.    CA0374838      19756 Prairie Street, Lot #41 Northridge            CA

100.   CA0374839      9301 Corbin Avenue, Lot #42   Northridge            CA

101.   CA0374840      9401 Corbin Avenue, Lot #43   Northridge            CA

102.   CA0374841      9451 Corbin Avenue, Lot #44   Northridge            CA

103.   CA0590125      1421 North Wanda Road         Orange                CA

104.   CA0650127      257-299 Railroad Canyon Drive Lake Elsinore         CA

105.   CA0710214      Helendale Rd                  Helendale             CA

106.   CA0710625      505 West 2nd Street           San Bernardino        CA

107.   CA0850031      2550 Zanker Road              San Jose              CA

108.   CA0850032      590 Brennan Street            San Jose              CA


Total Ground Leases

        14,491     0.4   W & K  Investment Co.

        14,491     0.4   W & K  Investment Co.

        20,898     1.0   W & K  Investment Co.

       113,900     5.6   W & K  Investment Co.

       114,800     5.3   W & K  Investment Co.

       114,800     5.6   Charles Dunn Co.

        24,579     2.2   Griffith Brothers

        10,770     0.8   Chang, Norman F.

             0   5,140   Lockheed Corp.

         8,400     1.4   Bank of San Bernardino

       174,997     8.3   State of California

       109,400     4.9   O'Donnell Partnership

------------------------

     1,690,360    5,231

                       EXHIBIT B - FORM OF PROMISSORY NOTE
                       -----------------------------------






                               [SEE ATTACHED COPY]

                              EXHIBIT C - DOCUMENTS
                              ---------------------




         A. Loan Documents. The documents listed below, and amendments, modifications and supplements thereto which have received the prior written consent of Lender, together with any documents executed in the future that are approved by Lender and that recite that they are "Loan Documents" for purposes of this Agreement, are, together with the Other Related Documents, collectively referred to herein as the Loan Documents (as such term is defined in Section 1.1 of this Agreement).

            (1) This Agreement;

            (2) The Promissory Note of even date herewith in the original principal amount of the Loan made by Borrower to the order of Lender;

            (3) Eleven (11) Mortgages or Deeds of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing of even date herewith executed by Borrower, for the benefit of Lender;

            (4) Eleven (11) Assignment of Leases and Rents of even date herewith executed by Borrower, for the benefit of Lender;

            (5) Uniform Commercial Code - Financing Statements -
Form UCC-1, of even date herewith, as necessary to perfect the security interested granted under each of the Mortgages executed by Borrower, as debtor, in favor of Lender, as secured party;

            (6) Five (5) Cash Management Agreements of even date herewith executed by Borrower and Lender;

            (7) Assignment of Warranties and Other Contract Rights for each of the Properties of even date herewith executed by Borrower;

            (8) Certificate Regarding Loans to Related Parties of even date herewith executed by Borrower;

            (9) Certificate of Rent Roll for each of the Properties of even date herewith executed by Borrower;

            (10) Certificate of Lease Form for each of the Properties of even date herewith executed by Borrower;

            (11) Five (5) Consents and Agreement of Manager executed by the respective property manager of each Property in favor of Lender;

            (12) Estoppel Certificates of various dates executed by the tenants of each Property in favor of Lender;

            (13) Agreements of Non-Disturbance and Attornment of various dates executed by certain tenants at the Properties in favor of Lender;

            (14) Agreements of Subordination, Non-Disturbance and Attornment of various dates executed by certain tenants at the Properties in favor of Lender;

            (15) Receipt and Closing Certificate dated of even date herewith executed by Borrower in favor of Lender;

            (16) Certificate of Zoning and Certificate of Compliance dated of even date herewith executed by Borrower and Guarantor in favor of Lender.

         B. Other Related Documents. The documents listed below, and amendments, modifications and supplements thereto which have received the prior written consent of Lender, for purposes of this Agreement, are collectively referred to herein as the Other Related Documents.

            (1) Indemnity and Guaranty Agreement of even date herewith executed by Guarantor in favor of Lender; and

            (2) Hazardous Substances Indemnity Agreement of even date herewith executed by Borrower and Guarantor, as indemnitors, in favor of Lender.

                        EXHIBIT D - FORM OF CERTIFICATION
                        ---------------------------------


                             BORROWER'S CERTIFICATE
                             ----------------------


         The undersigned is the __________________________ of CATELLUS FINANCE 1, L.L.C. ("Borrower") and has made due investigation as to the matters hereinafter set forth and does hereby certify the following to induce PRUDENTIAL MORTGAGE CAPITAL COMPANY, INC. ("Lender") to advance the aggregate sum of $_____________________________ (the "Disbursement") [from the Repair and
Remediation Reserve] [the Replacement Reserve], [the TI/LC Reserve,] or [the Environmental Reserve] to Borrower pursuant to the terms of that certain Loan Agreement dated as of October ___, 1998, between Lender and Borrower (together with any amendments, modifications, supplements and replacements thereof or therefor, the "Loan Agreement"), pursuant to that certain Disbursement request dated ________________________which is being submitted to Lender. (Capitalized terms used and not otherwise define shall have the respective meanings given to them in the Loan Agreement.)


     1. No Default or Event of Default exists under the Loan Agreement or under any of the other Loan Documents.


     2. The [Deferred Maintenance] [Repairs] [Leasing Costs] or [Environmental Work] relative to the Disbursement have been delivered or provided to Borrower and are properly, completely and permanently installed on or about the Property or otherwise properly completed, as applicable.


     3. All of the statements, invoices, receipts and information delivered in connection with the Disbursement request being submitted to Lender in connection herewith are true and correct as of the date hereof, and the amount requested in said Disbursement request accurately reflects the precise amounts due and payable during the period covered by such Disbursement request. All of the funds to be received pursuant to such Disbursement request shall be used solely for the purpose of reimbursing Borrower for items previously paid.


     4. Nothing has occurred subsequent to the date of the Loan Agreement which has or may result in the creation of any lien, charge or encumbrance upon the Properties or the Improvements or any part thereof except as permitted by the Loan Agreement, or anything affixed thereto or used in connection therewith, or which has or may substantially and adversely impair the ability of Borrower to make any payments of principal and interest on the Note or the ability of Borrower to meet its obligations under the Loan Agreement.


     5. None of the labor, materials, overhead or other items of expense specified in the Disbursement request submitted herewith has previously been the basis of any Disbursement request by Borrower or any payment by Lender and, when added to all sums previously disbursed by Lender on account of the [Deferred Maintenance] [Repairs,] [Leasing Costs] or [Environmental Work], do not exceed the costs of all [Deferred Maintenance] [Repairs, Leasing Costs] or [Environmental Work] services completed, installed and/or delivered, as applicable, to the date of that certificate.

     6. All permits and approvals required to complete the work which work is now in process or was previously completed have been obtained.


     7. All conditions to the Disbursement to be made in accordance with the Disbursement request submitted herewith have been met in accordance with the terms of the Loan Agreement.


                                      By:_____________________________
                                      Name:___________________________
                                      Title:__________________________

                       EXHIBIT E - FORM OF TENANT ESTOPPEL
                       -----------------------------------


                              ESTOPPEL CERTIFICATE
                              --------------------


PN # _______________

Tenant  _____________

Lease # _____________





Prudential Mortgage Capital Company, Inc.


100 Mulberry Street  - GC4


Newark, NJ  07102-4069



Re:      Lease (the "Lease") of space at
         -------------------------------------------------------------------
                                         (the "Building") by and between
           -----------------------------                                 ---
         , as tenant ("Tenant") and              , as landlord
                                    -------------
         ("Landlord").



Ladies and Gentlemen:



Tenant understands that Prudential Mortgage Capital Company, Inc. (together with its successors and assigns, "Lender") may be making a loan, the repayment of which would be secured by a deed of trust or mortgage (the "Deed of Trust") on the Building and an assignment of Landlord's interest in the Lease, and that in making the loan, Lender will be relying upon the following statements and agreements of Tenant:

1. A complete, true and accurate copy of the Lease and all amendments or modifications thereto is attached hereto as Exhibit A.

2. The Lease is in good standing and in full force and effect and has not been modified or amended other than as provided in the attached amendments or modifications, if any, except as follows:___________________________________

_____________________________________________ (State "N/A" if there are no other amendments or modifications.)


3. Tenant has accepted the premises demised under the Lease ("Premises") and Landlord has completed all construction and improvements required under the Lease to be completed by Landlord. The Premises is comprised of square feet.

4. No advance rental or other payment has been made in connection with the Lease, except rental for the current month. Current monthly base rent under the Lease is in the amount of $___ . If applicable, percentage rent is payable under the Lease as follows: __________________________. Rent has been paid through and including _________, 1998.

5. The term of the Lease commenced on _______________and will terminate on _____________. Tenant has no option to ________________ ____________________
   renew or extend the term of the Lease except as follows: ___________________ ___________________________. (State "none" if there are no options.)

6. Tenant has paid Landlord a security deposit under the Lease in the amount of $ _______________________________.

7. To the best knowledge of Tenant, there are no defaults of Landlord under the Lease except as follows: _________________________________________.

8. Tenant has not received any "free rent" which is presently in effect or will in the future be in effect in connection with the Premises and there are no offsets or credits against the payment of rent due under the Lease, except as follows: ______________________________________________.

9. Tenant has no special termination rights under the Lease, no purchase or other options or rights of first offer or refusal with respect to renting additional space or acquiring any additional interest in the Building except as follows: . For purposes of this paragraph, special termination rights shall not include termination by reason of casualty loss or condemnation.

10. Tenant agrees that no future material modification or amendment to the Lease, or any cancellation or termination of the Lease except in accordance with the terms of the existing Lease, shall be enforceable unless such modification, amendment, cancellation or termination has been consented to by Lender in writing.

11. There are no actions, whether voluntary or otherwise, pending against Tenant and/or any guarantor of Tenant's obligations under the Lease pursuant to the bankruptcy or insolvency laws of the United States or any state thereof and, to the best knowledge of Tenant, none have been threatened.

Dated: ______________________, 1998.   _______________________________________



                                       By: ___________________________________

                                       Its:___________________________________

            EXHIBIT F - FORM OF SUBORDINATION, NON-DISTURBANCE AND
            ------------------------------------------------------

                                  ATTORNMENT
                                  ----------


When recorded, return to:


ORRICK, HERRINGTON & SUTCLIFFE LLP

666 Fifth Avenue

New York, NY  10103

Attention:  Daisy Klingman, Legal Assistant





                   AGREEMENT OF SUBORDINATION, NON-DISTURBANCE
                                 AND ATTORNMENT


                  THIS AGREEMENT OF SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT is made as of the ___ day of _______________, 1998, by and among __________________ ("Lessor"), ___________________ ("Lessee"), and PRUDENTIAL
MORTGAGE CAPITAL COMPANY, INC., a Delaware corporation ("Lender").


                              W I T N E S S E T H


                  WHEREAS, Lessor is the owner of a certain tract of land with improvements thereon ("Property"), and said tract is more fully described in Exhibit "A", which is attached hereto and incorporated herein by reference as if fully set forth at this point; and


                  WHEREAS, under a certain lease ("Lease") dated __________, 19___, between Lessor and Lessee, as evidenced by a Memorandum of Lease recorded __________, 19___, as Instrument No. __________ of the Official Records of
__________ County, California, and extended pursuant to an Addendum to Lease dated __________, 19___, Lessor did lease, let and demise a portion of the Property ("Premises") as described in the Lease to Lessee for the period of time and upon the covenants, terms and conditions therein stated; and


[ADD APPLICABLE PORTIONS OF THE FOLLOWING RECITAL IF LEASE CONTAINS AN OPTION TO PURCHASE OR RIGHT OF FIRST REFUSAL]


                  [WHEREAS, the Lease contains provisions granting Lessee [an option to purchase the Property] [a right of first refusal or first offer to purchase the Property] (the "Option"); and]


                  WHEREAS, by making a loan, Lender has or is about to become the owner of an indebtedness and holder of a certain Note, secured by a Deed of Trust, Assignment of Leases and

Rents, Security Agreement and Fixture Filing of even date therewith (the "Security Instrument"), to be recorded in the Official Records of __________ County, California, constituting a first lien upon the Property, and secured by an assignment of Lessor's interest in the Lease as more particularly set forth in a certain Assignment of Leases and Rents; and

                  WHEREAS, Lender desires that the Lease be subordinated to the Security Instrument, and that Lessee agree to attorn to the purchaser at foreclosure of the Security Instrument in the event of such foreclosure or to Lender in the event of collection of the rent by Lender; and


                  WHEREAS, Lessee is willing to agree to attorn if Lender will recognize Lessee's rights under the Lease.


                  NOW, THEREFORE, in consideration of the covenants, terms, conditions and agreements herein contained, and in consideration of other good and valuable consideration, each to the other, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree, covenant and warrant as follows:


                  1. That the terms, covenants, provisions and conditions of the Lease and the rights of the Lessee thereunder, [ADD FOLLOWING BRACKETED LANGUAGE IF LEASE CONTAINS OPTION: including, but not limited to, Lessee's Option under section _____ of the Lease], are and will continue to be subordinate to the Security Instrument, and the lien thereof, and to any renewal, substitution, extension or replacement thereof.


                  2. So long as (i) Lessee is not in default (beyond any period given Lessee to cure such default) in the payment of rent or additional rent or in the performance or observance of any of the other terms, covenants, provisions or conditions of the Lease on Lessee's part to be performed or observed, (ii) Lessee is not in default under this Agreement and (iii) the Lease is in full force and effect: (a) Lessee's possession of the Premises and Lessee's rights and privileges under the Lease, or any extensions or renewals thereof which may be affected in accordance with any option therefor which is contained in the Lease, shall not be diminished or interfered with by Lender, and Lessee's occupancy of the Premises shall not be disturbed by Lender for any reason whatsoever during the term of the Lease or any such extensions or renewals thereof and (b) Lender will not join Lessee as a party defendant in any action or proceeding to foreclose the Security Instrument or to enforce any rights or remedies of Lender under the Security Instrument which would cut-off, destroy, terminate or extinguish the Lease or Lessee's interest and estate under the Lease (except to the extent that Lessee's right to receive or set-off any monies or obligations owed or to be performed by any of Lender's predecessors-in-interest shall not be enforceable thereafter against Lender or any of Lender's successors-in-interest).


                  3. (A) After notice is given by Lender that the Security Instrument is in default and that the rentals under the Lease should be paid to Lender, Lessee will attorn to Lender and pay to Lender, or pay in accordance with the directions of Lender, all rentals and other monies due and to become due to Lessor under the Lease or otherwise in respect of the Premises consistent with applicable law; and such payments shall be made regardless of any right of set-off, counterclaim or other defense which Lessee may have against Lessor, whether as the tenant under the Lease or otherwise.

                 (B) In addition, if Lender (or its nominee or designee) shall succeed to the rights of Lessor under the Lease through possession or foreclosure action, delivery of a deed or otherwise, or another person purchases the Premises upon foreclosure (or following foreclosure if such purchase is in connection with the overall foreclosure transaction) of the Security Instrument, Lessee shall attorn to Lender (or its nominee or designee) or such purchaser (Lender, its nominees and designees, and such purchaser, each being a "Successor-Lessor"), and recognize Successor-Lessor as Lessee's landlord under the Lease. Such attornment shall be effective and self-operative without the execution of any further instrument; however, at the request of Successor-Lessor, Lessee shall promptly execute and deliver any instrument that Successor-Lessor may reasonably request consistent with this Agreement to further evidence such attornment. Upon such attornment, the Lease shall continue in full force and effect as, or as if it were, a direct lease between Successor-Lessor and Lessee upon all terms, conditions and covenants as are set forth in the Lease, except that Successor-Lessor shall not:

                     (i) be liable for any previous act or omission of Lessor under the Lease;

                     (ii) be subject to any off-set, defense or counterclaim which shall have theretofore accrued to Lessee against Lessor;

                     (iii) be bound by any material modification or amendment to the Lease or by any previous prepayment of rent or additional rent for more than one (1) month which Lessee might have paid to Lessor, unless such modification or amendment shall have been expressly approved in writing by Lender or such prepayment is expressly provided for in the Lease or shall have been expressly approved in writing by Lender; and

                     (iv) be liable for any security deposited under the Lease unless such security has been physically delivered to Lender.


[ADD FOLLOWING LANGUAGE IF LEASE CONTAINS OPTION WHICH PROVIDES TENANT WITH A RIGHT OF FIRST REFUSAL OR FIRST OFFER TO PURCHASE THE PROPERTY:


                 (C) Notwithstanding anything to the contrary in Sections 2, 3(A) or 3(B) above, Lessee and Lender agree that, in the event title to the Premises and the landlord's interest in the Lease are transferred to a Successor-Lessor through foreclosure action, delivery of a deed-in-lieu of foreclosure or otherwise, the Lease shall be automatically deemed amended without the need for any further action by Successor-Lessor or Lessee to provide that Section [___] of the Lease shall not apply to Successor-Lessor's first completed sale to a bona-fide third party purchaser of the Premises, but shall thereafter become effective and shall apply to any subsequent sale of the Premises (excluding any transfers through foreclosure action, delivery of a deed-in-lieu of foreclosure or other similar transfers.]

[ADD FOLLOWING LANGUAGE IF LEASE CONTAINS AN ENVIRONMENTAL INDEMNIFICATION PROVISION WHICH IS BINDING UPON LESSOR'S LENDER:


                 (C) Notwithstanding anything to the contrary in Sections 2, 3(A) or 3(B) above, Lessee and Lender agree that, in the event title to the Premises and the landlord's interest in the Lease are transferred to a Successor-Lessor through foreclosure action, delivery of a deed-in-lieu of foreclosure or otherwise, any environmental/hazardous materials indemnity and/or reimbursement provisions under the Lease shall not be applicable to, or enforceable against, a Successor-Lessor with respect to any matters which occurs prior to Successor-Lessor's ownership of the Premises or acquisition of the landlord's interest in the Lease. [Lessee reserves and is not hereby waiving any right to proceed against Lessor for any rights it may have, if any, with respect to any environmental/hazardous materials indemnity and/or reimbursement claims which Lessee may have against Lessor under the Lease.]]

                  4. Lessee shall promptly notify Lender of any default by Lessor under the Lease and of any act or omission of Lessor which would give Lessee the right to cancel or terminate the Lease or to claim a partial or total eviction. In the event of a default by Lessor under the Lease which would give Lessee the right, immediately or after the lapse of a period of time, to cancel or terminate the Lease or to claim a partial or total eviction, or in the event of any other act or omission of Lessor which would give Lessee the right to cancel or terminate the Lease, Lessee shall not exercise such right (i) until Lessee has given written notice of such default, act or omission to Lender and
(ii) unless Lender has failed, within thirty (30) days after Lender receives such notice, to cure or remedy the default, act or omission or, if such default, act or omission shall be one which is not reasonably capable of being remedied by Lender within such thirty (30) day period, until a reasonable period for remedying such default, act or omission shall have elapsed following the giving of such notice and following the time when Lender shall have become entitled under the Security Instrument to remedy the same (which reasonable period shall in no event be less than the period to which Lessor would be entitled under the Lease or otherwise, after similar notice, to effect such remedy), provided that Lender shall with due diligence give Lessee written notice of its intention to and shall commence and continue to, remedy such default, act or omission. If Lender cannot reasonably remedy a default, act or omission of Lessor until after Lender obtains possession of the Premises, Lessee may not terminate or cancel the Lease or claim a partial or total eviction by reason of such default, act or omission until the expiration of a reasonable period necessary for the remedy after Lender secures possession of the Premises.


                  5. Except as specifically provided in this Agreement, Lender shall not, by virtue of this Agreement, the Security Instrument or any other instrument to which Lender may be a party, be or become subject to any liability or obligation to Lessee under the Lease or otherwise.


                  6. All notices, demands, requests and other communications made hereunder shall be in writing and shall be properly given and deemed delivered on the date of delivery if sent by personal delivery or nationally recognized overnight courier and on the third business day following mailing if sent by certified or registered mail, postage prepaid, return receipt requested, as follows:


      If to Lender:         Prudential Mortgage Capital Company, Inc.

                            100 Mulberry Street

                            Gateway Center Four, 9th Floor

                            Newark, New Jersey 07102-4069


                            Attention:  Capital Markets Group and Conduit


                                         Lending Program





      If to Lessee:         ________________________________________________


                            ------------------------------------------------


                            ------------------------------------------------





      With copy to:         ________________________________________________


                            ------------------------------------------------


                            ------------------------------------------------





      If to Lessor:


                            ------------------------------------------------


                            ------------------------------------------------





      With copy to:         ________________________________________________


                            ------------------------------------------------


                            ------------------------------------------------





                  7. The agreements herein contained shall bind and inure to the benefit of the successors and assigns in interest of the parties hereto and, without limiting such, the agreement of the Lender shall specifically be binding upon any purchaser of the Property at a sale foreclosing the Security Instrument.


                  8. This Agreement may be executed in any number of counterparts, each of which shall be effective only upon delivery and thereafter shall be deemed an original, and all of which shall be taken to be one and the same instrument, for the same effect as if all parties hereto had signed the same signature page. Any signature page of this Agreement may be detached from any counterpart of this Agreement without impairing the legal effect of any signatures thereon and may be attached to another counterpart of this Agreement identical in form hereto but having attached to it one or more additional signature pages.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed and delivered in their respective names and on their behalf; and if a corporation, by its officers duly authorized, on the day and year first above written.

                                      LESSEE:







                                      INSERT SIGNATURE BLOCK







                                       LESSOR:







                                       INSERT SIGNATURE BLOCK







                                       LENDER:






                                        PRUDENTIAL MORTGAGE CAPITAL
                                        COMPANY, INC.,


                                        a Delaware corporation

                                  By:______________________

                                      Name:

                                      Title:

             (a) CALIFORNIA ALL-PURPOSE NOTARY ACKNOWLEDGMENT


State of ____________________                      *** OPTIONAL SECTION ***

County of ___________________                    CAPACITY CLAIMED BY SIGNER


On this ________ day of ______, 1998,          Through statute does not require
                                               the Notary to fill in the data
before me,                                     below, doing so may prove
                                               invaluable to persons relying on
                                               the document

                                               INDIVIDUAL

____________________________________
            Name, Title of Officer             CORPORATE OFFICERS(S)


personally appeared_________________           PARTNER(S)        LIMITED
                   Name(s) of Signer(s)
                                                                 GENERAL


   personally   known  to  me  -               ATTORNEY-IN-FACT
OR  -  proved  to  me  on  the  basis  of
satisfactory evidence to be the person(s)      TRUSTEE(S)
whose name(s) is/are subscribed
to the within instrument and acknowledged      GUARDIAN/CONSERVATOR
to me that he/she/they executed the same
in his/her/their authorized capacity(ies),     OTHER: ________________________
and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.


WITNESS my hand and official seal.

                                                SIGNER IS REPRESENTING:

                                                NAME OF PERSON(S) OR ENTITY(IES)
--------------------------------------------
              SIGNATURE OF NOTARY



******************************* OPTIONAL SECTION *****************************

THIS CERTIFICATE MUST BE ATTACHED TO THE DOCUMENT DESCRIBED BELOW:


TITLE OR TYPE OF DOCUMENT_________________________________________________


NUMBER OF PAGES _____________________________ DATE OF DOCUMENT__________________


SIGNER(S) OTHER THAN NAMED ABOVE__________________________________________


Though the data requested here is not required by law, it could prevent fraudulent reattachment of this form.

             (b) CALIFORNIA ALL-PURPOSE NOTARY ACKNOWLEDGMENT


State of ____________________                      *** OPTIONAL SECTION ***

County of ___________________                    CAPACITY CLAIMED BY SIGNER


On this ________ day of ______, 1998,          Through statute does not require
                                               the Notary to fill in the data
before me,                                     below, doing so may prove
                                               invaluable to persons relying on
                                               the document

                                               INDIVIDUAL

____________________________________
            Name, Title of Officer             CORPORATE OFFICERS(S)


personally appeared_________________           PARTNER(S)        LIMITED
                   Name(s) of Signer(s)
                                                                 GENERAL


   personally   known  to  me  -               ATTORNEY-IN-FACT
OR  -  proved  to  me  on  the  basis  of
satisfactory evidence to be the person(s)      TRUSTEE(S)
whose name(s) is/are subscribed
to the within instrument and acknowledged      GUARDIAN/CONSERVATOR
to me that he/she/they executed the same
in his/her/their authorized capacity(ies),     OTHER: ________________________
and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.


WITNESS my hand and official seal.

                                                SIGNER IS REPRESENTING:

                                                NAME OF PERSON(S) OR ENTITY(IES)
--------------------------------------------
              SIGNATURE OF NOTARY



******************************* OPTIONAL SECTION *****************************

THIS CERTIFICATE MUST BE ATTACHED TO THE DOCUMENT DESCRIBED BELOW:


TITLE OR TYPE OF DOCUMENT_________________________________________________


NUMBER OF PAGES ___________________________ DATE OF DOCUMENT___________________


SIGNER(S) OTHER THAN NAMED ABOVE__________________________________________


Though the data requested here is not required by law, it could prevent fraudulent reattachment of this form.

             (c) CALIFORNIA ALL-PURPOSE NOTARY ACKNOWLEDGMENT


State of ____________________                      *** OPTIONAL SECTION ***

County of ___________________                    CAPACITY CLAIMED BY SIGNER


On this ________ day of ______, 1998,          Through statute does not require
                                               the Notary to fill in the data
before me,                                     below, doing so may prove
                                               invaluable to persons relying on
                                               the document

                                               INDIVIDUAL

____________________________________
            Name, Title of Officer             CORPORATE OFFICERS(S)


personally appeared_________________           PARTNER(S)        LIMITED
                   Name(s) of Signer(s)
                                                                 GENERAL


   personally   known  to  me  -               ATTORNEY-IN-FACT
OR  -  proved  to  me  on  the  basis  of
satisfactory evidence to be the person(s)      TRUSTEE(S)
whose name(s) is/are subscribed
to the within instrument and acknowledged      GUARDIAN/CONSERVATOR
to me that he/she/they executed the same
in his/her/their authorized capacity(ies),     OTHER: ________________________
and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.


WITNESS my hand and official seal.

                                                SIGNER IS REPRESENTING:

                                                NAME OF PERSON(S) OR ENTITY(IES)
--------------------------------------------
              SIGNATURE OF NOTARY



******************************* OPTIONAL SECTION *****************************

THIS CERTIFICATE MUST BE ATTACHED TO THE DOCUMENT DESCRIBED BELOW:


TITLE OR TYPE OF DOCUMENT_________________________________________________


NUMBER OF PAGES __________________________  DATE OF DOCUMENT___________________


SIGNER(S) OTHER THAN NAMED ABOVE__________________________________________


Though the data requested here is not required by law, it could prevent fraudulent reattachment of this form.

                                    EXHIBIT A

                                    EXHIBIT G

                  Legal Description of GATX-Woodridge Property

                                SCHEDULE 1
                                ----------

               FAIR MARKET VALUES, NOI AND ALLOCATED LOAN AMOUNTS


NOTE:____These allocated loan amounts set forth herein are listed solely to facilitate the substitution and defeasance of Properties only as may be expressly permitted by the Loan Documents and shall not be deemed or construed as limitations on the full cross-collateralization of each of the Properties to secure the full amount of the Loan.



PN#            Property                                           Property
                                                                     Type
----------------------------------------------------------------------------

  1 AZ0131403  2404 S. Wilson Street       Tempe            AZ   Industrial

  2 AZ0131405  2925 S. Roosevelt Street    Tempe            AZ   Industrial

  3 AZ0131406  443 W. Alameda Drive        Tempe            AZ   Industrial

  4 AZ0131407  421 W. Alameda Drive        Tempe            AZ   Industrial

  5 CA0010510  2900 Faber Street           Union City       CA   Industrial

  6 CA0010511  29959-3009 Ahern Ave. "B"   Union City       CA   Industrial

  7 CA0010512  29983-95 Ahern Ave. "C"     Union City       CA   Industrial

  8 CA0010513  30001-27 Ahern Ave. "A"     Union City       CA   Industrial

  9 CA0010523  30000 Eigenbrodt Way        Union City       CA   Industrial

 10 CA0010525  6909 Las Positas Rd.        Livermore        CA   Industrial

 11 CA0010526  6757 Las Positas            Livermore        CA   Industrial
               Rd./Vaughn Ave.

 12 CA0010527  6645 Las Positas Rd.        Livermore        CA   Industrial

 13 CA0010538  30029 Ahern St. "D"         Union City       CA   Industrial

 14 CA0010539  30039 Ahern St. "E"         Union City       CA   Industrial

 15 CA0010540  30049-57 Ahern St. "F"      Union City       CA   Industrial

 16 CA0010591  6120 Stewart Ave.           Fremont          CA   Industrial

 17 CA0010592  41300 - 41400 Boyce Rd      Fremont          CA   Industrial



       SF      Fair Market                  Allocated
                 Value                       Loan
                                NOI
-------------------------------------------------------
     93,366       3,920,000      304,540     2,790,000

    111,337       4,200,000      309,420     2,860,000

    133,291       5,000,000      351,809     3,170,000

    165,646       5,700,000      404,195     3,600,000

    126,144       5,900,000      543,318     4,430,000

     88,704       3,900,000      264,593     2,350,000

     86,496       3,800,000      295,860     2,690,000

     44,909       2,450,000      227,407     1,840,000

    116,747       6,410,000      590,960     4,820,000

    131,128       5,900,000      437,258     3,900,000

     76,800       3,740,000      269,883     2,380,000

     92,022       4,540,000      405,642     3,410,000

     82,944       4,150,000      245,504     2,140,000

    115,200       4,800,000      349,568     3,140,000

     77,760       3,400,000      292,202     2,550,000

    114,948       7,635,000      402,276     3,810,000

     94,080       7,470,000      624,554     5,610,000



                                      S1-1

PN#            Property                                           Property
                                                                     Type
----------------------------------------------------------------------------
 18 CA0010612  AutoMall Parkway            Fremont          CA   Industrial

 19 CA0370092  20801&20821 Santa Fe Ave.   Carson           CA   Industrial

 20 CA0370130  12801 Busch/9303 Greenleaf  Santa Fe Springs CA   Industrial
               Ave.

 21 CA0372060  4551, 4575 & 4567 Loma      Vernon           CA   Industrial
               Vista

 22 CA0372062  4560 Loma Vista             Vernon           CA   Industrial

 23 CA0372066  4900 Loma Vista Ave.        Vernon           CA   Industrial

 24 CA0372067  4578 E. 49th St.            Vernon           CA   Industrial

 25 CA0372068  4501-4561 E. 49th St.       Vernon           CA   Industrial

 26 CA0372079  4507-4547 & 4553-4587       Vernon           CA   Industrial
               Maywood Ave.

 27 CA0372081  4592-4626 E. 48th St.,      Vernon           CA   Industrial
               4593-4625 E. 49th St.,
               4665 E. 49th Street

 28 CA0372082  4592-4626 E. 48th St.,      Vernon           CA   Industrial
               4593-4625 E. 49th St.,
               4665 E. 49th Street

 29 CA0372085  4575 - 4599 District Blvd.  Vernon           CA   Industrial

 30 CA0373101  16400 Trojan Way            La Mirada        CA   Industrial

 31 CA0374501  1700 & 1800 Bay Street      Los Angeles      CA   Industrial

 32 CA0375303  12202 E. Slauson Ave.       Santa Fe Springs CA   Industrial

 33 CA0591019  4950 E. Hunter              Anaheim          CA   Industrial

 34 CA0591020  4990 E. Hunter              Anaheim          CA   Industrial

 35 CA0591024  4955 E. Landon Dr.          Anaheim          CA   Industrial

 36 CA0591025  4985 E. Landon Dr.          Anaheim          CA   Industrial



       SF      Fair Market                  Allocated
                 Value                       Loan
                                NOI
-------------------------------------------------------
    376,260      23,555,000    2,051,491    17,700,000
 (plus
 ----
 acres of
 Expansion
      Land)

    251,785       9,900,000      918,725     7,440,000

    169,638       7,400,000      596,933     5,540,000


    106,059       4,600,000      390,085     3,460,000


     47,000       2,400,000      259,007     1,800,000

     26,923       1,300,000       97,704       910,000

     26,653       1,300,000      101,528       940,000

     48,187       2,400,000      204,074     1,800,000

    222,656       8,900,000      820,647     6,690,000

     61,680       3,000,000      279,969     2,250,000

     49,250       2,400,000      179,217     1,670,000

     69,510       3,700,000      339,839     2,780,000

    220,000       8,800,000      840,600     6,610,000

     61,415       4,200,000      410,074     3,160,000

    100,000       4,500,000      397,841     3,380,000

     28,185       1,780,000      133,723     1,300,000

     24,955       1,550,000      126,494     1,160,000

     20,705       1,510,000       89,889       820,000

     39,285       2,300,000      170,604     1,610,000

                                      S1-2

PN#            Property                                           Property
                                                                     Type
----------------------------------------------------------------------------
 37 CA0591054  5055 Landon Dr./ 5055 E.    Anaheim          CA   Industrial
               Hunter Ave.

 38 CA0591103  2245 North Glassell St.     Anaheim          CA   Industrial

 39 CA0591152  222 E. Bristol Lane         Orange           CA   Industrial

 40 CA0591251  230 W. Blueridge Ave.       Orange           CA   Industrial

 41 CA0591252  324 W. Blueridge Ave.       Orange           CA   Industrial

 42 CA0591434  1915 South Grand Ave.       Santa Ana        CA   Industrial

 43 CA0591553  1200 Edinger St.            Tustin           CA   Industrial

 44 CA0592601  14352 Franklin Ave.         Tustin           CA   Industrial

 45 CA0712412  5525 Concours St.           Ontario          CA   Industrial

 46 CA0712430  1051 N. Wineville Ave.      Ontario          CA   Industrial

 47 CA0712434  740 Vintage Ave.            Ontario          CA   Industrial

 48 CA0713526  5351 Jurupa Ave.            Ontario          CA   Industrial

 49 CA0713551  5130 Santa Ana Street       Ontario          CA   Industrial

 50 CA0713561  Sweet HeartCups/ 751 & 851  Ontario          CA   Industrial
               Vintage Ave.

 51 CA0770659  6810 S. McKinley            Stockton         CA   Industrial

 52 IL1970104  Gillette                    Romeoville       IL   Industrial

 53 IL1970335  GATX/ 2649 Internationale   Woodridge        IL   Industrial
               Pkwy

 54 OK1090404  7201 S. Sunnylane Rd.       Oklahoma City    OK   Industrial

 55 TX1130338  3737 Grader St.             Garland          TX   Industrial

 56 CA0374803  9121 Oakdale Avenue         Chatsworth       CA     Office



       SF      Fair Market                  Allocated
                 Value                       Loan
                                NOI
-------------------------------------------------------
    130,466       7,200,000      751,450     5,410,000

     54,177       3,230,000      262,300     2,430,000

     35,000       3,100,000      175,464     1,600,000

    106,302       5,100,000      440,221     3,830,000

     38,793       2,300,000      190,827     1,720,000

     44,420       2,800,000      225,618     2,100,000

     39,600       2,770,000      206,002     1,980,000

     65,910       4,030,000      329,941     3,030,000

    300,136      10,300,000      916,169     7,740,000

    201,454       7,600,000      714,631     5,710,000
 (plus
 ----
 acres of
 Expansion
      Land)

    180,608       6,300,000      547,036     4,730,000

    405,864      12,700,000    1,430,708     9,540,000

    141,150       4,300,000      339,101     2,910,000

    528,000      18,800,000    1,490,677    14,120,000

    500,000      15,500,000    1,339,439    11,640,000

    532,000      19,600,000    1,554,607    14,720,000
 (plus
 ----
 acres of
 Expansion
      Land)

    240,000       8,600,000      723,278     6,460,000
 (plus
 ----
 acres of
 Expansion
      Land)

    124,905       4,000,000      418,716     3,010,000

    226,807       7,400,000      612,351     5,370,000

     56,391       6,200,000      622,039     4,660,000

                                      S1-3

PN#            Property                                           Property
                                                                     Type
----------------------------------------------------------------------------
 57 CA0374804  9131 Oakdale Avenue         Chatsworth       CA     Office

 58 CA0374805  9201 Oakdale Avenue         Chatsworth       CA     Office

 59 CA0374806  9211 Oakdale Avenue         Chatsworth       CA     Office

 60 CA0591031  4905 E. La Palma Ave.       Anaheim          CA     Office

 61 CA0591151  2301 N. Glassell St.        Orange           CA     Office

 62 CA0591430  1717 South Grand Ave.       Santa Ana        CA     Office

 63 CA0591504  1311 East Valencia          Tustin           CA     Office

 64 CA0591512  15222 Del Amo               Tustin           CA     Office

 65 CA0591552  1361 Valencia               Tustin           CA     Office

 66 CA0592501  4000 Westerly Place         Newport Beach    CA     Office

 67 IL0311251  224 South Michigan Ave.     Chicago          IL     Office

 68 CA0010251  1300-1310 University Ave.   Berkeley         CA     Retail

 69 CA0010598  Home Depot/3838 Hollis      Emeryville       CA     Retail
               Street

 70 CA0010601  Pak 'N' Save/1199 40th St.  Emeryville       CA     Retail

 71 CA0010603  Kmart/1555 40th Street      Emeryville       CA     Retail

 72 CA0591557  1100 Edinger St.            Tustin           CA     Retail

 73 CA0010173  210 Fallon St.              Oakland          CA       GL

 74 CA0370011  4790 West Pico Blvd.        Los Angeles      CA       GL

 75 CA0370050  1210 County Rd              Pomona           CA       GL

 76 CA0370051  240 South Arroyo Pkwy       Pasadena         CA       GL

 77 CA0370225  12865 Ann St./9415          Santa Fe Springs CA       GL
               Greenleaf Ave.

 78 CA0374801  19800-19808 Nordhoff Pl.    Northridge       CA       GL

 79 CA0374802  19840-19860 Nordhoff Pl.    Northridge       CA       GL

 80 CA0374813  20001 Prairie St.           Northridge       CA       GL

 81 CA0374814  9301 Oakdale Ave.           Northridge       CA       GL

       SF      Fair Market                  Allocated
                 Value                       Loan

                                NOI
-------------------------------------------------------
     43,117       5,000,000      528,683     3,760,000

     53,292       6,300,000      599,714     4,730,000

     61,536       7,000,000      620,344     5,140,000

    130,595      11,000,000    1,000,735     8,260,000

     40,000       3,300,000      215,423     1,800,000

     61,193       6,100,000      563,022     4,580,000

     69,763       6,840,000      592,055     5,140,000

     59,825       6,000,000      374,186     2,450,000

     75,226       6,120,000      425,720     3,670,000

     45,574       4,500,000      326,849     2,290,000

    369,511      41,400,000    3,438,159    23,950,000

      3,695         980,000       77,008       740,000

    102,501      15,300,000    1,285,658    11,490,000

     71,190       8,800,000      865,388     6,610,000

    117,000      13,500,000    1,265,782    10,140,000

     39,600       4,000,000      334,848     3,010,000

     89,298       1,170,000       90,125       940,000

    564,975       9,900,000      708,421     7,720,000

     89,337       1,420,000       80,187       873,000

      3,650         840,000       44,595       490,000

     68,520       1,100,000       89,369       880,000

     44,000       1,550,000      109,013     1,194,000

     42,000       1,800,000      129,429     1,410,000

     84,458       2,800,000      247,994     2,240,000

     70,340       3,100,000      231,232     2,480,000


                                      S1-4

PN#            Property                                           Property
                                                                     Type
----------------------------------------------------------------------------
 82 CA0374815  9401 Oakdale Ave.           Northridge       CA       GL

 83 CA0374816  19900 Plummer St.           Northridge       CA       GL

 84 CA0374823  19755 Nordhoff Pl.          Northridge       CA       GL

 85 CA0374824  19737 Nordhoff Pl.          Northridge       CA       GL

 86 CA0374825  9111 Corbin Ave.            Northridge       CA       GL

 87 CA0374826  9111 Corbin Ave.            Northridge       CA       GL

 88 CA0374827  9145 Corbin Ave.            Northridge       CA       GL

 89 CA0374828  9146 Corbin Ave.            Northridge       CA       GL

 90 CA0374829  19734-19736 Dearborn St.    Northridge       CA       GL

 91 CA0374830  19748 Dearborn St.          Northridge       CA       GL

 92 CA0374831  19748 Dearborn St.          Northridge       CA       GL

 93 CA0374832  19735 Dearborn St.          Northridge       CA       GL

 94 CA0374833  9221 Corbin Ave.            Northridge       CA       GL

 95 CA0374834  9221 Corbin Ave.            Northridge       CA       GL

 96 CA0374835  9255 Corbin Avenue, Lot #38 Northridge       CA       GL

 97 CA0374836  9255 Corbin Avenue, Lot #39 Northridge       CA       GL

 98 CA0374837  9255 Corbin Avenue, Lot #40 Northridge       CA       GL

 99 CA0374838  19756 Prairie St.           Northridge       CA       GL

100 CA0374839  9301 Corbin Ave.            Northridge       CA       GL

101 CA0374840  9401 Corbin Ave.            Northridge       CA       GL

102 CA0374841  9451 Corbin Ave.            Northridge       CA       GL

103 CA0590125  1421 North Wanda Rd         Orange           CA       GL

104 CA0650127  257-299 Railroad Canyon Dr. Lake Elsinore    CA       GL

105 CA0710214  Helendale Rd                Helendale        CA       GL



       SF      Fair Market                  Allocated
                 Value                       Loan
                                NOI
-------------------------------------------------------
     97,336       3,200,000      320,083     2,560,000

     43,472       1,800,000      175,990     1,440,000

     14,950         160,000        8,685        90,000

     35,000         410,000       14,449       170,000

     13,500         187,312       22,708       150,000

     13,500         232,688       24,853       185,000

      4,330         168,945       24,110       135,000

      4,330         161,055       13,949       129,000

     29,200         260,000       19,537       208,000

     28,350         200,000       17,108       160,000

     35,400         280,000       17,106       190,000

     24,350         270,000       14,189       150,000

     25,972         387,849       98,528       310,000

     25,972         412,151       39,630       330,000

     14,491         291,499       24,874       230,000

     14,491         226,226       20,042       180,000

     14,491         282,274       24,184       226,000

     20,898         140,000       12,732       110,000

    113,900       2,100,000      295,199     1,680,000

    114,800       2,200,000      272,954     1,760,000

    114,800       1,900,000      234,981     1,520,000

     24,579       1,300,000      107,674     1,040,000

     10,770         300,000       11,807       120,000

          0       1,800,000      153,800     1,440,000


                                      S1-5

PN#            Property                                           Property
                                                                     Type
----------------------------------------------------------------------------
106 CA0710625  505 West 2nd St.            San Bernardino   CA       GL

107 CA0850031  2550 Zanker Rd              San Jose         CA       GL

108 CA0850032  590 Brennan St.             San Jose         CA       GL


               Improved Properties

               Ground Leases


               Total Portfolio




       SF      Fair Market                  Allocated
                 Value                       Loan
                                NOI
-------------------------------------------------------
      8,400         900,000       66,337       720,000

    174,997       1,200,000       88,683       960,000

    109,400       2,000,000      166,013     1,600,000


  8,997,269     476,380,000   40,531,582   336,980,000

          0      46,449,999    4,020,571    36,020,000
 ------------------------------------------------------

  8,997,269     522,829,999   44,552,153   373,000,000



                                     S1-6

                               SCHEDULE 2
                               ----------

                          MAJOR TENANTS/LEASES



    PN#             Tenant                           Property
--------------------------------------------------------------------------------
1.  AZ0131405       Microage Computer Centers        2925 South Roosevelt

    AZ0131407       Microage Computer Centers        421 West Alameda

    AZ0131406       Microage Computer Centers        443 West Alameda

2.  CA0010612       Office Depot                     AutoMall Parkway

3.  CA0370092       H.J. Heinz                       20801 & 20821 Santa Fe Ave.

4.  CA0370130       Galleher Hardwood Company        12801 Busch/9303 Greenleaf

5.  CA0372079       Pepboys                          4507-4587 Maywood

6.  CA0373101       Mohawk Industries                16400 Trojan Way

7.  CA0591054       Anixter Inc.                     5055 Landon Dr.

8   CA0591434       Iron Mountain                    1915 Grand Ave.

9.  CA0591504       3M Company                       1311 Valencia

10. CA0591552       Scan-Tron Corp.                  1361 Valencia

11. CA0712412       Dunlop Tire Corp.                5525 Concourse Dr.

12. CA0712430       Ameriserve Food Dist.            1051 N. Wineville

13. CA0712434       The Kendall Co.                  2059 Vintage Ave.

14. CA0713526       Preferred Public Storage         5351 Jurupa Ave.

15. CA0713561       SweetHeart Cup Co.               Sweet HeartCups

16. IL1970335       GATX                             GATX

17. TX1130338       ASD Systems                      3737 Grader St.

18. CA0374805       St. Ives Lab                     9201 Oakdale Avenue

19. IL0311251       Sara Lee Bakery                  224 South Michigan Avenue

20. CA0010598       Home Depot USA                   Home Depot


      City                 State       SF/Acres
------------------------------------------------
      Tempe                  AZ         111,337

      Tempe                  AZ         165,646

      Tempe                  AZ         133,291

      Fremont                CA         376,260

      Carson                 CA         133,240

      Santa Fe Springs       CA          94,850

      Vernon                 CA         137,307

      La Mirada              CA         220,000

      Anaheim                CA         130,466

      Santa Ana              CA          44,420

      Tustin                 CA          69,763

      Tustin                 CA          75,226

      Ontario                CA         300,136

      Ontario                CA         201,454

      Ontario                CA         180,608

      Ontario                CA         405,864

      Ontario                CA         528,000

      Woodridge              IL         240,000

      Garland                TX         112,881

      Chatsworth             CA          53,292

      Chicago                IL          94,470

      Emeryville             CA         102,501




                                      S2-1

21. CA0010601       Pak'N'Save                       Pak `N' Save

22. CA0010603       Kmart                            Kmart

23. CA0370011       Midtown Shopping Ctr.            4790 West Pico Boulevard

24  CA0374813       Washington Mutual                20001 Prairie Street

25. CA0374814       Commonwealth Life                9301 Oakdale Avenue

26. CA0374815       Valley Associates                9401 Oakdale Avenue

27. CA0374823       W & K  Investment Co.            19755 Nordhoff Place

    CA0374824       W & K  Investment Co.            19737 Nordhoff Place

    CA0374829       W & K  Investment Co.            19734-19736 Dearborn Street

    CA0374830       W & K  Investment Co.            19748 Dearborn Street

    CA0374831       W & K  Investment Co.            19748 Dearborn Street

    CA0374832       W & K  Investment Co.            19735 Dearborn Street

    CA0374835       W & K  Investment Co.            19749 Dearborn Street

    CA0374838       W & K  Investment Co.            19756 Prairie Street


      Emeryville             CA          59,195

      Emeryville             CA         117,000

      Los Angeles            CA            14.7

      Northridge             CA             3.2

      Northridge             CA             3.2

      Northridge             CA             3.5

      Northridge             CA             0.7

      Northridge             CA             1.1

      Northridge             CA             1.1

      Northridge             CA             1.3

      Northridge             CA             1.3

      Northridge             CA             1.1

      Northridge             CA             1.3

      Northridge             CA             1.0



                                      1-2

                                   SCHEDULE 3
                                   ----------

                            Reserve Calculations for
                             Cash Management Periods




Reserves would be paid monthly; however the formula for each Reserve, as set forth below, would be determined on the commencement of the Cash Management Period and each year thereafter.


For all Reserves:

CPI =    Average annual CPI (for the period since the Closing Date)

n =      Number of years since the Closing Date.

S.F. =   Total square footage of properties securing the loan at the time of calculation, excluding square feet of ground lease properties.


R =      Rollover equal to square footage of space by property type with leases maturing over the next 12 months




For Replacement Reserves:

                  [$.15 x ((1+CPI)/n/) x S.F.]/12


For Tenant Improvement Reserves:

                  [[T x (1 + CPI) /n/] x R]/12


Tenant Improvements per square foot for each property type, as described on
Schedule 1, are:


Industrial:              TI =         $1.40 PSF

Retail:                  TR =         $7.50 PSF


                                      S3-1

                                   Schedule 4
                                   ----------
                              Deferred Maintenance



Office:                  TO =        $12.00 PSF

Ground Lease:            N/A


For Leasing Commission Reserves:


                  [[C x (1 + CPI) /n/] x R]/12


Leasing Commissions per square foot for each property type, as described on
Schedule 1, are: (Average Underwritten Market Rent PSF x Average Lease Term x
5%)


Industrial:              CI =         $1.90 PSF


Retail:                  CR =         $5.90 PSF


Office:                  CO =         $6.80 PSF


Ground Lease:            N/A



                                      1-2

                                   Schedule 4
                              Deferred Maintenance

        PN               Property                     Square       Cost of
                                                      Feet        Immediate
                                                                   Repairs
---- ---------- -------------------- --------- ----------  ---------------------
1       CA0591553        1200 East Edinger             39,600       $228,520
                         Tustin, CA


2       CA0010251        1310 University Avenue          3,695       $26,787

                         Berkeley, CA


3       CA0372079        4507-4547 &                   222,656       $25,500
                         4559-4587 Maywood Avenue
                         Vernon, CA



4       CA0591152        222 Bristol                    35,000       $24,615
                         Orange, CA



Immediate Repair Needs
---------------------------
Repair the irrigation
system.  Seal between
construction joints
at truck yard. Paint
metal railing at dock
door ramp and apply
rust inhibitors.
Paint exteriors.
Replace roof and
skylights over
warehouse and office.
Replace office interiors.





Seal coat and restripe parking lot.
Provide weather stripping at rear entry.
Fix roof drainage and re roof. Replace
roof top HVAC equipment. Strap water
heater for seismic hazards. See ADA
recommendations.









 Seal coat paving and restripe.





  Install a cover over the trench on the
 southeast side of the property. Overlay and re-stripe asphalt parking area.

                                   Schedule 4
                              Deferred Maintenance

        PN               Property                      Square        Cost of
                                                         Feet      Immediate
                                                                     Repairs
---- ---------- -------------------- --------- ----------  ---------------------
5       CA0010538        30029-30031 Ahern Avenue       82,944       $20,578
                         Union City, CA


6       CA0372068        4501-4561 East 49th Street     48,187       $20,349
                         Vernon, CA


7       CA0591557        1100 East Edinger              39,600       $19,560
                         Tustin, CA

8       CA0010523        30000 Eigenbrodt Way          116,747       $17,287
                         Union City, CA

9       AZ0131403        2404 South Wilson              93,366       $17,150
                         Tempe, AZ

Immediate Repair Needs
---------------------------------

  Repair the concrete approach at the
 entrance drive to the facility. Replace the four damaged loading dock shelters.
 Replace caulking at expansion joints.
 Replace the non-functional RVAP motor in the rooftop package units.



 Patch and repair roof leaks at skylights.
 Minor paving/ patching.  Paint exterior
 walls. Paint exterior handrails. Repair and reseal windows. Caulk and seal corner walls in offices. Paint existing OH and man doors.



  Sealcoat asphalt parking area.  Repair
 fence along northwest side.



  Replace 10 of the building mounted lights and 1 landscaping lights. Recaulk expansion joints. Seal cracks in the concrete walls. Secure loose hand rail on the interior staircase. Seal cracks in the mineral surface cap sheet.



  Overlay the asphalt parking area in front of dock. Repaint exterior. Remove and replace caulking sealants at construction joints.




                                      S4-2

                                   Schedule 4
                              Deferred Maintenance

        PN               Property                       Square       Cost of
                                                          Feet      Immediate
                                                                      Repairs


---- ---------- -------------------- --------- ----------  ---------------------

10      CA0010511        29959 Ahern Avenue             86,900       $14,388
                         Union City, CA




11      AZ0131405        2925 South Roosevelt          111,337       $14,194
                         Tempe, AZ





12      CA0010510        2900 Faber Street             126,144       $13,020
                         Union City, CA






13      CA0591151        2301 North Glassell            40,000       $12,700
                         Orange, CA





14      AZ0131406        443 West Alameda              133,291       $12,409
                         Tempe, AZ



15      CA0010511        29987-29995 Ahern Avenue       88,704       $10,488
                         Union City, CA





Immediate Repair Needs

-------------------------------

  Replace the three damaged Kelley Tufseal loading dock shelters. Replace the caulking at expansion joints.



  Perform asphalt repairs and surface
 sealcoat parking area.  Screen off
 abandoned equipment to prevent pigeons from inhabiting it.



  Recaulk expansion joints throughout the
 facility. Seal cracks in the concrete wall at the west side of the building. Repair damaged partition wall at the north side of the building.



  Patch asphalt, surface sealcoat and
 restripe parking area.  Add GFCI
 receptacles to sinks and lavatories.




  Perform asphalt parking area repairs.
 Perform maintenance on evaportive coolers.



  Replace the caulking at expansion joints.



                                      S4-3

                                   Schedule 4
                              Deferred Maintenance

        PN               Property                       Square        Cost of
                                                          Feet      Immediate
                                                                      Repairs


---- ---------- -------------------- --------- ----------  ---------------------

16      CA0591430        1717, 1719, &                  61,126        $9,983
                         1721 S. Grand Avenue
                         Santa Ana, CA




17      CA0010513        30009-30023 Ahern Avenue       44,972        $9,326
                         Union City, CA



18      CA0591504        1311 Valencia Avenue           69,763        $9,170
                         Tustin, CA




19      CA0713526        5351 Jurupa Street            405,864        $9,125
                         Ontario, CA






20      CA0591103        2245 North Glassell            54,177        $8,925
                         Orange, CA




 Immediate Repair Needs


------------------------------------

 Inspect and seal large cracks in parking areas. Sealcoat and restripe parking areas. Repaint and reletter concrete curbing. ADA recommendations.



  Replace the caulking at expansion joints.




  Perform asphalt overlay.  Re-grade the
 area along the east parking area to drain into the concrete swales and repair base failure on east side when asphalt overlay is performed. Inspect leak under HVAC equipment Update elevator inspection.





  Seal cracks in concrete pavement at
 loading dock areas. Repaint steel picket security gates at loading dock entrances.
 Repair and repaint broken gates at dumpster enclosures. Also see ADA recommendations.



  Repair asphalt parking and apply surface sealcoat. Replace sagging lavatory counters in restrooms.






                                      S4-4

                                   Schedule 4
                              Deferred Maintenance

        PN               Property                      Square        Cost of
                                                         Feet      Immediate
                                                                     Repairs


---- ---------- -------------------- --------- ----------  ---------------------

21      CA0372082        4665 East 49th Street          49,250        $8,914
                         Vernon, CA



22      CA0591252        324 West Blueridge Avenue      38,793        $8,720
                         Orange, CA



23      CA0372081        4592-4626 East 48th            61,680        $7,400
                         Street &
                         4593-4625 East 49th Street
                         Vernon, CA



24      CA0010525        6909 Las Positas              131,128        $7,394
                         Livermore, CA



25      CA0374501        1700 Bay Street                72,584        $7,100







26      CA0370130        12801 Busch Place and         169,638        $6,394
                         Greenleaf Avenue
                         Santa Fe Springs, CA




Immediate Repair Needs


---------------------------------


 Patch cracking on exterior walls and
 repaint.  Secure roof access ladder.
 Replace missing H/C parking sign.





  Repair separated waste pipe on north side.




 Patch and repair roof leaks at sky lights.
 Minor AC paving patching.  Remove and
 replace concrete at low spot at 4604 E.
 48th Street.



 Reseal and restripe parking and drive
 areas. Repaint exterior metal doors.



 Patch and repair roof and skylights. Patch and cracking on exterior walls and repaint. Repair concrete paving cracks.
 Replace damaged ceiling tiles.  Paint
 handicap parking sign.



 Seal coat and restripe. ADA recommendations.


                                      S4-5

                                   Schedule 4
                              Deferred Maintenance

        PN               Property                       Square        Cost of
                                                          Feet      Immediate
                                                                      Repairs



---- ---------- -------------------- --------- ----------  ---------------------

27      CA0591512        15222 Del Amo                  59,825        $5,480
                         Tustin, CA






28      CA0373101        16400 Trojan Way              220,000        $5,010
                         La Mirada, CA







                          Total Immediate Repairs:                  $580,486

     125% of Repairs = Amount Escrowed at Closing:                  $725,600



 Immediate Repair Needs


--------------------------------


  Surface sealcoat parking area and
 restripe. Remove stored items from in front of the main electrical equipment. Update elevator inspection. Replace insulation on lavatory pipes.



 Replant grass. Repair CMU retaining wall.
 Repair potholes. Replace bumpers on loading docks. Repair curbs, damaged concrete wall, cracked floor and tilt-up walls, concrete steps, and bent hand rails. Replace damaged gates. ADA recommendations.




                                      S4-6

                                 SCHEDULE 5.1(w)

                                   Flood Zones




------------------------- ------------------------------------------ -----------

PN#                       Property Address                           City
------------------------- ------------------------------------------ -----------
------------------------- ------------------------------------------ -----------

CA0010591                 6120 Stewart Ave.                          Fremont
------------------------- ------------------------------------------ -----------
------------------------- ------------------------------------------ -----------

CA0010592                 41300-41400 Boyce Road                     Fremont
------------------------- ------------------------------------------ -----------
------------------------- ------------------------------------------ -----------

CA0370011                 4790 West Pico Blvd.                       Los Angeles
------------------------- ------------------------------------------ -----------
------------------------- ------------------------------------------ -----------

CA0850031                 Trimble & Zanker Rd.                       San Jose
------------------------- ------------------------------------------ -----------
------------------------- ------------------------------------------ -----------

CA0850032                 590 Brennan St.                            San Jose
------------------------- ------------------------------------------ -----------
------------------------- ------------------------------------------ -----------

GATXStockton              6810 S. Mckinley                           Stockton
------------------------- ------------------------------------------ -----------












------- ----------- ------------------

        State       Flood Zone
------- ----------- ------------------
------- ----------- ------------------

        CA          AO
------- ----------- ------------------
------- ----------- ------------------

        CA          AO
------- ----------- ------------------
------- ----------- ------------------

        CA          AO
------- ----------- ------------------
------- ----------- ------------------

        CA          AH
------- ----------- ------------------
------- ----------- ------------------

        CA          AO
------- ----------- ------------------
------- ----------- ------------------

        CA          AO/X
------- ----------- ------------------

                              SCHEDULE 5.1(ee)(ii)

                                 Lease Defaults




----------------- ---------------------------------- --------------------------

PN#               Property                           Tenant
----------------- ---------------------------------- --------------------------

CA0010601         East Bay Bridge 1199 40th Street   Pak N Save


                  Emeryville, CA
----------------- ---------------------------------- --------------------------
----------------- ---------------------------------- --------------------------

CA0591031         4905 E. La Palma Anaheim, CA       Micro Technology


----------------- ---------------------------------- --------------------------
----------------- ---------------------------------- --------------------------

CA037285          4575 District Blvd. Vernon, CA     Lucky Brand Dungarees

----------------- ---------------------------------- --------------------------





--------------------------------------

Description
--------------------------------------

Non-payment of prior year CAM
reconciliation totaling about $54K.
The amount is in dispute.

--------------------------------------
--------------------------------------

Non-payment of prior year tax
reconciliation totaling $96K.  The
amount is in dispute.
--------------------------------------
--------------------------------------

Non-payment of rent totaling about
$12K.
--------------------------------------




                                    S5.1(ee)(ii)-1

                              SCHEDULE 5.1(ee)(iii)

                     Rent Paid More than 30 Days in Advance




The following Ground Lease Tenants pay Base Rent quarterly in advance, most recently with a due date of October 1, 1998:




--------------------------------------------------------------------------------

PN#               Tenant Name             Address
--------------------------------------------------------------------------------

CA0370225         Greenleaf Associates    12865 Ann Street, Santa Fe Spring, CA
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

CA0374814         Commonwealth Life       9301Oakdale Avenue, Northridge, CA
                                          91311
                  Insurance
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

CA0374815         Valley Associates       9401 Oakdale Avenue, Northridge, CA
                                          91311
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

CA0374816         Lot 17 Associates       19900 Plummer Street, Northridge, CA
                                          91311
--------------------------------------------------------------------------------
-------------------------------------------------------------------------------

CA0374823         W&K Investment Co.      19755 Nordoff Place, Northridge, CA
                                          91311
-------------------------------------------------------------------------------
--------------------------------------------------------------------------------

CA0374824         W&K Investment Co.      19737 Nordoff Place, Northridge, CA
                                          91311
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

CA0374825         Gerald L. Katell Trust  9111 Corbin Avenue, Northridge, CA
                  and Linda J. Katell     91311
                  Trust
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

CA0374827         Lot 30 Associates       9145 Corbin Avenue, Northridge, CA
                                          91311
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

CA0374828         Lot 30 Associates       9145 Corbin Avenue, Northridge, CA
                                          91311
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

CA0374829         W&K Investment Co.      19734-19736 Dearborn Street,
                                          Northridge, CA 91311
--------------------------------------------------------------------------------
-------------------------------------------------------------------------------

CA0374830         W&K Investment Co.      19749 Dearborn Street, Northridge, CA
                                          91311
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

CA0374831         W&K Investment Co.      19748 Dearborn Street, Northridge, CA
                                          91311
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

CA0374832         W&K Investment Co.      19735 Dearborn Street, Northridge, CA
                                          91311
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

CA0374833         Northridge Associates   9221 Corbin Avenue, Northridge, CA
                                          91312
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

CA0374834         Northridge Associates   9221 Corbin Avenue, Northridge, CA
                                          91312
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

CA0374835         W&K Investment Co.      9255 Corbin Avenue, Northridge, CA
                                          91311
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

CA0374836         W&K Investment Co.      9255 Corbin Avenue, Northridge, CA
                                          91311
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

CA0374837         W&K Investment Co.      9255 Corbin Avenue, Northridge, CA
                                          91311
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

CA0374838         W&K Investment Co.      19756 Praire Street, Northridge, CA
                                          91311
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

CA0374839         W&K Investment Co.      9301 Corbin Avenue, Northridge, CA
                                          91311
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                                           S5.1(ee)(iii)-1




CA0374840         W&K Investment Co.      9401 Corbin Avenue, Northridge, CA
                                          91311
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

CA0374841         Charles Dunn Co.        9451Corbin Avenue, Northridge, CA
                                          91311
--------------------------------------------------------------------------------



                                          S5.1(ee)(iii)-2

                               SCHEDULE 5.1(ee)(v)

                            Tenants Not in Occupancy




------------------- ----------------------------- ---------------------

PN#                 Property                      Property Type
------------------- ----------------------------- ---------------------
CA0010525           6909 Las Positas Rd.          Industrial Bldg


                    Livermore, CA
------------------- ----------------------------- ---------------------
------------------- ----------------------------- ---------------------

CA0713561           751 N. Vintage Ave.           Industrial Bldg
                    Ontario, CA




Description
---------------------------------------

A tenant, M.A. Hannah Resin has
executed a lease for 42,624, sf, but
will not take occupancy until 11/1/98


---------------------------------------
---------------------------------------

A tenant, URS Logistics Inc. dba
Americold, has executed a lease for
130,454 sf, but will not take
occupancy until 12/1/98



                                                    S5.1(ee)(v)-1

                              SCHEDULE 5.1(ee)(ix)

                            Tenant Affiliated Leases







----------------------- ------------------------- ---------------

Affiliate Name          Address                   Sq. Ft.
----------------------- ------------------------- ---------------
----------------------- ------------------------- ---------------

Catellus Residential    3990 Westerly Place       3,848
Group                   Ste. 100


                        Newport Beach, CA
----------------------- ------------------------- ---------------
----------------------- ------------------------- ---------------

Catellus Development    4000 Westerly Place       4,877
Corporation             Ste. 200


                        Newport Beach, CA
----------------------- ------------------------- ---------------





 ------------------------- -----------------

 Commencement Date         Expiration Date
 ------------------------- -----------------
 ------------------------- -----------------

 March 1, 1998             February 28,
                           2001



 ------------------------- -----------------
 ------------------------- -----------------

 July 1, 1998              June 30, 2001


                                S5.1(ee)(ix)-1